                                                                  EXECUTION COPY


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                 AMENDED AND RESTATED COMMON SECURITY AGREEMENT

                                      among

                           PORT ARTHUR FINANCE CORP.,
                                  as Borrower,

                         PORT ARTHUR COKER COMPANY L.P.,
                         as Partnership and Guarantor,

                           SABINE RIVER HOLDING CORP.,
                     as General Partner of the Partnership,

                           NECHES RIVER HOLDING CORP.,
                     as Limited Partner of the Partnership,

                         THE PREMCOR REFINING GROUP INC.

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                 as Collateral Trustee for the Secured Parties,

                                 HSBC BANK USA,
       as Capital Markets Trustee for the Capital Markets Senior Lenders,

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                               as Depositary Bank

                             Dated as of June 6, 2002



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

                                Table of Contents

Section                                                                                    Page
                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

1.01  Definitions ........................................................................    2
1.02  Interpretation .....................................................................    2
1.03  References to this Document ........................................................    3
1.04  Conflict ...........................................................................    3

                                   ARTICLE II

                                   SENIOR DEBT

2.01  Senior Debt Obligations Secured Hereby .............................................    3
2.02  Pari Passu Treatment ...............................................................    3
2.03  Guaranteed Senior Debt Obligations .................................................    3
2.04  Optional Prepayments ...............................................................    3
2.05  Mandatory Prepayments of Senior Debt with Certain Proceeds .........................    4
2.06  Pro Rata Payment of Senior Debt Obligations ........................................    4
2.07  Non-Pro Rata Prepayments ...........................................................    4
2.08  Insufficient Payments ..............................................................    5
2.09  Additional Senior Debt .............................................................    6
2.10  Replacement Senior Debt ............................................................    7

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

3.01  Representations and Warranties of the Borrower, the Partnership, the
      Partners and PRG ...................................................................    9

                                   ARTICLE IV

                                    COVENANTS

4.01  Covenants of the Borrower and the Partnership ......................................   14
4.02  Covenants of the Partners ..........................................................   23
4.03  Covenant of PRG ....................................................................   25
4.04  Common Covenant ....................................................................   25

                                       i

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                                    ARTICLE V

                                    ACCOUNTS

5.01  Accounts .......................................................................   25
5.02  Subaccounts ....................................................................   28
5.03  Principal and Interest Accrual Account .........................................   28
5.04  Debt Service Reserve Account ...................................................   29
5.05  Casualty Insurance Proceeds and Condemnation Compensation ......................   29
5.06  Mandatory Prepayment Account ...................................................   30
5.07  Investment of Funds in Accounts ................................................   30
5.08  Withdrawals from Accounts During the Continuance of a Default ..................   31
5.09  Reports and Certifications .....................................................   31
5.10  Unsecured Accounts .............................................................   32

                                   ARTICLE VI

                               SECURITY INTERESTS

6.01  Confirmation of Security Interests .............................................   32
6.02  Property and Improvements of the Partnership ...................................   32
6.03  General Partner's Interest in the Partnership ..................................   33
6.04  Limited Partnership Interest in the Partnership ................................   35
6.05  The Partnership's Shares in the Borrower .......................................   36
6.06  Interests in Accounts and Authorized Investments ...............................   37
6.07  The Project Documents, Sales Agreements and Spot Contracts .....................   37
6.08  Insurance and Insurance Proceeds; Reinsurance ..................................   39
6.09  All Personal Property Including Machinery and Equipment, Technology
      General Intangibles, Accounts and Other Personal Property ......................   40
6.10  Permitted Hedging Arrangements .................................................   40
6.11  Intercompany Loans from the Borrower to the Partnership ........................   40
6.12  Proceeds, Products, Etc ........................................................   41
6.13  Perfection and Maintenance of Security Interests ...............................   41
6.14  Rights in Collateral Prior to Enforcement Direction ............................   43
6.15  Liability of Borrower Parties ..................................................   44
6.16  Release of Security Interests ..................................................   45
6.17  PMI Subordinated Lien ..........................................................   45

                                   ARTICLE VII

                                    INSURANCE

7.01  Maintenance of Insurance .......................................................   45
7.02  Additional Insureds and Loss Payees Provisions .................................   45

                                       ii

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7.03   Other Lender Provisions in Policies ............................................   46
7.04   Payment, Assignment, Etc. of Reinsurance or Co-Insurance .......................   46
7.05   Rated Insurers .................................................................   47
7.06   Payment of Premiums ............................................................   47
7.07   Application of Insurance Proceeds ..............................................   47
7.08   Information ....................................................................   48
7.09   Insurance Consultant ...........................................................   49

                                  ARTICLE VIII

                                    REPORTING

8.01   Regular Reporting ..............................................................   49
8.02   Notice of Extraordinary Events .................................................   51
8.03   Books and Records ..............................................................   51

                                   ARTICLE IX

                           COMMON CONDITIONS PRECEDENT

9.01   Common Conditions Precedent to Disbursements of Senior Loans ...................   51

                                    ARTICLE X

                         EVENTS OF DEFAULT AND REMEDIES

10.01  Events of Default ..............................................................   52
10.02  Declaration of Default .........................................................   54
10.03  Cessation of Default ...........................................................   54
10.04  Remedies .......................................................................   54
10.05  Enforcement Action .............................................................   56
10.06  Incidents of Sale ..............................................................   56
10.07  Collateral Trustee May File Proofs of Claim ....................................   56
10.08  Collateral Trustee May Enforce Claims ..........................................   57
10.09  Control of Enforcement Action ..................................................   57
10.10  Limitation on Suits ............................................................   57
10.11  Enforcement Proceeds Account ...................................................   58
10.12  Application of Enforcement Proceeds ............................................   58

                                   ARTICLE XI

                               RESTRICTED PAYMENTS

11.01   Restricted Payments ...........................................................   59

                                      iii

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
Section                                                                            Page
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                                   ARTICLE XII

                                    GUARANTEE

12.01  Guarantee by the Partnership, the Partners and PRG ........................   60

                                  ARTICLE XIII

                             THE COLLATERAL TRUSTEE

13.01  Appointment of Collateral Trustee .........................................   61
13.02  Delivery of Documentation .................................................   61
13.03  Attorney-in-Fact ..........................................................   61
13.04  Authority to Act for Secured Parties ......................................   62
13.05  Reliance ..................................................................   63
13.06  Liability .................................................................   63
13.07  Consultation with Counsel, Etc ............................................   63
13.08  Duties ....................................................................   63
13.09  Resignation, Replacement and Successor Collateral Trustee .................   64
13.10  Indemnities ...............................................................   65
13.11  Compensation ..............................................................   66
13.12  Certificates ..............................................................   66
13.13  Information ...............................................................   66
13.14  Books and Accounts ........................................................   66
13.15  Limitation on Collateral Trustee's Duties in Respect of Collateral ........   67
13.16  Right to Initiate Judicial Proceedings, Etc ...............................   67
13.17  Exculpatory Provisions ....................................................   67
13.18  Merger of the Collateral Trustee ..........................................   68
13.19  Treatment of Senior Lenders by Collateral Trustee .........................   68
13.20  Miscellaneous .............................................................   68

                                   ARTICLE XIV

                                  MISCELLANEOUS

14.01  Effectiveness; Termination ................................................   69
14.02  Calculation of Floating Rate Obligations ..................................   70
14.03  GOVERNING LAW .............................................................   71
14.04  Waiver of Jury Trial ......................................................   71
14.05  Severability ..............................................................   71
14.06  Entire Agreement ..........................................................   71
14.07  Restrictions on Assignments and Participations ............................   71
14.08  Notices ...................................................................   71
14.09  Benefits of Agreement .....................................................   72

                                       iv

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14.10  Remedies ...............................................   72
14.11  Execution in Counterparts ..............................   73
14.12  Consent to  Jurisdiction ...............................   73
14.13  Amendments, Etc ........................................   74
14.14  Conflicts ..............................................   74
14.15  Compliance with Applicable Law .........................   74
14.16  Indemnification ........................................   75

APPENDICES

A.     Definitions
B.     Initial Senior Lender Group
C.     Reserved
D.     Form of Assignment and Acceptance
E.     Consents and Approvals for Agreements
F.     Reserved
G.     Reserved
H.     Form of Mortgage
I.     Form of Consent and Acknowledgment
J.     Schedule of Required Insurance
K.     Reserved
L.     Reserved
M.     Reserved
N.     Reserved
O.     Reserved
P.     Notices
Q.     Debt Subordination Terms
R.     Lien Subordination Terms

                 AMENDED AND RESTATED COMMON SECURITY AGREEMENT

               This Agreement, dated as of June 6, 2002, is made among:

               PORT ARTHUR FINANCE CORP., a corporation organized under the laws of the State of Delaware,

               PORT ARTHUR COKER COMPANY L.P., a limited partnership organized under the laws of the State of Delaware,

               SABINE RIVER HOLDING CORP., a corporation organized under the laws of the State of Delaware,

               NECHES RIVER HOLDING CORP., a corporation organized under the laws of the State of Delaware,

               THE PREMCOR REFINING GROUP INC., a corporation organized under the laws of the State of Delaware,

               DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as "Bankers Trust Company"), a banking corporation incorporated under the laws of the State of New York, as Collateral Trustee for the Secured Parties,

               HSBC BANK USA, a New York banking corporation and trust company, as Capital Markets Trustee for the Capital Markets Senior Lenders, and

               DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as "Bankers Trust Company"), a banking corporation incorporated under the laws of the State of New York, as Depositary Bank.

               WHEREAS:

               A. The Parties hereto entered into a Common Security Agreement, dated as of August 19, 1999 (the "Original CSA"), to induce the Senior Lenders thereunder to provide Senior Debt to the Borrower and to induce the Oil Payment Insurers to provide the Oil Payment Insurance Policy;

               B. Clark Refining Holdings Inc., Clark Refining & Marketing, Inc. and Clark USA, Inc. have changed their names to Premcor Inc., The Premcor Refining Group Inc. and Premcor USA Inc., respectively, effective May 10, 2000;

               C. Prior to the effectiveness hereof, the Borrower will make an Optional Prepayment in respect of all the outstanding Bank Senior Debt;

               D. Concurrently with the effectiveness hereof, the Oil Payment Insurance Policy and the Debt Service Reserve Guarantee Arrangement will be terminated;

               E. The Borrower, the Partnership, the General Partner and the Limited Partner have proposed to amend and restate the Original CSA in order to eliminate or modify certain covenants and agreements contained therein (including the agreements to maintain the Oil Payment Insurance Policy and the Debt Service Reserve Guarantee Arrangement), to release certain security interests created thereby and to make other changes related or incidental to the foregoing;

               F. The Capital Markets Senior Lenders have granted the requisite consents to, and a Ratings Reaffirmation has been obtained with respect to, the actions and amendments described in the preceding recitals;

               G.  Final Completion was achieved on December 27, 2001; and

               H. All things have been done that are necessary to constitute this Agreement the valid and legally binding contract and security agreement of the Borrower, the Partnership, the General Partner and the Limited Partner.

               NOW, THEREFORE, to secure the Senior Debt Obligations and the performance of all obligations under the Senior Loan Agreements, the Notes, this Agreement and the other Security Documents, and, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Partnership, the General Partner, the Limited Partner and PRG hereby agree with the Collateral Trustee, the Depository Bank and the Capital Markets Trustee as follows:


                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

               1.01 Definitions. Defined terms in this Agreement and the Appendices to this Agreement, which may be identified by the capitalization of the first letter of each principal word thereof, have the meanings assigned to them in Appendix A.

               1.02 Interpretation. In this Agreement and in the Appendices hereto, except to the extent that the context otherwise requires:

                     (a) the Table of Contents and headings are for convenience only and shall not affect the interpretation of this Agreement;

                     (b) unless otherwise specified, references to Articles, Sections, clauses and Appendices are references to Articles, Sections, clauses and Appendices to this Agreement;

                     (c) references to any document or agreement, including without limitation this Agreement, shall be deemed to include references to such document or agreement (together with all appendices, annexes and schedules thereto) as amended, supplemented, replaced or restated from time to time in accordance with its terms and (where applicable) subject to compliance with the requirements set forth therein;

                     (d) references to any party to this Agreement or any other document or agreement shall include its successors and permitted assigns; and

                     (e) accounting terms not otherwise defined shall be construed in accordance with GAAP.

               1.03 References to this Document. Each reference in the other Financing Documents to "the Common Security Agreement", "thereunder", "therein", "thereof' or words of like import referring to this Agreement shall be a reference to this Amended and Restated Common Security Agreement (this "Agreement").

               1.04 Conflict. In the event of any conflict between this Agreement and any other Financing Document, this Agreement shall govern.

                                   ARTICLE II

                                   SENIOR DEBT

               2.01 Senior Debt Obligations Secured Hereby. All Senior Debt Obligations shall be secured by and entitled to the benefits of this Agreement and the security interests granted by or pursuant to this Agreement and the Security Documents. The Initial Senior Lenders, the Initial Senior Debt, the Initial Senior Debt Commitments and the Indenture are each identified in Appendix B.

               2.02 Pari Passu Treatment. All Senior Debt Obligations shall rank in right of payment, upon liquidation and in all other respects pari passu without preference among Senior Debt Obligations by reason of date of incurrence or otherwise.

               2.03 Guaranteed Senior Debt Obligations. All Senior Debt Obligations of the Borrower shall be unconditionally guaranteed by the Partnership, the Partners and PRG in accordance with Article XII.

               2.04 Optional Prepayments. Subject to Section 2.06 and the Senior Loan Agreements, the Partnership, or the Borrower at the direction of the Partnership, shall have the right to make Optional Prepayments in respect of Senior Loans at any time or from time to time, provided that:

                     (a) subject to the applicable Senior Loan Agreement or Senior Loan Agreements, the Borrower Parties shall give not less than three Business Days' prior notice of any Optional Prepayment to the Collateral Trustee; and

                     (b) Optional Prepayments under this Section 2.04 shall be made in accordance with, and shall be accompanied by any prepayment compensation required by, the applicable Senior Loan Agreement or Senior Loan Agreements.

          2.05 Mandatory Prepayments of Senior Debt with Certain Proceeds. The Partnership, or the Borrower at the direction of the Partnership, shall apply the following to the prepayment of Senior Loans, in each case in accordance with the applicable Senior Loan Agreement or Senior Loan Agreements:

                (a) any Loss Proceeds in respect of any casualty to Project Property (other than Released Collateral) to the extent such Loss Proceeds are not applied toward repairing, replacing or restoring the relevant Project Property in accordance with Section 7.07;

                (b) upon receipt, (i) any Late Payments, to the extent that the Partnership (A) does not utilize such Late Payments to make payments to PMI pursuant to Section 4.4 or 16.5 of the Long-Term Oil Supply Agreement and
     (B) need not direct such Late Payments to the payment of interest on the Senior Debt and (ii) Buydown Payments made by the EPC Contractor under
     Section 6 of the EPC Contract or any amounts recovered from the EPC Contractor under the EPC Contract for failure to achieve any of the Guaranteed Values or the Guaranteed Performance Dates;

                (c) any business interruption or contingent business interruption insurance to the extent that the relevant Project Property is not repaired, replaced or restored; and

                (d) upon receipt, any Condemnation Compensation.

          In addition, upon the occurrence of a Constructive Total Loss of Project Property, the Partnership, or the Borrower at the direction of the Partnership, shall prepay in full all Senior Loans then outstanding, in accordance with the applicable Senior Loan Agreement or Senior Loan Agreements.

          Mandatory Prepayments required to be made pursuant to this Section
2.05 shall be applied to reduce the remaining principal installments of Senior Loans pro rata as to each remaining principal installment outstanding.

          2.06 Pro Rata Payment of Senior Debt Obligations. Each payment, Optional Prepayment or Mandatory Prepayment, other than an Optional Prepayment or Mandatory Prepayment made in accordance with Section 2.07, by the Partnership, or the Borrower at the direction of the Partnership, to a Senior Lender in respect of Senior Debt Obligations shall be a Pro Rata Payment.

          2.07 Non-Pro Rata Prepayments. Notwithstanding Section 2.06, subject to the terms of the applicable Senior Loan Agreement or Senior Loan Agreements, the Borrower Parties may:

                (a) make an Optional Prepayment, in whole or in part, of Senior Loans owed to Senior Lenders in one or more Senior Lender Groups without making a Pro Rata Payment to any Senior Lenders in any other Senior Lender Group if such payment or prepayment is made (i) with Equity Funding, (ii) with the proceeds of Replacement Senior Debt incurred by the Borrower in compliance with the requirements of Section 2.10 or (iii) from funds otherwise available for Restricted Payments pursuant to Section 11.01. Each such Optional Prepayment shall be a Pro Rata Payment among the Senior Lenders in each Senior Lender Group being prepaid;

                (b) make an Optional Prepayment of Senior Loans owed to all Senior Lenders without making a Pro Rata Payment to the Capital Markets Senior Lenders, provided that such Optional Prepayment is a Pro Rata Payment among all Senior Lenders (other than the Capital Markets Senior Lenders); and

                (c) make a Mandatory Prepayment in whole or in part of Senior Debt Obligations owed to any Senior Lender that is entitled to or has received such Mandatory Prepayment as compensation for costs incurred by it in connection with making or maintaining its Senior Loans under its Senior Loan Agreement in excess of costs incurred generally by the other Senior Lenders, or because it has become unlawful for it to honor its obligation to make or maintain Senior Loans under its Senior Loan Agreement and it has not become unlawful generally for the other Senior Lenders to honor their obligations to make or maintain Senior Loans to the Borrower under their Senior Loan Agreement or Senior Loan Agreements without making a Pro Rata Payment to any other Senior Lenders, provided that such payment or prepayment is made (i) with Equity Funding, (ii) with the proceeds of Replacement Senior Debt incurred by the Borrower in compliance with the requirements of Section 2.10 or (iii) from funds otherwise available for Restricted Payments pursuant to Section 11.01.

          2.08 Insufficient Payments. If, at any time at which any Senior Debt Obligations are payable by the Partnership, or the Borrower at the direction of the Partnership, to a Senior Lender, such Senior Lender receives insufficient funds from the Partnership or the Borrower, as the case may be, to pay in full all Senior Debt Obligations payable to such Senior Lender at such time pursuant to its Senior Loan Agreement or this Agreement, the funds so received by such Senior Lender shall be applied to the payment of amounts owing by the Borrower as such Senior Lender may determine from time to time and in any order of priority, provided that, so long as no Senior Loan has been accelerated, such funds shall be applied in a manner that is consistent with the following order of priority:

          first, to pay outstanding fees, costs, expenses, reimbursements and indemnities then due and payable to the Collateral Trustee, the Depositary Bank or any Applicable Agent;

          second, to pay interest (other than overdue interest), fees, expenses, indemnities and breakage costs then due and payable to such Senior Lender;

          third, to pay overdue interest then due and payable to such Senior Lender;

          fourth, to pay principal (other than overdue principal) and redemption or prepayment premiums then due and payable to such Senior Lender; and

          fifth, to pay overdue principal then due and payable to such Senior Lender.

          2.09 Additional Senior Debt. (a) At any time, and from time to time, the Partnership, or the Borrower at the direction of the Partnership, may enter into agreements providing for commitments to lend, and may incur, in addition to the Initial Senior Debt and any Replacement Senior Debt, without the prior consent of Senior Lenders, Indebtedness secured by the Collateral and entitled to the benefits of this Agreement and the other Security Documents ("Additional Senior Debt"), provided that in each case such Additional Senior Debt shall be incurred subject to the following conditions:

                      (i) if the proceeds of such Additional Senior Debt incurred or committed will be used solely to finance or refinance Mandatory Capital Expenditures permitted to be made by the Partnership under the Financing Documents, a Responsible Officer certifies to the Collateral Trustee, and the Independent Engineer confirms, that (A) no Event of Default or Potential Default has occurred and is Continuing,
          (B) the amount and scope of such Mandatory Capital Expenditures are
          (1) necessary to comply with a change in applicable environmental, health, safety or other laws or regulations binding on the Partnership or (2) otherwise necessary to operate the Heavy Oil Processing Facility in accordance with Section 4.01(o) and (C) after giving effect to the incurrence of all Additional Senior Debt, and based on reasonable assumptions verified by the Independent Engineer, (1) the minimum Debt Service Coverage Ratio for each remaining calendar year through final maturity of the Senior Debt shall be not less than 1.5:1.0 and (2) the average annual Debt Service Coverage Ratio from the date of incurrence of such Additional Senior Debt through final maturity of the Senior Debt shall be not less than 2.0:1.0;

                      (ii) if the proceeds of such Additional Senior Debt incurred or committed will be used solely to finance or refinance Discretionary Capital Expenditures permitted to be made by the Partnership under the Financing Documents, a Responsible Officer certifies to the Collateral Trustee, and the Independent Engineer confirms, that (A) no Event of Default or Potential Default has occurred and is Continuing, (B) after giving effect to the incurrence of all Additional Senior Debt, and based on reasonable assumptions verified by the Independent Engineer, (1) the minimum Debt Service Coverage Ratio for each remaining calendar year through final maturity of the Senior Debt shall be not less than 2.0:l.0 and (2) the average annual Debt Service Coverage Ratio from the date of incurrence of such Additional Senior Debt through final maturity of the Senior Debt shall be not less than 2.6:1.0, (C) the Partnership obtains a Ratings Reaffirmation and (D) the aggregate principal amount of all such Additional Senior Debt for Discretionary Capital Expenditures does not exceed $50 million;

                         (iii) such Additional Senior Debt ranks in right of
               payment, upon liquidation and in all other respects pari passu with all other Senior Debt, without preference among Senior Debt Obligations by reason of date of incurrence or otherwise; and

                         (iv) the lender of the Additional Senior Debt (or an
               agent or trustee therefor and on behalf thereof) shall have executed and delivered to the Collateral Trustee an agreement in substantially the form of the assumption agreement attached as Appendix D hereto pursuant to which such lender (or an agent or trustee therefor and on behalf thereof) agrees (A) to become a party to this Agreement and the Transfer Restrictions Agreement,
               (B) to be bound as a Senior Lender by all the terms and conditions of this Agreement and the Transfer Restrictions Agreement and (C) to perform all the obligations of a Senior Lender under this Agreement and the Transfer Restrictions Agreement in accordance with the terms hereof and thereof, and which assumption agreement shall have attached thereto a copy of the proposed Senior Loan Agreement relating to the Additional Senior Debt (which shall disclose the tenor and amortization schedule of such Additional Senior Debt and the rate, or the rate basis and margin in the case of a floating rate, at which such Additional Senior Debt shall bear interest).

                    (b) Commitments for Additional Senior Debt permitted under this Section 2.09 shall be considered Senior Debt Commitments for all purposes of this Agreement. Loan agreements pursuant to which such Additional Senior Debt is incurred or committed to be lent shall be considered Senior Loan Agreements for all purposes of this Agreement. Appendix B shall be deemed to be amended from time to time to make reference to any such Senior Loan Agreements.

                    (c) Any incurrence of Additional Senior Debt other than in accordance with clause (a) of this Section 2.09 shall require the prior consent of Requisite Lenders.

               2.10 Replacement Senior Debt. (a) At any time, and from time to time, the Partnership, or the Borrower at the direction of the Partnership, may enter into commitments to incur, and may incur, to replace the Initial Senior Debt, without the consent of the Senior Lenders, Indebtedness secured by the Collateral and entitled to the benefits of this Agreement and the other Security Documents for the purpose of paying or prepaying all or any part of the Initial Senior Debt in accordance with Section 2.07 (including any redemption and prepayment premiums and other refinancing fees or expenses) or replacing all or part of the unutilized or canceled part of the related outstanding Senior Debt Commitments ("Replacement Senior Debt"), provided that in each case the following conditions shall have been satisfied:

                         (i) (A) the aggregate principal amount of such Replacement Senior Debt does not exceed the sum of the amount of Senior Debt Obligations being paid or prepaid and the unutilized or canceled part of the Senior Debt Commitments being replaced,
               (B) such Replacement Senior Debt has a Weighted Average Life no shorter, and a final maturity date no earlier, than that of the Senior Debt being replaced, (C) the projected average Debt Service Coverage Ratio through January 15, 2009, calculated on a pro forma basis reflecting the incurrence of such Replacement Senior Debt, is not less than 2.2:l.0 and (D) the Partnership has obtained a Ratings Reaffirmation;

                         (ii) the Partnership shall have delivered to the Collateral Trustee, no less than 30 Business Days prior to the date such Replacement Senior Debt is to be incurred or such agreements providing for such commitments are entered into, a certificate signed by a Responsible Officer (A) identifying the lender of the Replacement Senior Debt, (B) certifying that the Replacement Senior Debt is or will be incurred solely for the purposes of making a payment or prepayment of Senior Debt Obligations (including any redemption and prepayment premiums and other refinancing fees or expenses) or for replacing all or any part of the unutilized or canceled part of any outstanding Senior Debt Commitment, and (C) certifying that the conditions set forth in subclause (i) of this clause (a) have or will have been satisfied upon the incurrence of the Replacement Senior Debt; and

                         (iii) the lender of the Replacement Senior Debt (or an
               agent or trustee therefor and on behalf thereof) shall have executed and delivered to the Collateral Trustee an agreement in substantially the form of the assumption agreement attached as Appendix D hereto pursuant to which such lender (or an agent or trustee therefor and on behalf thereof) agrees (A) to become a party to this Agreement and the Transfer Restrictions Agreement,
               (B) to be bound as a Senior Lender by all the terms and conditions of this Agreement and the Transfer Restrictions Agreement and (C) to perform all the obligations of a Senior Lender under this Agreement and the Transfer Restrictions Agreement in accordance with the terms hereof and thereof, and which assumption agreement shall have attached a copy of the proposed Senior Loan Agreement relating to the Replacement Senior Debt (which shall disclose the tenor and amortization schedule of such Replacement Senior Debt and the rate, or the rate basis and margin in the case of a floating rate, at which such Replacement Senior Debt shall bear interest).

                    (b) Commitments for Replacement Senior Debt permitted under this Section 2.10 shall be considered Senior Debt Commitments for all purposes of this Agreement. Loan agreements pursuant to which such Replacement Senior Debt is incurred or committed to be lent shall be considered Senior Loan Agreements for all purposes of this Agreement. Appendix B shall be deemed to be amended from time to time to make reference to any such Senior Loan Agreements.

                    (c) Any incurrence of Replacement Senior Debt other than in accordance with clause (a) of this Section 2.10 shall require the prior consent of Requisite Lenders.

                    (d) Notwithstanding anything in this Section 2.10 to the contrary, any Replacement Senior Debt incurred pursuant to clause (a) of this
Section 2.10 shall be incurred, in the case of Capital Markets Senior Debt, pursuant to a supplemental indenture in accordance with Article Nine of the Indenture.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

               3.01 Representations and Warranties of the Borrower, the Partnership, the Partners and PRG. Each of the Borrower, the Partnership, the Partners and PRG represents and warrants to the Collateral Trustee, the Capital Markets Trustee, the Depositary Bank and each Senior Lender, in each case with respect to itself, that:

                    (a) Organization and Business. It is a corporation, in the case of the Borrower, each of the Partners and PRG, or a limited partnership, in the case of the Partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware, has all power and authority (corporate and other) necessary under the laws of the State of Delaware to own its properties and to carry on its business as presently conducted, has been duly qualified as a foreign corporation or partnership, as the case may be, for the transaction of business and is in good standing under the laws of the States of Texas and Missouri. Its location for purposes of the NY UCC is the State of Delaware. Except in the case of PRG, it does not own any properties or assets other than those relating to the Coker Project and has not engaged in any business or activity other than the business of the Coker Project.

                    (b) Ownership. The General Partner is the sole general partner of the Partnership; the Limited Partner is the sole limited partner of the Partnership; the Partners together own direct and beneficial interests in all the partnership capital of the Partnership, free and clear of all liens, encumbrances, equities or claims (other than those in favor of the Secured Parties); and no other person has any other interest in or right to any of the Partnership's partnership capital. Upon completion of the transactions contemplated by Section 5.02 of the Master Amendment Agreement, (i) PRG will own 100% of the outstanding shares of capital stock of the General Partner, free and clear of all liens, encumbrances, equities or claims (except for any Liens thereon or security interests therein granted by PRG from time to time as security for any of its obligations), (ii) no person other than PRG will be a shareholder of the General Partner or have any interest in or rights to any shares of capital stock of the General Partner and (iii)
     all outstanding shares of capital stock of the General Partner will have been duly and validly authorized and issued and will be fully paid and non-assessable. The General Partner owns all of the outstanding shares of capital stock of the Limited Partner, free and clear of all liens, encumbrances, equities or claims; no other person is a shareholder of the Limited Partner or has any interest in or rights to any shares of capital stock of the Limited Partner; and all the outstanding shares of capital stock of the Limited Partner have been duly and validly authorized and issued and are fully paid and non-assessable. The Partnership owns all the outstanding shares of capital stock of the Borrower, free and clear of all liens, encumbrances, equities or claims; no other person is a shareholder of the Borrower or has any interest in or rights to any shares of capital stock of the Borrower; and all the outstanding shares of capital stock of the Borrower have been duly and validly authorized and issued and are fully paid and non-assessable. None of the Borrower, the Partnership nor either of the Partners owns, directly or indirectly, any capital stock or other ownership interests in any Person other than as set forth herein.

                (c) Authority. It has full power and authority to execute and deliver this Agreement, the other Amendment Documents and the PRG Guarantee Documents, in each case to which it is a party and to perform and incur its obligations hereunder and thereunder.

                (d) Binding Agreement. This Agreement, the other Amendment Documents, the PRG Guarantee Documents and the Transaction Documents entered into prior to the date hereof (if amended by the Amendment Documents, as so amended), in each case to which it is a party constitute its valid and legally binding obligations enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Any Transaction Documents that will be executed and delivered by it after the date hereof (and, in the case of those that have been executed and delivered on or prior to the date hereof, any future modifications, supplements or amendments thereto), when executed and delivered by it, will constitute its valid and legally binding obligation enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                (e) Consents and Approvals for Agreements.

                        (i) All Third-Party Authorizations that are necessary for (A) the execution, delivery and performance by it of this Agreement, the other Amendment Documents, the PRG Guarantee Documents and the Transaction Documents entered into prior to the date hereof (if amended by the Amendment Documents, as so amended), in each case to which it is a party, (B) the incurrence of Senior Debt by the Borrower, (C) the guarantee of the Senior Debt by the Partnership, the Partners and PRG and (D) the grant to the Secured Parties of the security interests in the Collateral under the Original CSA and the other Security Documents (and, to the extent applicable, the ratification and confirmation of such security interests pursuant to Article VI) are listed in Appendix E, have been obtained and are in full force and effect, are held in the appropriate party's name, are not subject to appeal, are free from conditions or requirements that cannot be met or complied with and are free from conditions or requirements the compliance with which could reasonably be expected to have a Material Adverse Effect.

                        (ii) All Third-Party Authorizations that are necessary for the execution, delivery and performance by each of the Premcor Entities of the Transaction Documents (if amended by the Amendment Documents, as so amended) to which it is a party have been obtained and are in full force and effect, are held in the appropriate party's name, are not subject to appeal, are free from conditions or requirements that cannot be met or complied with and are free from conditions or requirements the compliance with which could reasonably be expected to have a Material Adverse Effect.

                        (iii) Other than those that are not necessary as of such time and that are expected to be obtained in the ordinary course as and when required, at every time after the date of this Agreement on which this representation is deemed to be made, all Third-Party Authorizations that are necessary for all of the actions referred to in subclauses (i) and (ii) of this clause (e) have been obtained, are in full force and effect, are held in the appropriate party's name, are not subject to appeal, are free from conditions or requirements that cannot be met or complied with and are free from conditions or requirements the compliance with which could reasonably be expected to have a Material Adverse Effect.

                (f) No Conflicts. The compliance by it with all of the provisions of this Agreement, the other Amendment Documents, the PRG Guarantee Documents and the Transaction Documents (if amended by the Amendment Documents, as so amended), in each case to which it is a party and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which it or any of its property or assets may be subject, nor will such action result in any violation of the provisions of its organizational documents or any applicable statute or any order, rule, regulation, injunction, decree, writ or judgment of any court, judicial body, governmental agency or other body having jurisdiction over it or any of its properties or assets.

                (g) No Conflicts with Obligations of the Premcor Entities. To the best of its knowledge after due inquiry, the compliance by it with all the provisions of this Agreement, the other Amendment Documents, the PRG Guarantee Documents and the Transaction Documents (if amended by the

     Amendment Documents, as so amended), in each case to which it is a party and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Premcor Entities is a party or by which any of them is bound or to which any of them or any of their property or assets may be subject, nor will such action result in any violation of the provisions of the Premcor Entities' organizational documents or any applicable statute or any order, rule, regulation, injunction, decree, writ or judgment of any court, judicial body, governmental agency or other body having jurisdiction over any of the Premcor Entities or any of their properties or assets.

                (h) Title to Properties; Security Interests. Each of the Borrower, the Partnership and the Partners has good and valid title to, or a valid, subsisting and enforceable leasehold interest, easement, right of way or auxiliary rights in, all properties (including real property) it purports to own, lease or hold any such interest or rights in, all its assets and all its revenues (including good, legal and valid title to, or a valid, subsisting and enforceable leasehold interest in, the Collateral, in which it has in the Original CSA, as amended and restated by this Agreement, or the other Security Documents, granted a security interest); and there are no mortgages, liens, charges, pledges, security interests or encumbrances of any nature whatsoever, and no adverse or competing claims, against such properties, assets or revenues except Permitted Liens. The Liens created by the Original CSA, as amended and restated by this Agreement, or the other Security Documents in favor of the Secured Parties or the Collateral Trustee for the benefit of the Secured Parties, have not been and will not be affected by the execution, delivery and performance of the Amendment Documents, except to the extent that any such Liens are released thereby. Each such security interest is valid and binding and constitutes, under applicable law, a fully perfected first priority security interest, superior in right to any other Liens, except Permitted Liens, and enforceable against the grantor of such security interest, any trustee in bankruptcy and any attaching creditor or third party. No currently effective financing statement or other instrument or recordation covering all or any part of the Collateral purported to be covered by this Agreement or the other Security Documents is on file in any recording office, except such as may have been filed in favor of the Secured Parties or the Collateral Trustee on behalf of the Secured Parties for the direct or indirect benefit of the Secured Parties, or in respect of any Permitted Lien.

                (i) Ranking.

                        (i) The obligations of the Borrower under each Senior Loan Agreement, the Senior Loans made thereunder and any Notes evidencing such Senior Loans, will at all times rank in right of payment, in right of collateral security, upon liquidation and in all other respects pari passu with the Borrower's obligations under each other Senior Loan Agreement, the Senior Loans made thereunder and any Notes evidencing such Senior Loans. The Borrower has no obligations other than in connection with the Indenture and the related Notes.

                    (ii) The obligations of the Partnership under the Guarantee of each Senior Loan Agreement, the Senior Loans made thereunder and any Notes evidencing such Senior Loans, will at all times rank in right of payment, in right of collateral security, upon liquidation and in all other respects (A) pari passu with the obligations of the Partnership under the Guarantee of each other Senior Loan Agreement, the Senior Loans made thereunder and any Notes evidencing such Senior Loans and (B) senior to the Partnership's obligations under the Partnership Notes, any Subordinated Debt and all its other obligations other than those that have priority under applicable law.

                    (iii) The obligations of PRG under the Guarantee of each Senior Loan Agreement, the Senior Loans made thereunder and any Notes evidencing such Senior Loans, will at all times rank in right of payment, in right of collateral security, upon liquidation and in all other respects pari passu with all of its other senior unsecured Indebtedness.

               (j) No Default. It is not in violation of any of its constitutive partnership or corporate documents (as amended by the Amendment Documents) or in default in the performance or observance of any obligation, covenant or condition contained in this Agreement, any other Transaction Document (if amended by the Amendment Documents, as so amended) or any other indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets may be subject.

               (k) Investment Company Act. It is not and, after giving effect to the guarantee by PRG of the Senior Debt it will not be, an "investment company", or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

               (l) Margin Regulations. None of the transactions contemplated by this Agreement will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including Regulations T, U and X of the Board of Governors of the Federal Reserve System.

               (m) ERISA. None of the Borrower, the Partnership or the Partners sponsors, maintains or contributes to any employee benefit plan as defined in Section 3(3) of ERISA, or has at any time sponsored, maintained or contributed to any such employee benefit plan.

                                   ARTICLE IV

                                    COVENANTS

               4.01 Covenants of the Borrower and the Partnership. Each of the Borrower and the Partnership covenants and agrees with the Collateral Trustee and each of the Secured Parties that so long as any Senior Debt or Senior Debt Commitment shall remain outstanding and until all Senior Debt Obligations due and to become due shall have been paid in full:

                    (a) Maintenance of Existence. It shall do all things necessary to maintain: (i) its due organization, valid existence and good standing as a corporation, in the case of the Borrower, and a limited partnership, in the case of the Partnership, under the laws of the State of Delaware; (ii) the power and authority (corporate and otherwise) necessary under the laws of the State of Delaware to own its properties and to carry on the business of the Coker Project; and (iii) its qualification as a foreign corporation or limited partnership, as the case may be, for the transaction of business in good standing under the laws of the State of Texas. In the event that any change in corporate form or status is required under any applicable law, it shall take such measures as are necessary to protect the integrity and effectiveness of its obligations, including without limitation all its covenants and all security interests created, under this Agreement and the other Transaction Documents to which it is party. It shall not dissolve, liquidate, enter into any merger or consolidation, or sell or transfer all or substantially all of its assets.

                    (b) Business. The Partnership shall conduct no business or activity other than the business of the Coker Project (and such business reasonably incidental thereto) and shall not change the purpose, nature or scope of the Coker Project from that described in the definition of "Coker Project" in Appendix A, including all additions, improvements or modifications thereto permitted by this Agreement. The Borrower shall not have any assets other than the Partnership Notes and its rights under the Transaction Documents to which it is a party and shall not conduct any business other than as necessary to perform its respective obligations under such Transaction Documents to which it is a party.

                    (c) Principal Place of Business. It shall maintain its executive office and principal place of business in (i) Port Arthur, Texas,
     (ii) St. Louis, Missouri (iii) Greenwich, Connecticut or (iv) any other location; provided that, in the case of subclause (iv) only, (A) it shall have provided the Collateral Trustee at least 30 days' prior written notice identifying such location and (B) all actions required to be taken pursuant to Section 6.13 to create, preserve, continue, perfect or validate any security interest granted by or pursuant to the Original CSA, as amended and restated by this Agreement, or the other Security Documents in the Collateral or to enable the Collateral Trustee on behalf of the Secured Parties to exercise or enforce its rights under this Agreement or the other Security Documents with respect to such security interest shall have been taken.

                    (d) Accounting and Cost Control Systems. It shall maintain, or cause to be maintained, management information and cost accounting systems for the Coker Project at all times in accordance with Prudent Industry Practice, and shall employ, or cause to be employed, independent auditors of recognized national standing to audit annually its financial statements.

                    (e) Access. It shall grant the Collateral Trustee and the Applicable Agent or Applicable Agents or their designees (which may include any Independent Consultant) from time to time, including but not limited to during the pendency of an Event of Default or Potential Default, complete access to its books and records, quality control and performance test data, all other data relating to the Coker Project and the physical facilities of the Coker Project and an opportunity to discuss accounting matters with its independent auditors, provided that all such inspections are conducted during normal business hours in a manner that does not unreasonably disrupt the operation of the Coker Project. Each of the Independent Consultants, the Collateral Trustee and the Applicable Agent or Applicable Agents shall also have the right to monitor, witness and appraise the operation of the Coker Project. It shall offer and cause its officers, employees, agents and contractors to offer all reasonable assistance to the Persons making any such visit. So long as any Event of Default or Potential Default has occurred and is Continuing, the reasonable fees and documented expenses of such Persons shall be for the account of the Partnership.

                    (f) Environmental Audits. If the Collateral Trustee or the Applicable Agent or Applicable Agents or any of their respective designees reasonably believes that a Release, threat of Release or violation of any Environmental Law may have occurred, or if an Event of Default or Potential Default has occurred, it shall, upon receipt of a written communication setting forth the basis for such belief, grant access to and assist any environmental consultants for the purpose of conducting any environmental compliance or contamination audits requested by any of the Collateral Trustee, the Applicable Agent or Applicable Agents in its sole discretion and all costs associated with any such audits shall be paid by the Partnership.

                    (g)  Preservation of Assets.

                           (i) It shall maintain its assets constituting part of the Collateral in good repair and shall make such repairs and replacements as are required in accordance with Prudent Industry Practice. The Partnership shall not sell, assign, lease, transfer or otherwise dispose of any Project Property constituting part of the Collateral without the prior consent of Supermajority Lenders, except for (A) dispositions of Project Production other than dispositions prohibited by the terms of clause (q) of this Section 4.01, (B) dispositions of Project Property that has become obsolete or redundant, (C) dispositions made in the ordinary course of its business, (D) dispositions of Project Property the net proceeds of which are used within 90 days of such disposition to replace such Project Property with similar productive property or assets of the Partnership pursuant to a binding agreement for the purchase of such replacement Project Property entered into by the Partnership on or prior to the date of such disposition, (E) transfers of Permits to PRG or (F) dispositions of Project Property approved by the Applicable Agent or Applicable Agents up to an aggregate value of $50 million in the form of a sale-and-leaseback transaction or a loan transaction as part of a tax-exempt bond financing under the laws of the State of Texas within the first five years following the date hereof, provided that, with respect to dispositions excepted under (B), (C) (D) or (F), as the case may be, of this subclause (i), the Partnership shall deliver to the Collateral Trustee, no later than the date of such disposition, a certificate of a Responsible Officer that such disposition is being made in accordance with (B), (C) (D) or (F), as the case may be. Neither the Borrower, the Partnership nor either of the Partners shall sell, assign, lease, transfer or otherwise dispose of any Project Property whatsoever other than in accordance with the Financing Documents. Nothing in this subclause (i) shall be construed to limit the ability of the Borrower and the Partnership to create, assume, incur, permit or suffer to exist any Permitted Lien.

                        (ii) As soon as practicable after certification by the Partnership to the Collateral Trustee, in a form acceptable to the Collateral Trustee, to the effect that it intends to dispose of an asset in accordance with clause (g)(i) of this Section 4.01, the Collateral Trustee and the Applicable Agent or Applicable Agents, at the Partnership's request and expense, shall execute and deliver, file and record any notice, waiver, termination statement, instruments of satisfaction, discharge and release of security as may be necessary to release any security interest in such asset created by or pursuant to this Agreement or any Security Document and to release or waive any restriction on the transferability of such asset contained in any Financing Document, including this Agreement or any Security Document.

                 (h) Taxes. It shall (i) file or cause to be filed all returns required to be filed by it and (ii) pay and discharge, before the same shall become delinquent, after giving effect to any applicable extensions, all Taxes imposed on it or its property (including interest and penalties) unless such Taxes are being contested in good faith and by appropriate proceedings, appropriate reserves are maintained with respect thereto in accordance with GAAP and such proceedings, if adversely determined, could not reasonably be expected to have a Material Adverse Effect. It shall notify the Collateral Trustee promptly following the occurrence thereof, in reasonable detail, of any disputes pending between it and any Governmental Authority relating to Taxes.

                 (i) Compliance with Law. It shall comply, and use its reasonable best efforts to cause its contractors to comply, with all applicable (or, in the case of compliance by such contractors only, all material) laws, rules, regulations and orders of Governmental Authorities (including without limitation securities laws, Environmental Laws, health and safety laws and laws relating to the disposal and clean-up of hazardous wastes in effect from time to time) unless the necessity of compliance therewith is being contested in good faith by appropriate proceedings, appropriate reserves have been established and are maintained with respect thereto in accordance with GAAP and such proceedings, if adversely determined, could not reasonably be expected to have a Material Adverse Effect. It shall notify the Collateral Trustee, promptly following the initiation of any such proceedings, in reasonable detail of any disputes pending between it or any of its contractors and any Governmental Authority relating to compliance or noncompliance with any such law, rule, regulation or order.

               (j) Maintenance of Approvals for Agreements. It shall maintain or cause to be maintained all Third-Party Authorizations that are necessary for (i) the execution, delivery and performance by it of each Transaction Document to which it is a party, (ii) the incurrence and guarantee of the Senior Debt Obligations, as the case may be, and (iii) the performance of its obligations under the Financing Documents, in good standing, in full force and effect, in its name or in the name of its contractors, not subject to appeal and free from conditions or requirements, except to the extent that a failure so to maintain such Third-Party Authorizations could not reasonably be expected to have a Material Adverse Effect. It shall promptly upon receipt or publication furnish to each of the Collateral Trustee and the Applicable Agent or Applicable Agents a copy of all such Third-Party Authorizations, including any amendment, supplement or modification thereto.

               (k) Maintenance of Approvals for Coker Project. It shall maintain, and to the extent not obtained on or prior to the date hereof, obtain on or before the date on which they are required to be obtained, or cause to be so maintained or obtained, all (i) Third-Party Authorizations,
     (ii) easements, leases, rights-of-way, auxiliary rights and other real property rights and (iii) licenses and other rights to use Technology, in each case that are necessary in order to operate and maintain the Coker Project in the manner contemplated by the Transaction Documents, in good standing, in full force and effect, in its name or in the name of its contractors, not subject to appeal and free from conditions or requirements, except to the extent that a failure to do so could not reasonably be expected to result in a Material Adverse Effect, provided that nothing herein shall limit the ability of the Borrower and the Partnership to transfer Permits to PRG in accordance with clause (g)(i) of this Section 4.01. It shall promptly upon receipt or publication furnish to each of the Collateral Trustee and the Applicable Agent or Applicable Agents a copy of all such Third-Party Authorizations, easements, leases, rights-of-way, auxiliary rights and other real property rights, and licenses and other rights to use Technology, including any amendment, supplement or modification thereto.

               (l) Maintenance of Supply. The Partnership shall maintain at all times supplies of, or contracts providing for supplies of, hydrogen, electricity, steam, natural gas and other feedstock and utilities, telecommunications services and other inputs necessary to conduct its business in accordance with Prudent Industry Practice and to comply in all respects with its obligations under and to derive all benefits from the Transaction Documents to which it is a party, except where a failure to maintain such supplies or contracts could not reasonably be expected to have a Material Adverse Effect.

              (m) Maintenance of Crude Oil Supply. The Partnership shall, (i) subject to force majeure and any other disruptions of supplies outside its control, at all times maintain supplies of crude oil necessary to conduct its business in accordance with Section 4.01(o) and to produce the Required Product Mix under the Product Purchase Agreement and (ii) during the term of the Long-Term Oil Supply Agreement, comply in all respects with its obligations, derive all its benefits and enforce all its rights under the Long-Term Oil Supply Agreement, the Long-Term Oil Supply Agreement Guarantee and the PMI Consent and Agreement.

              (n)   Changes to Facilities and Improvements.

                    (i) The Partnership may change the physical facilities of the Coker Complex from those set forth in the Turnkey Specifications, or may approve a change in the upgrade of the Ancillary Equipment from those set forth in the specifications set forth in the Premcor EPC Contract, without the consent of the Secured Parties, by providing notice to the Collateral Trustee, the Independent Engineer and each Credit Rating Agency then rating the Capital Markets Senior Debt describing such change, provided that each of the following conditions has been satisfied: (A) such change does not have a Material Adverse Effect; (B) such change does not materially increase the unit cash operating costs on a per barrel of throughput basis of the Coker Project or decrease its design capacity;
          (C) there is no shortfall in the Principal and Interest Accrual Account or Debt Service Reserve Account; and (D) the Partnership will have access to sufficient funds to fund as incurred the costs associated with such change. Any notice delivered by the Partnership pursuant to the immediately preceding sentence shall be accompanied by a certificate of a Responsible Officer as to the satisfaction of the conditions set forth in this subclause (i), provided that any certifications of the Partnership in respect of the conditions set forth in subclause (B) through (D) of the immediately preceding sentence shall be confirmed by the Independent Engineer.

                    (ii) In the event that the Partnership desires to undertake a change in the Coker Complex or approve a change in the upgrade of the Ancillary Equipment that does not comply with the requirements set forth in subclause (i) of this clause (n), the Partnership shall notify the Collateral Trustee, each Applicable Agent, the Independent Engineer and each Credit Rating Agency then rating the Capital Markets Senior Debt of the proposed change. Each such notice shall be accompanied by a statement of the Partnership describing in reasonable detail such proposed change and the reasons for, and desirability of, such change, together with the Partnership's opinion as to each of the matters set forth in subclause (i) of this clause (n). The Applicable Agent or Applicable Agents may consult with the Independent Engineer in respect of such proposed change and request certification from the Independent Engineer with respect to any of the Partnership's opinions as to the matters set forth in subclause (i) of this clause (n); and any such proposed change shall become effective only with the prior consent of Requisite Secured Parties.

                     (iii) The Partnership shall deliver to the Independent Engineer, and make available to the Collateral Trustee upon request, a copy of the Turnkey Specifications and the specifications for the Ancillary Equipment as amended from time to time in accordance with this clause (n).

              (o) Operation of the Project. The Partnership shall (i) cause the Coker Project to be operated, repaired and maintained at all times in accordance with Prudent Industry Practice and the Transaction Documents,
     (ii) maintain or cause to be maintained such spare parts and inventory as are consistent with the Transaction Documents and Prudent Industry Practice, (iii) maintain or cause to be maintained at the Coker Project site a complete set of plans and specifications for the Coker Project and
     (iv) at all times maintain or cause to be maintained appropriate security at the Coker Project site in accordance with Prudent Industry Practice.

              (p) Environmental Compliance. The Partnership shall (i) conduct its operations and maintain its properties and assets in material compliance with all applicable Environmental Laws, permits, licenses and other approvals and authorizations, (ii) dispose or cause to be disposed all Hazardous Substances relating to the Coker Project in material compliance with all, and so as would not result in a material liability under any, Environmental Laws, permits, licenses and other approvals and authorizations and (iii) promptly notify the Collateral Trustee and the Applicable Agent or Applicable Agents of the commencement of any civil, criminal, or material administrative actions or suits, and any material environmental investigations, studies, audits, tests, reviews or other analyses, environmental demands, claims, hearings, investigations or proceedings.

              (q) Project Production. The Partnership shall (i) enter into sales agreements for the sale or disposition of all Project Production, including without limitation the Product Purchase Agreement, on terms and conditions (including, if appropriate in light of the nature and credit quality of the counterparty, credit support arrangements) consistent with Prudent Industry Practice, (ii) undertake any such sales or disposition of Project Production on fair and commercially reasonable terms on an arm's-length basis and (iii) in the case of the Product Purchase Agreement and the Services and Supply Agreement, promptly bill, and cause to be collected from, PRG amounts due in respect of Project Production sold and services rendered.

              (r) Project Documents. It shall comply in all respects with, and enforce against other parties all its rights (including without limitation any third party beneficiary rights) under, the Project Documents. It shall not agree to any amendment, waiver, modification, termination or assignment of any of its rights or obligations under any Project Document to which it is or becomes a party or the Marine Dock and Terminaling Agreement, or provide any consent thereunder, unless (i)(A) a copy of such amendment, waiver, modification, termination, assignment or consent has been delivered to the Collateral Trustee at least 10 Business Days in advance of the effective date thereof, having attached a certificate of a Responsible Officer (with the verification of the Independent Engineer) certifying that the proposed amendment, waiver, modification, termination, assignment or consent could not reasonably be expected to have a Material Adverse Effect, and (B) such proposed amendment, waiver, modification, termination, assignment or consent could not reasonably be expected to have a Material Adverse Effect, (ii) the Partnership has obtained the prior written consent of Supermajority Secured Parties, (iii) any such amendment, modification or waiver relates solely to Excluded PRG Covenants or such amendment, modification or waiver relates solely to a Permitted Modification, provided that nothing in this clause (r) shall (x) obligate the Partnership to take any action in connection with a termination of the Marine Dock and Terminaling Agreement by Sun Pipe Line Company in accordance with the terms of such agreement or (y) limit the ability of the Borrower or the Partnership to agree to any amendment, waiver or modification in respect of the Insurance Policies so long as (1) after giving effect to such amendment, waiver or modification, the Borrower Parties will continue to be in compliance with Article VII and (2) copies of any such proposed amendment, waiver or modification have been delivered to the Collateral Trustee at least 10 Business Days prior to the effectiveness thereof.

              (s) Limitation on Indebtedness. The Partnership shall not create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness. The Borrower shall not create, incur, assume or suffer to exist any trade accounts payable or other accrued liability or any Indebtedness other than Senior Debt.

              (t) Preservation of Security Interests; Limitation on Liens and Encumbrances. It (i) shall preserve, maintain and perfect the first priority security interests granted by or pursuant to the Original CSA, as amended and restated by this Agreement, and the other Security Documents and preserve and protect the Collateral as set forth in Article VI and the other Security Documents and (ii) shall not, without the consent of Supermajority Secured Parties, create, assume, incur, permit or suffer to exist any Lien upon, or any security interest in, any of its property, assets or contractual rights, whether now owned or hereafter acquired, except for Permitted Liens.

               (u) Limitation on Investments and Loans. It shall not make any investments or loans or advances to any Person, except for (i) Authorized Investments, (ii) down payments or prepayments to suppliers or service providers (other than to any Premcor Entity) in the ordinary course of business and on customary commercial terms, (iii) receivables arising in the ordinary course of business and (iv) loans or advances to other Borrower Parties or to Premcor Entities so long as such loans and advances are permitted in accordance with Section 11.01.

               (v) Limitation on Guarantees. It shall not assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any other Person except (i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) guarantees provided in connection with the granting of performance bonds to contractors and suppliers and Governmental Authorities made in the ordinary course of business, (iii) guarantees provided in connection with Permitted Indebtedness and (iv) guarantees expressly permitted or required under the Financing Documents.

               (w) Hedging. It shall not enter into any swap agreements, option contracts, future contracts, options on future contracts, spot or forward contracts, caps, floors, collars or other agreements to purchase or sell or any other hedging arrangements, in each case in respect of currencies, interest rates, commodities or otherwise other than Permitted Hedging Arrangements.

               (x) Use of Proceeds. All proceeds of Additional Senior Debt incurred to finance or refinance Mandatory Capital Expenditures or Discretionary Capital Expenditures pursuant to Section 2.09 shall be used solely to finance or refinance such Mandatory Capital Expenditures or Discretionary Capital Expenditures, as the case may be. All proceeds of Replacement Senior Debt shall be used to pay or prepay Senior Debt or to replace Senior Debt Commitments in accordance with Section 2.10. Proceeds of the Senior Debt may be invested in Authorized Investments prior to being used in accordance with this clause (x).

               (y) Independent Consultants. The Partnership, on behalf of the Secured Parties, has appointed, and the Secured Parties have accepted, Purvin & Gertz as the initial Independent Consultant and Sedgwick of Tennessee, Inc. as the initial Insurance Consultant. Majority Secured Parties, upon 15 days' prior written notice to the Collateral Trustee and each Applicable Agent, shall have the right to remove an Independent Consultant if, in the opinion of Majority Secured Parties, such Independent Consultant (i) ceases to be a consulting firm of recognized international standing, (ii) has become an Affiliate of the Partnership, the Borrower, any of the Partners, the Premcor Entities, an Applicable Agent or a Secured Party, (iii) has developed a conflict of interest that calls into question such firm's capacity to exercise independent judgment in the performance of its duties in connection with the Coker Project or (iv) has failed to charge commercially reasonable compensation for its duties. If any Independent

     Consultant is removed or resigns and thereby ceases to act as an Independent Consultant, the Capital Markets Trustee shall promptly designate a replacement Independent Consultant of recognized international standing. The Partnership shall pay for the reasonable and documented fees and expenses of each Independent Consultant incurred in connection with (i) the preparation of the initial report of such Independent Consultant and all other work performed by it, prior to the date of this Agreement and
     (ii) any other work relating to or reasonably requested by the Collateral Trustee or the Capital Markets Trustee in connection with the transactions contemplated by this Agreement.

               (z) Subsidiaries. The Partnership shall not at any time own any capital stock or other ownership interest in any Person other than the Borrower. Neither the Partnership nor the Borrower shall form any new Subsidiary. The Partnership and the Borrower shall at all times maintain the status of the Borrower as a wholly owned subsidiary of the Partnership.

               (aa) Credit Rating Agencies. So long as any Capital Markets Senior Debt is outstanding, the Partnership shall take all actions as may be necessary or appropriate from time to time to cause such Capital Markets Senior Debt to be rated by the Credit Rating Agencies. If Moody's or S&P ceases to be a "nationally recognized statistical rating organization" registered with the Commission or ceases to be in the business of rating securities of the type and nature of the Capital Markets Senior Debt, the Partnership may replace it with any other "nationally recognized statistical rating organization" in the business of rating securities of the type and nature of the Capital Markets Senior Debt nominated by the Partnership and approved by Majority Bondholders, following which such nominee shall be a "Credit Rating Agency" for all purposes of this Agreement.

               (bb) Accounts. The Partnership shall cause the Accounts to be established and maintained at all times in accordance with Article V.

               (cc) Insurance. The Partnership shall maintain at all times the insurance required to be maintained pursuant to Article VII on the terms and conditions set forth therein.

               (dd) Further Assurances. It agrees to do all things reasonably requested by the Collateral Trustee or the Applicable Agent or Applicable Agents to consummate and make effective, as soon as practicable, the transactions contemplated by, and to carry out the purposes of, this Agreement and the other Transaction Documents, including without limitation the timely obtaining of consents, authorizations, orders and approvals of any Governmental Authority and the providing of such additional certificates, legal opinions and other documentation as may be requested from time to time by the Collateral Trustee or the Applicable Agent or Applicable Agents in order to provide assurances to the Collateral Trustee or the Applicable Agent or Applicable Agents, as the case may be, regarding the continued compliance with the terms and conditions of the Transaction Documents.

                     (ee) Technology. The Partnership shall maintain in place all licenses and other rights with respect to Technology to the extent necessary for the operation or maintenance of the Project at any time.

               4.02 Covenants of the Partners. Each of the Partners covenants and agrees with the Collateral Trustee and each of the Secured Parties that so long as any Senior Debt or Senior Debt Commitment remains outstanding and until all Senior Debt Obligations due and to become due shall have been paid in full:

                     (a) Maintenance of Existence. It shall do all things necessary to maintain: (i) its due organization, valid existence and good standing as a corporation under the laws of the State of Delaware; (ii) the power and authority (corporate and otherwise) necessary under the laws of the State of Delaware to own its properties and to carry on its business; and (iii) its qualification as a foreign corporation for the transaction of business in good standing under the laws of the State of Texas. In the event that any change in corporate form or status is required under any applicable law, it shall take such measures as are necessary to protect the integrity and effectiveness of its obligations under this Agreement and the other Transaction Documents to which it is party. It shall not dissolve, liquidate, enter into any merger or consolidation, or sell or transfer all or substantially all of its assets.

                     (b) Business. It shall not conduct any business or have any assets other than as necessary to perform its respective obligations under the Transaction Documents to which it is a party.

                     (c) Preservation of Assets. It shall not sell, assign, lease, transfer or otherwise dispose of any of its assets other than as permitted or required by the Financing Documents.

                     (d) Taxes. It shall (i) file or cause to be filed all returns required to be filed by it and (ii) pay and discharge, before the same shall become delinquent, after giving effect to any applicable extensions, all Taxes imposed on it or its property (including interest and penalties) unless such Taxes are being contested in good faith and by appropriate proceedings, appropriate reserves are maintained with respect thereto in accordance with GAAP and such proceedings, if adversely determined could not reasonably be expected to have a Material Adverse Effect. It shall notify the Collateral Trustee, promptly following the occurrence thereof, in reasonable detail, of any disputes pending between it and any Governmental Authority relating to Taxes.

                     (e) Compliance with Law. It shall comply with all applicable laws, rules, regulations and orders of Governmental Authorities, unless the necessity of compliance therewith is being contested in good faith by appropriate proceedings, appropriate reserves have been established and are maintained with respect thereto in accordance with GAAP and such proceedings, if adversely determined could not reasonably be expected to have a Material Adverse Effect. It shall notify the Collateral Trustee, promptly following the initiation of any such proceedings, in reasonable detail, of any disputes pending between it and any Governmental Authority relating to its compliance or noncompliance with any such law, rule, regulation or order.

                (f) Maintenance of Approvals for Agreements. It shall maintain all Third-Party Authorizations that are necessary for the execution, delivery and performance by it of its obligations under each Transaction Document to which it is a party, in good standing, in full force and effect, in its name, not subject to appeal and free from conditions or requirements, except to the extent that a failure so to maintain such Third-Party Authorizations could not reasonably be expected to have a Material Adverse Effect. It shall promptly upon receipt or publication furnish to each of the Collateral Trustee and the Applicable Agent or Applicable Agents a copy of all such Third-Party Authorizations, including any amendment, supplement or modification thereto.

                (g) Limitation on Indebtedness. It shall not create, incur, assume or suffer to exist any Indebtedness other than (i) as expressly permitted or required by and subject to the terms of the Financing Documents or (ii) to guarantee any Permitted Indebtedness of the Borrower or the Partnership.

                (h) Limitation on Liens and Encumbrances. It shall not create, assume, incur, permit or suffer to exist any Lien upon, or any security interest in, any of its property, assets or contractual rights, whether now owned or hereafter acquired, other than as required under the Financing Documents.

                (i) Limitation on Investments and Loans. It shall not make any investments or loans or advances to any Person, other than as required under the Financing Documents; provided, however, that this sentence shall not apply to transactions with Affiliates involving payments in respect of equity, loans or advances.

                (j) Limitation on Guarantees. It shall not assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any other Person except (i) guarantees specifically required under the Financing Documents or (ii) to guarantee any Permitted Indebtedness of the Borrower or the Partnership.

                (k) Subsidiaries. It shall not at any time own any capital stock or other ownership interest in any Person other than the Partnership and it shall not form any new Subsidiary, provided that the General Partner may form a wholly-owned direct Subsidiary to hold the l% general partnership interest in the Partnership currently held by the General Partner, provided such new subsidiary becomes party to this Agreement on the same terms and subject to the same conditions as the General Partner (including, without limitation, the guarantee under Article XII and all covenants set forth in this
         Section 4.02).

                  (1) Accounts. It shall not establish or maintain any bank account.

                  (m) Further Assurances. It agrees to do all things reasonably requested by the Secured Parties to consummate and make effective, as soon as practicable, the transactions contemplated by, and to carry out the purposes of, this Agreement and the other Transaction Documents, including without limitation the timely obtaining of consents, authorizations, orders and approvals of any Governmental Authority and the providing of such additional certificates, legal opinions and other documentation as may be requested from time to time by the Collateral Trustee or the Applicable Agent or Applicable Agents in order to provide assurances to the Collateral Trustee or the Applicable Agent or Applicable Agents, as the case may be, regarding the continued compliance with the terms and conditions of the Transaction Documents.

           4.03 Covenant of PRG. PRG covenants and agrees with the Collateral Trustee and each of the Secured Parties that so long as any Senior Debt or Senior Debt Commitment remains outstanding and until all Senior Debt Obligations due and to become due shall have been paid in full, PRG shall (i) maintain or cause to be maintain all Permits that are necessary for the Partnership to satisfy its obligations under Section 4.01(o) and for the Partnership to perform the Project Documents in accordance with their respective terms and (ii) not agree to any amendment, waiver, modification, termination or assignment of any of its rights or obligations under any such Permits if such amendment, waiver, modification, termination or assignment could reasonably be expected to have a Material Adverse Effect.

           4.04 Common Covenant. Each of the Borrower, the Partnership, the Partners and PRG will not agree, without the consent of each Senior Lender Group, to any amendment or modification of any Senior Loan Agreement that would have the effect of (i) materially altering, to the advantage of the Senior Lenders party thereto, the timing (or conditions or event that control the timing) of payment of any amount payable (or that might become payable) by the Borrower or the Partnership, (ii) imposing additional or more stringent conditions precedent to the disbursement of Senior Loans thereunder or (iii) increasing the rate (or the method of calculation) at which interest is payable on Senior Loans thereunder.

                                    ARTICLE V

                                    ACCOUNTS

           5.01 Accounts. (a) Pursuant to the Original CSA the Partnership directed the Collateral Trustee to, and the Collateral Trustee did, establish, and continues to maintain, the following secured accounts in the name of the Collateral Trustee at the Depositary Bank in The City of New York ("Accounts"), provided that the actual designation of each Account shall consist of the words "Deutsche Bank Trust Company

Americas, as Collateral Trustee", followed by the respective defined term set forth below in parentheses:

                               (i) "Principal and Interest Accrual Account", into which deposits shall be made, and from which withdrawals shall be made, in accordance with Section 5.03;

                               (ii)  "Debt Service Reserve Account", into
                 which deposits shall be made, and from which withdrawals shall be made, in accordance with Section 5.04;

                               (iii) "Casualty and Insurance Account", into
                 which deposits shall be made, and the funds on deposit in which shall be applied, in accordance with Section 5.05; and

                               (iv) "Mandatory Prepayment Account", into which deposits shall be made, and from which withdrawals shall be made, in accordance with Section 5.06.

                 Each Account may have one or more Subaccounts as provided in
Section 5.02. All moneys held in the Accounts shall be trust funds held by the Collateral Trustee for the purpose of making payments therefrom in accordance with this Agreement. Only the Collateral Trustee shall have the right to make withdrawals and payments from the Accounts, upon instruction or direction, as provided in this Agreement.

                 The Depositary Bank hereby agrees to act as, and the Partnership acknowledges that the Depositary Bank shall act as, "securities intermediary" (as defined in the NY UCC) in respect of the Accounts and Subaccounts under this Agreement. The Partnership, the Collateral Trustee and the Depositary Bank agree that (A) each Account and Subaccount shall be treated as a "securities account" (within the meaning of Section 8-501(a) of the NY UCC) and the Collateral Trustee shall be the named "entitlement holder" (within the meaning of Section 8-102(a)(7) of the NY UCC) in respect thereof, (B) each item of property (whether investment property, financial asset, security, instrument or cash) credited to any Account or Subaccount shall be treated as a "financial asset" (within the meaning of Section 8-102(a)(9) of the NY UCC), and all financial assets in registered form or payable to a person or persons or to order and credited to any Account or any Subaccount shall be registered in the name of, payable to or to the order of, or specially endorsed to, the Depositary Bank or in blank, or credited to another securities account maintained by another securities intermediary in the name of the Depositary Bank, and in no case will any financial asset credited to any Account or Subaccount be registered in the name of, payable to or to the order of, or specially endorsed to, the Partnership, except to the extent the foregoing have been specially endorsed by the Partnership to the Depositary Bank or in blank, (C) the Depositary Bank shall comply solely with "entitlement orders" (within the meaning of Section 8-102(8) of the NY UCC) issued by the Collateral Trustee and relating to any financial asset held in any Account or Subaccount without further consent from the Partnership, (D) on any date on which the Collateral Trustee is required by the terms of this Agreement to transfer any funds on deposit in any Account or Subaccount, the Collateral Trustee shall cause the Depositary Bank to make such transfer as provided herein and (E) the Depositary Bank shall not change the name or account number of any Account or Subaccount without the prior consent of the Collateral Trustee.

          In the event that the Depositary Bank has or subsequently obtains by agreement, operation of law or otherwise a lien or security interest in any Account or Subaccount or any "security entitlement" (as defined in the NY UCC) credited thereto, the Depositary Bank agrees that such lien or security interest shall be subordinate to the lien and security interest of the Collateral Trustee. The financial assets standing to the credit of the Accounts and Subaccounts will not be subject to deduction, set-off, banker's lien, or any other right in favor of any Person other than the rights of the Collateral Trustee set forth in this Agreement. The Depositary Bank hereby waives any right of banker's lien, set-off or counterclaim in respect of any assets contained in any Account or Subaccount or otherwise that are held by the Depositary Bank hereunder.

          The Depositary Bank and the Partnership have not entered into any agreement with respect to the Accounts or the Subaccounts or any financial assets credited to any Account or Subaccount other than this Agreement and the other Security Documents. The Depositary Bank has not entered into any agreement with the Partnership or any other Person purporting to limit or condition the obligation of the Depositary Bank to comply with entitlement orders originated by the Collateral Trustee in accordance with this clause (a).

          Except for the claims and interest of the Collateral Trustee and the Partnership in each of the Accounts and Subaccounts, the Depositary Bank does not have actual knowledge of any claim to, or interest in, any Account or Subaccount or in any financial asset credited thereto. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Account or Subaccount or in any financial asset credited thereto, the Depositary Bank shall promptly notify the Collateral Trustee, the Applicable Agent or Applicable Agents and the Partnership thereof.

          The rights and powers granted to the Depositary Bank by the Collateral Trustee have been granted in order to perfect its lien and the security interests in the Accounts and the Subaccounts, and are powers coupled with an interest and will neither be affected by the bankruptcy of the Partnership nor the lapse of time.

          The Partnership shall not have any rights against or to monies held in the Accounts or Subaccounts, as third party beneficiary or otherwise, except for the right to receive or make requisitions of monies held in the Accounts or Subaccounts as permitted by this Agreement, and to direct the investment of monies held in the Accounts or Subaccounts as permitted by Section 5.07. In no event shall any amounts or Authorized Investments deposited in or credited to any Account or Subaccount be registered in the name of the Partnership, payable to the order of the Partnership or specially endorsed to the Partnership except to the extent that the foregoing have been specially endorsed to the Collateral Trustee or in blank.

          For purposes of the NY UCC, the Depositary Bank confirms and agrees that the "securities intermediary's jurisdiction" (as defined in the NY UCC) with respect to the Accounts and the Subaccounts is the State of New York.

          (b) The Partnership shall instruct the Collateral Trustee to disburse funds from the Accounts or Subaccounts only in accordance with Sections
5.06 and 5.07. The Partnership shall not, and shall not permit any Person to, make any transfer, deposit or withdrawal in respect of any Account or Subaccount other than pursuant to (i) this Article V or (ii) a valid and binding order of a court of competent jurisdiction, provided that any withdrawal or transfer from an Account or Subaccount pursuant to a valid and binding order of a court of competent jurisdiction that is not otherwise expressly permitted by the terms of this Article V shall constitute an "Event of Default" under clause (a) of
Section 10.01 after the expiration of the applicable period of grace set forth therein.

          5.02 Subaccounts. (a) Subject to clause (b) of this Section 5.02, each Account may include one or more secured accounts ("Subaccounts"), established and maintained in The City of New York by the Collateral Trustee in the name of the Collateral Trustee, with the Depositary Bank designated as the "securities intermediary". Each Subaccount shall be identified with the particular Account to which it relates and shall be segregated from any other Subaccount.

          (b) The Partnership shall give the Collateral Trustee at least 20 days' prior notice of its intention to establish a Subaccount and Majority Lenders shall have the right within such 20-day period, in their sole discretion, to reject the establishment of such Subaccount.

          (c) Unless otherwise specified in this Agreement, all references to any Account shall include references to all related Subaccounts thereof and such Subaccounts shall be subject to the same restrictions and limitations as the Accounts to which they relate.

          (d)     No Subaccount may itself include another Subaccount.

          5.03  Principal and Interest Accrual Account.

          (a) Deposits. On or prior to the date on which this Agreement becomes effective in accordance with Section 14.01, the Partnership shall deposit or cause to be deposited, and at all times until the first withdrawal of funds in accordance with clause (b) below the Partnership shall maintain on deposit, funds in the Principal and Interest Accrual Account equal to $16.9 million. On the 14th day of each month (or, if the 14th day of any month is not a Business Day, then on the immediately preceding Business Day in such month), the Partnership shall deposit or cause to be deposited, and at all times until the next withdrawal of funds in accordance with clause (b) below the Partnership shall maintain on deposit, funds in the Principal and Interest Accrual Account equal to one-sixth of the aggregate amount of Senior Debt Obligations becoming due and payable on the next succeeding Payment Date.

          (b) Withdrawals. On any Payment Date, the Partnership shall direct the Collateral Trustee to, and the Collateral Trustee shall, apply the funds then on deposit in the Principal and Interest Accrual Account to pay Senior Debt Obligations that are due and payable on such date (such direction to be in writing and to specify the amounts that are so due and payable on such date).

          5.04  Debt Service Reserve Account.

          (a) Deposits. The balance in the Debt Service Reserve Account at any time of determination shall be deemed to be the aggregate at such time of
(A) the amount of cash on deposit in such account and (B) the market value of Authorized Investments in respect of funds deposited therein. On or prior to the date on which this Agreement becomes effective in accordance with Section 14.01, the Partnership shall deposit or cause to be deposited, and at all times thereafter (except as provided in clause (b) below) the Partnership shall maintain on deposit, funds in the Debt Service Reserve Account so that the balance in such Account shall be in an amount not less than the Debt Service Reserve Amount at any time.

          (b) Withdrawals. Funds from time to time on deposit in the Debt Service Reserve Account may be withdrawn only as follows:

                     (i) Transfers to Pay Senior Debt. The Partnership may direct the Collateral Trustee in writing to, and the Collateral Trustee shall, apply all or any part of the funds on deposit in the Debt Service Reserve Account at any time to pay Senior Debt Obligations that are due and payable on the date of the withdrawal to the extent that the funds then available to the Partnership are insufficient to pay such Senior Debt Obligations.

                     (ii) Post-Default. Upon being notified in writing of the occurrence of a Default, the Collateral Trustee shall retain the funds on deposit in the Debt Service Reserve Account in such account and the Collateral Trustee shall apply such funds to pay Senior Debt Obligations as and when they become due and payable.

Within 30 days following any withdrawal of funds from the Debt Service Reserve Account, the Partnership shall deposit or cause to be deposited, and at all times thereafter the Partnership shall maintain on deposit, funds in such Account so that the balance in such Account shall be in an amount not less than the Debt Service Reserve Amount.

          5.05 Casualty Insurance Proceeds and Condemnation Compensation. The Partnership shall cause the proceeds from insurance for any casualty suffered by Project Property (other than Released Collateral) to be paid directly into the Casualty and Insurance Account, for application in accordance with Section 7.07. Proceeds received in

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respect of any Condemnation Compensation shall be paid directly into the
Mandatory Prepayment Account.

              5.06 Mandatory Prepayment Account. (a) Deposits. The Partnership shall deposit or transfer, or cause to be deposited or transferred, funds into the Mandatory Prepayment Account in accordance with Section 2.05.

              (b) Withdrawals. All funds deposited into the Mandatory Prepayment Account in accordance with Section 2.05 shall within two Business Days of such deposit be applied to the prepayment of Senior Debt in accordance with Article II and the applicable Senior Loan Agreement or Senior Loan Agreements.

              5.07 Investment of Funds in Accounts. (a) Unless a Default has occurred and is Continuing, the Collateral Trustee shall invest funds (and vary and redeem such investments) in the Accounts as directed by the Partnership, provided that such investments shall be made only in Authorized Investments and shall be at the expense of the Partnership.

              (b) If a Default has occurred and is Continuing, the Collateral Trustee shall, to the extent so notified as contemplated by clause (a) of
Section 5.08, invest funds (and vary and redeem such investments) in the Accounts as directed by the Person designated in the notice given pursuant to clause (a) of Section 5.08, provided that such funds may be invested only in Authorized Investments and shall be at the expense of the Partnership.

              (c) If at any time the Collateral Trustee has not received written instructions as to the investments of funds (or variation or redemption of such investments) in the Accounts, it shall use its reasonable efforts (without waiting for further instructions) to, and shall in any event within 10 days following receipt of funds, invest such funds to the extent practicable in Authorized Investments that mature no later than the next Business Day. All investments of funds in the Accounts pursuant to this Section 5.07 shall be made on behalf of the Collateral Trustee and shall be reflected as such on the books and records of the Collateral Trustee and shall be at the expense of the Partnership.

              (d) Whenever directed to make a withdrawal or transfer of funds, the Collateral Trustee (unless, so long as no Default is Continuing, otherwise directed by the Partnership) is authorized to liquidate any investment, to the extent that, after application of all other available funds, liquidation of such investment is necessary to make such transfer. The Collateral Trustee shall use its reasonable efforts to liquidate investments in a manner that minimizes interest costs and penalties (unless, so long as no Default is Continuing, otherwise directed by the Partnership). The Collateral Trustee (in its individual and trust capacities) shall have, however, no liability with respect to any interest cost or penalty on the liquidation of any investment pursuant to this clause (d), nor shall the Collateral Trustee (in its individual and trust capacities) have any liability with respect to investments of moneys held in the Accounts (or any losses resulting therefrom) made in accordance with this
Section 5.07.

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

              (e) All references in this Agreement to Accounts, and to cash, moneys or funds therein or balances thereof, shall include Authorized Investments in which such moneys are then invested and the proceeds thereof.

              5.08 Withdrawals from Accounts During the Continuance of a Default. (a) If a Default shall have been declared and is Continuing, the Senior Lender(s) declaring a Default in accordance with Section 10.02 may notify the Collateral Trustee in writing (with a copy to the Partnership) that, as contemplated by this Agreement, the Collateral Trustee shall no longer accept instructions from the Partnership for the investment, withdrawal or transfer of funds or investments in the Accounts. The Depositary Bank shall thereafter accept instructions for the investment, withdrawal or transfer of funds or investments in such Accounts solely from the Collateral Trustee or other Person(s) designated by the Collateral Trustee (as designated in the notice given under this clause (a)). The Collateral Trustee shall invest funds or investments in the Accounts only in Authorized Investments. The Collateral Trustee shall give the Depositary Bank prompt notice of the circumstances expressly contemplated by this clause (a).

              (b) Upon receipt by the Collateral Trustee of a Cessation Notice with respect to a Default, the Collateral Trustee shall immediately notify the Depositary Bank, with a copy to the Partnership, directing them once again to accept the directions of the Partnership, and the Collateral Trustee and the Depositary Bank shall again accept the directions of the Partnership in respect of investment, withdrawal and transfer of funds in the Accounts on the terms and conditions of this Agreement.

              5.09 Reports and Certifications. (a) The Collateral Trustee shall deliver to the Partnership and to the Applicable Agent or Applicable Agents, no later than 20 days after the end of each month following the Original Closing Date, copies of the account statements for all Accounts for such month prepared or compiled by the Collateral Trustee. Such account statements shall indicate, with respect to each such account, deposits and withdrawals, investments made and closing balances.

              (b) Each time the Partnership directs that a transfer or withdrawal be made from an Account, it will be deemed to represent and warrant for the benefit of the Collateral Trustee and the Secured Parties that such transfer or withdrawal is being made in an amount, and will be applied solely for the purposes, permitted by this Article V.

              (c) The Collateral Trustee shall maintain all such accounts, books and records as may be necessary to record all transactions carried out by it under this Agreement. The Collateral Trustee shall permit the Applicable Agent or Applicable Agents, the Partnership and their authorized representatives to examine such accounts, books and records, provided that any such examination shall occur upon reasonable notice and during normal business hours.

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

            5.10 Unsecured Accounts. The Partnership may from time to time establish and maintain such unsecured operating and other accounts as it may deem necessary or appropriate in connection with its business.

                                   ARTICLE VI

                               SECURITY INTERESTS

            6.01 Confirmation of Security Interests. The Liens and security interests created or granted in or pursuant to the Original CSA are hereby ratified and confirmed as valid, subsisting and continuing in all respects by the Borrower, the General Partner and the Limited Partner, except to the extent modified or released by this Agreement. The grants of the Liens and security interests contained in or contemplated by Sections 6.02 through 6.11 are included herein solely for the purpose of restating, ratifying and confirming the Liens and security interests created or granted in or pursuant to the Original CSA, and the phrases "hereby grants, transfers and assigns" or "hereby grants, transfers, delivers, pledges and assigns" are to be construed as restating, ratifying and confirming the relevant grants, transfers, assignments, deliveries and pledges made in or pursuant to the Original CSA. Further, the Borrower, the Partnership, the General Partner and the Limited Partner hereby agree that this Agreement is not intended, and shall not be construed or interpreted, to restrict, derogate or impair, and shall not constitute or be construed or interpreted as a termination, release or waiver of, any of the liens, security interests, assignments, transfers, deliveries or pledges made or granted in or pursuant to the Original CSA or the other Security Documents against the Collateral (or any portion thereof), except to the extent provided herein with respect to the Released Collateral. Notwithstanding any other provision of this Agreement, the Released Collateral is hereby released from the relevant Liens and security interests created or granted in or pursuant to the Original CSA and the Collateral Trustee is instructed by all parties hereto to take all actions requested of it or referred to in this Agreement required to implement such release of the Required Collateral.

            6.02 Property and Improvements of the Partnership. (a) The Partnership shall execute and record in all necessary places a mortgage, substantially in the form of Appendix H attached hereto (the "Mortgage"), in favor of the Collateral Trustee for the benefit and on behalf of the Secured Parties, as security for the full payment of the Senior Debt Obligations and the performance of the other obligations of the Borrower, the Partnership and the Partners under the Financing Documents, covering all the Partnership's estate, right, title and interest that it now has or that shall hereafter arise in and to (i) the Coker Complex and all related units owned by the Partnership, (ii) the Ancillary Equipment Site Lease and (iii) the Ground Lease and Blanket Easement, all as described more fully in the attachments, annexes and appendices to the Mortgage. All improvements as of the Original Closing Date or thereafter created on the property described in the Mortgage and all equipment and fixtures as of the Original Closing Date or thereafter attached to the property described in the Mortgage, all of which, including without limitation replacements and additions thereto, shall be deemed to be and remain a part of the property covered by the Mortgage. As consideration for the disbursement of

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

the Senior Debt, in addition to the Mortgage, the Partnership agrees that, if it acquires any real property, improvements, real estate leases or other property of the same or similar type described in this clause (a) and such real property, improvements, real estate leases or other property are not then subject to the Mortgage, any other mortgage granted to the Collateral Trustee for the benefit of the Secured Parties or an existing pledge to the Collateral Trustee for the benefit of the Secured Parties, the Partnership shall, within 30 days of such acquisition, execute, record and deliver to the Collateral Trustee for the benefit of the Secured Parties a mortgage substantially in the form of Appendix H covering all right, title and interest in such property.

               (b) The Partnership hereby grants, transfers and assigns to the Collateral Trustee for the benefit and on behalf of the Secured Parties, as security for the full payment of the Senior Debt Obligations and the performance of the other obligations of the Borrower, the Partnership and the Partners under the Financing Documents, and hereby grants a Lien on and first priority security interest in, all the Partnership's estate, right, title and interest that it now has or that shall hereafter arise in and to the mortgaged property and improvements described in clause (a) above (including after-acquired property), all as more fully described in the Mortgage, including without limitation all attachments, annexes, and appendices thereto. The Partnership shall make or cause to be made any filings or recordations, give or cause to be given any notices and take or cause to be taken any other actions as may be reasonably necessary in the State of New York and in the State of Texas to perfect the grant of the first priority security interest in the property described in this
Section 6.02.

               6.03 General Partner's Interest in the Partnership. (a) The General Partner hereby grants, transfers, delivers, pledges and assigns to the Collateral Trustee for the benefit and on behalf of the Secured Parties, as security for the full payment of the Senior Debt Obligations and the performance of the other obligations of the Borrower, the Partnership and the Partners under the Financing Documents, and hereby grants a Lien on and first priority security interest in, all right, title and interest that it now has or that shall hereafter arise in and to the following:

                         (i) all the General Partner's right, title and ownership interests in and to the Partnership, which interests presently are designated as the General Partnership Interest and represent a 1% interest in the Partnership issued and outstanding as of the date hereof, and all the General Partner's other legal, equitable or beneficial interests in the Partnership, whether now owned or hereafter acquired by the General Partner;

                         (ii) all certificates representing or evidencing the General Partnership Interest and any options, warrants or other rights to purchase the General Partnership Interest or certificates at any time owned by the General Partner, including without limitation all the General Partnership Interest or certificates, options, warrants or other rights acquired by the General Partner in the future (collectively, the "GP Certificates") and any other certificates or instruments representing the GP

               Certificates, accompanied by certificate transfers duly executed in blank, and all cash, securities, distributions and other property at any time in the future and from time to time received, receivable or otherwise distributed, in respect of or in exchange for any or all of the GP Certificates;

                         (iii) all securities in substitution for or in addition
               to any of the foregoing, any certificates representing or evidencing such securities, and all cash, securities, distributions and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

                         (iv) all other claims of any kind or nature, and any instruments, certificates, chattel paper or other writings evidencing such claims, whether in contract or tort, and whether arising by operation of law, consensual agreement or otherwise, at any time acquired by the General Partner in respect of any or all of the foregoing against the Partnership; and

                         (v) to the extent not included in the foregoing, all cash and non-cash proceeds, products, rents, revenues, issues, profits, royalties, income, benefits, additions, substitutions, replacements, and accessions of and to any and all of the foregoing, including without limitation (A) all rights of the General Partner to receive monies due and to become due under or pursuant to the General Partnership Interest; (B) all rights of the General Partner to receive any indemnity, warranty or guarantee with respect to the General Partnership Interest; and
               (C) to the extent not included in the foregoing, all additions to and replacements of the General Partnership Interest and all proceeds receivable or received when any and all of the General Partnership Interest is sold, collected, exchanged or otherwise disposed whether voluntarily or involuntarily.

               (b) Any additional GP Certificates at any time or from time to time after the Original Closing Date acquired by the General Partner (by purchase, distribution or otherwise) shall form part of the General Partnership Interest and the General Partner will forthwith pledge and deposit such GP Certificates to and with the Collateral Trustee, promptly take all such other actions required to perfect the security interest therein of the Collateral Trustee under any requirement of law (including without limitation under the uniform commercial code as adopted in any appropriate jurisdiction), deliver to the Collateral Trustee certificates therefor accompanied by certificate transfers duly executed in blank by the General Partner or such other instruments of transfer as are acceptable to the Collateral Trustee and promptly thereafter deliver, or cause to be delivered, to the Collateral Trustee a certificate describing such GP Certificates and certifying that the same have been duly deposited with, and are subject to the security interest in favor of, the Collateral Trustee for the benefit and on behalf of the Secured Parties hereunder.

                 (c) Notwithstanding anything to the contrary contained in clauses (a) and (b) of this Section 6.03, if any partnership interest of the General Partner in the Partnership (owned or hereafter acquired) is not evidenced by a certificated security, the General Partner shall promptly notify the Collateral Trustee and shall promptly take all actions required to perfect the security interest therein of the Collateral Trustee under any requirement of law (including without limitation under the Uniform Commercial Code as adopted in any appropriate jurisdiction).

                 6.04 Limited Partnership Interest in the Partnership. (a) The Limited Partner hereby grants, transfers, delivers, pledges and assigns to the Collateral Trustee for the benefit and on behalf of the Secured Parties, as security for the full payment of the Senior Debt Obligations and the performance of the other obligations of the Borrower, the Partnership and the Partners under the Financing Documents, and hereby grants a lien on and first priority security interest in, all right, title and interest that it now has or that shall hereafter arise in and to the following:

                                  (i)   all the Limited Partner's right, title
                 and ownership interests in and to the Partnership, which interests presently are designated as the Limited Partnership Interest and represent a 99% interest in the Partnership issued and outstanding as of the date hereof, and all the Limited Partner's other legal, equitable or beneficial interests in the Partnership, whether now owned or hereafter acquired by the Limited Partner;

                                  (ii)  all certificates representing or
                 evidencing the Limited Partnership Interest and any options, warrants or other rights to purchase the Limited Partnership Interest or certificates at any time owned by the Limited Partner, including, without limitation, all the Limited Partnership Interest or certificates, options, warrants or other rights acquired by the Limited Partner in the future, (collectively, the "LP Certificates") and any other certificates or instruments representing the LP Certificates, accompanied by certificate transfers duly executed in blank, and all cash, securities, distributions and other property at any time in the future and from time to time received, receivable or otherwise distributed, in respect of or in exchange for any or all of the LP Certificates;

                                  (iii) all securities in substitution for or in
                 addition to any of the foregoing, any certificates representing or evidencing such securities, and all cash, securities, distributions and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

                                  (iv) all other claims of any kind or nature, and any instruments, certificates, chattel paper or other writings evidencing such claims, whether in contract or tort, and whether arising by operation of law, consensual agreement or otherwise, at any time acquired by the

                 Limited Partner in respect of any or all of the foregoing against the Partnership; and

                              (v) to the extent not included in the foregoing, all cash and non-cash proceeds, products, rents, revenues, issues, profits, royalties, income, benefits, additions, substitutions, replacements, and accessions of and to any and all of the foregoing, including without limitation (A) all rights of the Limited Partner to receive monies due and to become due under or pursuant to the Limited Partnership Interest; (B) all rights of the Limited Partner to receive any indemnity, warranty or guarantee with respect to the Limited Partnership Interest; and (C) to the extent not included in the foregoing, all additions to and replacements of the Limited Partnership Interest and all proceeds receivable or received when any and all of the Limited Partnership Interest is sold, collected, exchanged or otherwise disposed whether voluntarily or involuntarily.

                 (b) Any additional LP Certificates at any time or from time to time after the Original Closing Date acquired by the Limited Partner (by purchase, distribution or otherwise) shall form part of the Limited Partnership Interest and the Limited Partner will forthwith pledge and deposit such LP Certificates to and with the Collateral Trustee, promptly take all such other actions required to perfect the security interest therein of the Collateral Trustee under any requirement of law (including without limitation under the uniform commercial code as adopted in any appropriate jurisdiction), deliver to the Collateral Trustee certificates therefor accompanied by certificate transfers duly executed in blank by the Limited Partner or such other instruments of transfer as are acceptable to the Collateral Trustee and promptly thereafter deliver, or cause to be delivered, to the Collateral Trustee a certificate describing such LP Certificates and certifying that the same have been duly deposited with, and are subject to the security interest in favor of, the Collateral Trustee for the benefit and on behalf of the Secured Parties hereunder.

                 (c) Notwithstanding anything to the contrary contained in clauses (a) and (b) of this Section 6.04, if any partnership interest of the Limited Partner in the Partnership (owned or hereafter acquired) is not evidenced by a certificated security, the Limited Partner shall promptly notify the Collateral Trustee and shall promptly take all actions required to perfect the security interest therein of the Collateral Trustee under any requirement of law (including without limitation under the uniform commercial code as adopted in any appropriate jurisdiction).

                 6.05 The Partnership's Shares in the Borrower. The Partnership hereby grants, transfers, delivers, pledges and assigns to the Collateral Trustee for the benefit of the Secured Parties, as security for the full payment of the Senior Debt Obligations and for the performance of the other obligations of the Borrower, the Partnership and the Partners under the Financing Documents, and hereby grants a Lien on and first priority security interest in, all right, title and interest that it now has or that shall hereafter arise in and to the Shares of the Borrower, together with all shares, coupons or securities issued as a dividend on such Shares or representing a distribution or return of capital upon or in respect of such Shares or warrants or any subscription or other purchase rights with respect to such Shares. On or prior to the Original Closing Date, the Partnership delivered to the Collateral Trustee for the benefit of the Secured Parties the certificates representing the Shares of the Borrower and, promptly following receipt, the Partnership shall deliver to the Collateral Trustee for the benefit of the Secured Parties any of such other shares, securities, warrants, coupons, rights or other relevant documentation together in each case with stock powers, duly executed by the Partnership in blank with appropriate signature guarantees, to be held by the Collateral Trustee for the benefit of the Secured Parties pursuant to the pledge made hereby. The Partnership agrees that it shall not permit the certificate of incorporation or bylaws of the Borrower or any other governing and constituent documents of the Borrower to be amended or modified in any manner that would cause the Partnership to hold less than l00% share of the aggregate voting power represented by the Shares or otherwise deprive the Partnership of control of the Borrower.

                 6.06 Interests in Accounts and Authorized Investments. The Partnership hereby grants, transfers, pledges, hypothecates, assigns and sets over to the Collateral Trustee for the benefit of the Secured Parties, as security for the full payment of the Senior Debt Obligations and for the performance of the other obligations of the Borrower, the Partnership and the Partners under the Financing Documents, and hereby grants a lien on and first priority security interest in, all right, title and interest that it now has or that shall hereafter arise in and to the Accounts and Subaccounts (each as defined in this Agreement) and, to the fullest extent possible under applicable law, to the money, certificated and uncertificated securities, security entitlements, instruments, all investments made with or arising out of such funds, all claims thereunder or in connection therewith, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of such Accounts, such funds or such investments and, in each case, proceeds therefrom. Funds and investments in the Accounts and Subaccounts are trust funds held by the Collateral Trustee for application as provided in this Agreement. Accordingly, notwithstanding the foregoing grant, transfer and assignment, the Collateral Trustee shall apply such funds and investments strictly in accordance with the terms of this Agreement. Whether or not Senior Lenders shall have taken Enforcement Action, none of the Borrower, the Partnership, the Partners or the Collateral Trustee (other than to the extent expressly provided herein), nor any Secured Party, shall have the right to withdraw, apply, invest or offset the money and investments in the Accounts and Subaccounts (each as defined in this Agreement), nor shall any such Person exercise any right it may have to attach or garnish such money, certificated and uncertificated securities, instruments, other investments, if any, or proceeds in any such account, in each case otherwise than as provided in this Agreement, and the Partnership and the Senior Lenders shall have only those rights to direct the Collateral Trustee as to the application of funds and investments as are provided in this Agreement.

                 6.07 The Project Documents, Sales Agreements and Spot Contracts. (a) Assignment of Rights. (i) Without limiting the generality of any other provisions of this Agreement, including without limitation Section 6.09, the Partnership hereby grants, transfers and assigns to the Collateral Trustee for the benefit of the Secured Parties as security for the full payment of the Senior Debt Obligations and for the performance of the other obligations of the Borrower, the Partnership and the Partners under the Financing Documents, and hereby grants to the Collateral Trustee for the benefit of the Secured Parties a lien on and first priority security interest in, all right, title and interest (but not obligations or duties) that it now has or that shall hereafter arise in and to (A) the Project Documents, Sales Agreements or Spot Contracts to which it is a party, whether now existing or hereafter arising, (B) all rights to payment, claims, powers, privileges, proceeds, titles, interests and remedies of the Partnership, whether arising under any of the Project Documents, Sales Agreements or Spot Contracts, by statute, at law, in equity or otherwise, resulting from any failure or performance or compliance with any of the provisions of any such Project Documents, Sales Agreement or Spot Contract, together with full power and authority, in its own name or in the name of the Partnership or otherwise (but subject to subclause (ii) of this clause (a)), to enforce such Project Documents, Sales Agreements or Spot Contracts against, counterparties thereto or guarantors thereunder, as the case may be, and to collect, receive and give receipts and releases for proceeds or other amounts payable under such Project Documents, Sales Agreements or Spot Contracts and (C) all rights of the Partnership to terminate, amend, supplement, modify or waive performance under any Project Document, Sales Agreement or Spot Contract, in each case as such Project Document, Sales Agreement or Spot Contract may be amended, supplemented, renewed or otherwise modified, including without limitation any agreement, contract or document replacing or substituting for such Project Document, Sales Agreement or Spot Contract from time to time.

                      (ii) The Partnership shall make all requests for and in respect of any moneys due under any such Project Document, Sales Agreement or Spot Contract, and, if for any reason the Partnership fails to do so within two Business Days of a request by the Collateral Trustee, the Collateral Trustee may make such requests as assignee with the same force and effect as if made by the Partnership. The Partnership agrees promptly to provide the Collateral Trustee at its request with copies of all requests made by it in respect of moneys due from a party to any such Project Document, Sales Agreement or Spot Contract under any such Project Document, Sales Agreement or Spot Contract.

                 (b) Notice. (i) Concurrently with entering into any of the Project Documents, Sales Agreements or Spot Contracts, the Partnership shall give or cause to be given written notice to the counterparty thereunder of the security interest therein granted by clause (a) of this Section 6.07.

                      (ii) The Partnership shall obtain from the counterparty under each Project Document, and shall deliver or cause to be delivered to the Collateral Trustee, promptly after entering into such Project Documents, a signed consent and acknowledgment addressed to the Collateral Trustee and substantially in the form set forth in Appendix I hereto, to the effect that such counterparty has received notice from the Partnership of the security interest granted by clause (a) of this Section 6.07 in such Project Document and that such counterparty shall notify the Collateral Trustee of any breach of material obligations by the Partnership under such Project Document. The Collateral Trustee may assume that any consent and acknowledgement so delivered to it is substantially in the form set forth in Appendix I hereto unless notified in writing to the contrary by any Person.

                                  (iii) The Partnership shall obtain from the
counterparty under each Sales Agreement and shall deliver or cause to be delivered to the Collateral Trustee promptly after entering into such Sales Agreement a signed consent and acknowledgment addressed to the Collateral Trustee and substantially in the form set for in Appendix I hereto to the effect that such counterparty has received notice from the Partnership of the security interest granted by clause (a) of this Section 6.07 in such Sales Agreement and that such counterparty shall notify the Collateral Trustee of any breach of material obligations by the Partnership under such Project Document. The Collateral Trustee may assume that any consent and acknowledgement so delivered to it is substantially in the form set forth in Appendix I hereto unless notified in writing to the contrary by any Person.

                                  (iv)  Promptly after entering into any Project
Document, Sales Agreement or Spot Contract (unless such Spot Contract is not in writing), the Partnership shall deliver a copy thereof to the Collateral Trustee, together with the related counterparty's consent and acknowledgment (if required).

                 6.08 Insurance and Insurance Proceeds; Reinsurance. (a) Without limiting the generality of any other provisions of this Agreement, including without limitation Section 6.09, the Partnership hereby grants, transfers and assigns to the Collateral Trustee for the benefit of the Secured Parties, as security for the ful1 payment of the Senior Debt Obligations and for the performance of the other obligations of the Borrower, the Partnership and the Partners under the Financing Documents, and hereby grants to the Collateral Trustee for the benefit of the Secured Parties a Lien on and first priority security interest in, all right, title and interest that it now has or that shall hereafter arise in and to any and all insurance policies issued to the Partnership with respect to any Required Insurance (other than any insurance policy in respect of third-party liability insurance and workmen's compensation) and all proceeds thereof. The Partnership hereby authorizes the Collateral Trustee to collect and receive such proceeds and shall direct the issuer of each of such insurance policy to make payment for all such losses directly and solely to the Collateral Trustee in accordance with Article VII.

                         (b) The Partnership shall, subject to commercial
availability and if requested by the Collateral Trustee: (i) cause each of its insurers to grant, transfer and assign to the Collateral Trustee for the benefit of the Secured Parties, as security for the full payment of the Senior Debt Obligations and for the performance of the other obligations of the Borrower, the Partnership and the Partners under the Financing Documents, and to grant to the Collateral Trustee for the benefit of the Secured Parties a first priority security interest in, all right, title and interest that such insurer may have or that may thereafter arise in and to any and all reinsurance policies issued by such insurers' reinsurers in respect of any Required Insurance (other than any reinsurance policy in respect of third-party liability insurance and workmen's compensation) and all proceeds thereof; and (ii) cause each of the reinsurers providing reinsurance coverage in respect of any Required Insurance to include a cut-through endorsement in favor of the Collateral Trustee for the benefit of the Secured Parties in its reinsurance policy.

                 6.09 All Personal Property Including Machinery and Equipment, Technology General Intangibles, Accounts and Other Personal Property. Without limiting the generality of any other provisions of this Agreement, including without limitation this Section 6.09, the Partnership hereby grants, transfers and assigns to the Collateral Trustee for the benefit and on behalf of the Secured Parties, as security for the Senior Debt Obligations and the performance of the other obligations of the Borrower, the Partnership and the Partners under the Financing Documents and hereby grants a lien on and first priority security interest in, all right, title and interest that it now has or that shall hereafter arise in and to all equipment, fixtures, goods, general intangibles, accounts and intellectual property and all other personal property (tangible or intangible) that does not constitute Released Collateral, including without limitation (a) machinery, equipment, fixtures, chattels, and all other personal property and substitutions and replacements thereof, now or hereafter owned by the Partnership or in which the Partnership has or shall acquire an interest that does not constitute Released Collateral and (b) all general intangibles, licenses, authorizations, trademarks and other intellectual property, including without limitation, the Technology relating to the design, development, operation, management and use of the Heavy Oil Processing Facility that does not constitute Released Collateral, provided that the Collateral Trustee shall have no obligation to take any action in respect of any such intellectual property unless and until it has been duly notified of the existence of such intellectual property.

                 6.10 Permitted Hedging Arrangements. Without limiting the generality of any other provisions of this Agreement, including without limitation Section 6.09, the Partnership hereby grants, transfers and assigns to the Collateral Trustee for the benefit of the Secured Parties, as security for the full payment of the Senior Debt Obligations and for the performance of the other obligations of the Borrower, the Partnership and the Partners under the Financing Documents, and hereby grants a lien on and first priority security interest in, all right, title and interest the Partnership that shall hereafter arise in and to Permitted Hedging Arrangements and all claims resulting from any failure of performance or compliance with any of the provisions of any of the Permitted Hedging Arrangements, together with full power and authority, in its own name or in the name of the Partnership or otherwise, to enforce Permitted Hedging Arrangements against the counterparties thereto. Concurrently with entering into a Permitted Hedging Arrangement, the Partnership shall give or cause to be given written notice to the counterparties thereto of the security interest hereby granted and shall obtain from each such counterparty an acknowledgment thereof and furnish it to the Collateral Trustee.

                 6.11 Intercompany Loans from the Borrower to the Partnership. The Borrower hereby grants, transfers and assigns to the Collateral Trustee for the benefit and on behalf of the Secured Parties, as security for the full payment of the Senior Debt Obligations and for the performance of the other obligations of the Borrower, the Partnership and the Partners under the Financing Documents, and hereby grants a Lien on and first priority security interest in, all right, title and interest that it now has or that shall hereafter arise in and to any intercompany loans to the Partnership that the Borrower has

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made or will make, including without limitation (i) each intercompany loan and all promissory notes, documents, agreements and other instruments evidencing such intercompany loan, or executed and delivered in connection with such intercompany loan, (ii) any and all collateral security for any intercompany loan, including without limitation all mortgages, deeds of trust, security agreements, collateral assignments, guaranties, pledges, letters of credit, chattel paper and similar instruments, and any shares, securities, money or other property delivered by the Partnership in respect of such intercompany loan, (iii) all UCC-1 financing statements filed in connection with the intercompany loans and (iv) any other instruments and documents included in the mortgage file relating to such intercompany loan, and all rights to payment, claims, powers, privileges, proceeds, titles, interests and remedies of the Borrower, whether arising under any of the documents, instruments or other agreements evidencing such intercompany loan, by statute, at law, in equity or otherwise, resulting from any failure of performance or compliance with any of the provisions such intercompany loan, together with full power and authority to enforce such intercompany loan against counterparties thereto or guarantors thereunder, as the case may be, and to collect, receive and give receipts and releases for proceeds or other amounts payable under such intercompany loan.

                 6.12 Proceeds, Products, Etc. To the extent not otherwise included in any of the foregoing provisions of this Article VI, each of the Borrower, the Partnership, the Limited Partner and the General Partner hereby grants, transfers and assigns to the Collateral Trustee for the benefit of the Secured Parties, as security for the full payment of the Senior Debt Obligations and for the performance of all other obligations of the Borrower, the Partnership and the Partners under the Financing Documents, and hereby grants a lien on and first priority security interest in, all right, title and interest that it now has or that shall hereafter arise in and to all proceeds of any and all of the Collateral covered by the foregoing provisions of this Article VI and all additions and accessions to, substitutions and replacements for, and rents, profits, royalties, revenues, issues, income, benefits, product and offspring of any and all of such Collateral; provided, however, that such grant, transfer and assignment shall not extend to (a) any cash or cash equivalents of the Borrower Parties other than those from time to time on deposit in the Accounts or (b) any Released Collateral.

                 6.13 Perfection and Maintenance of Security Interests. (a) Notwithstanding any other provision of this Article VI, at any time and from time to time, upon demand of the Collateral Trustee and pursuant to Article IX, in each case on behalf and at the direction of any Secured Party, (i) each of the Borrower, the Partnership and the Partners shall give, execute, file and record any notice, financing statement, continuation statement, public deed, instrument, document or agreement and use its best efforts to obtain such governmental approvals, consents, licenses or authorizations that such Secured Party may consider necessary or desirable, and shall take all other necessary action as required or advisable, to create, preserve, continue, perfect or validate any security interest granted under the Security Documents, hereunder or pursuant hereto in the Collateral or to enable the Collateral Trustee on behalf of such Secured Party to exercise or enforce its rights hereunder or under the Security Documents with respect to such security interest, (ii) each of the Borrower, the Partnership and the Partners shall

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

give, execute, file and record any notice, financing statement, continuation statement, public deed, instrument, document or agreement and use its best efforts to obtain such governmental approvals, consents, licenses or authorizations, that such Secured Party may consider necessary or desirable, and shall take all other necessary action as required or advisable, to create, preserve, continue, perfect or validate any security interest in any written agreement to which any of the Borrower, the Partnership and the Partners is a party and (iii) each of the Borrower, the Partnership and the Partners shall obtain written consents to assignment from the counterparties to the Project Documents, where appropriate, acknowledging the rights of Secured Parties. Without limiting the generality of the foregoing, each of the Borrower, the Partnership and the Partners shall make or cause to be made any filings or recordations, give or cause to be given any notices and take or cause to be taken any other actions as may be necessary in any and all applicable jurisdictions and filing offices including without limitation in the State of New York, the State of Texas and the United Mexican States, to perfect the grant of the first priority security interest in the Collateral, and each constituent item thereof, as described in this Article VI and the Collateral Trustee, on behalf of the Secured Parties, is authorized to file, under the Uniform Commercial Code of any state of the United States of America or other applicable law, financing statements, continuation statements or other documents relating to the Collateral necessary to preserve a security interest in the Collateral, in each case without the signature of any of the Borrower, the Partnership and the Partners (to the extent permitted by applicable law). The Collateral Trustee shall execute all public deeds or other documents as required by applicable law and regulation and as requested by the Secured Parties to duly create and register security interests provided for by this Article VI, provided, however, that neither the Collateral Trustee nor the Secured Parties have any responsibility for the creation, perfection, validity or enforceability of any security interest created or intended to be created hereby or pursuant to this Agreement or for the maintenance or perfection of any such security interest. Any Secured Party taking action under this Section 6.13 shall use reasonable efforts to notify the Partnership thereof following the taking of such action. Each of the Borrower, the Partnership and the Partners shall notify the Collateral Trustee upon or prior to entering into any Project Document in which any of them are or may be required to grant a security interest pursuant to this
Article VI.

                          (b) None of the Borrower, the Partnership nor either
of the Partners shall take any actions that would impair or render ineffective or adversely affect the perfection or the priority of any of the security interests granted in, or pursuant to, this Agreement or any other Security Document.

                          (c) On or prior to the Original Closing Date, each of
the Borrower, the Partnership and the Partners agrees to execute and deliver to the Depositary Bank and the Collateral Trustee for the benefit of the Secured Parties, and register in every public registry in any state of the United States of America in which such registration is necessary, an irrevocable power of attorney, in a form required by such registry, for a term equal to such time as the Senior Loans are outstanding or are in effect granting the Collateral Trustee, as attorney-in-fact of each of the Borrower, the Partnership and the Partners, the power and right, in the name or on behalf of each of them without notice to or assent by any of them, to the extent permitted by applicable

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

law, to take any action and execute any instruments which any Secured Party may deem reasonably necessary or advisable to create, preserve, continue, perfect or validate any security interest granted under or pursuant to this Agreement or any Security Document.

                          (d) The Security Documents to be entered into under
the laws of the State of New York or the State of Texas, and the consents and acknowledgments to be obtained from third parties referred to in this Article VI, shall be substantially in the forms most recently agreed with the Applicable Agent or Applicable Agents and furnished to the Secured Parties prior to the Original Closing Date.

                          (e) Each of the Borrower, the Partnership and the
Partners and the Collateral Trustee (on behalf of itself and the Senior Lenders), as the case may be, prior to or concurrently with the time or times that Senior Lenders other than the Senior Lenders party to this Agreement on the date hereof (including without limitation successors, transferees and assigns of such Senior Lenders) become holders of Senior Loans secured by and entitled to the benefits of this Agreement, shall amend each of the Security Documents to which it is a party to identify specifically such additional Senior Lenders and the Senior Loans held or to be held thereby and to state that the Senior Loans held by such additional Senior Lenders shall have the benefit of the security interests referred to therein, and the Borrower, the Partnership and the Partners shall be required to pay any filing or recording fees payable in the State of New York or the State of Texas in respect of Collateral in connection with any such amendments.

                   6.14   Rights in Collateral Prior to Enforcement Direction.
(a) Notwithstanding the security interests created and to be created pursuant to this Agreement, unless otherwise provided in this Agreement (including without limitation under Section 10.02) or the Transfer Restrictions Agreement or unless the Collateral Trustee shall have received an Enforcement Direction with respect to any Collateral, the Borrower, the Partnership and the Partners shall retain and be entitled to exercise all their respective rights relating to such Collateral, subject to the terms and conditions of this Agreement and of the security interests created or to be created hereunder or by any of the Security Documents, including without limitation as follows: (i) possessing and using the Project Property and altering or disposing of any part thereof; (ii) exercising all rights relating to the Project Documents; (iii) renewing insurance policies, making claims and instituting and settling proceedings against insurers thereunder; (iv) transferring (in accordance with the Transfer Restrictions Agreement and the terms hereof) any Partnership Interests in the Partnership, receiving the profits to be derived from any of the Partnership Interests in the Partnership and exercising rights as shareholder, general partner or limited partner of any of the Borrower, the Partnership and the Partners, as the case may be, under their respective organizational documents (and the Collateral Trustee shall execute and deliver to such parties, where appropriate, all such proxies, powers of attorney, dividend and other orders, and all such instruments as they may reasonably request for the purpose of enabling them to exercise the rights and powers which they are entitled to exercise pursuant to this clause);
(v) amending any agreements in respect of Subordinated Debt and assigning such agreements (in accordance with the Transfer Restrictions Agreement); and (vi) amending each of the Project Documents, making waivers and elections thereunder and instituting and settling proceedings for the

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

enforcement of rights thereunder, provided that such amendment, waiver, election or settlement does not have a Material Adverse Effect.

                          (b) Except as otherwise provided in this Agreement,
unless the Collateral Trustee shall have received an Enforcement Direction with respect to such Collateral, the Collateral Trustee and the Depositary Bank shall, at the request and cost of any of the Borrower, the Partnership and the Partners, as the case may be, execute such documents and take such action and do such things as may be necessary or desirable to enable such grantor of the security interest in such Collateral to exercise the rights retained by them in such Collateral, provided that such execution or action does not have a Material Adverse Effect.

                          (c) Without limiting the generality of this Article
VI, upon the receipt by the Collateral Trustee of an Enforcement Direction, the Collateral Trustee shall be entitled, without limitation as to any other Enforcement Action available, to (i) transfer title of the General Partnership Interest and Limited Partnership Interest in the Partnership and the Shares in the Borrower to the Collateral Trustee, the Secured Parties or any other Person,
(ii) receive all dividends and other distributions payable to owners of the General Partnership Interest and Limited Partnership Interest in the Partnership and the Shares in the Borrower, (iii) exercise all voting and other rights pertaining to the General Partnership Interest and Limited Partnership Interest in the Partnership and the Shares in the Borrower as so directed and (iv) freely sell and dispose of the General Partnership Interest and Limited Partnership Interest in the Partnership and the Shares in the Borrower, in each case, subject to the terms and conditions of this Agreement, the other Security Documents and applicable law.

                   6.15 Liability of Borrower Parties. Notwithstanding any other provision of this Agreement or the other Security Documents, subject to applicable law:

                          (a) Each of the Borrower, the Partnership and the Partners shall remain liable under all agreements and contracts included in the Collateral to the extent provided therein;

                          (b) The exercise by the Collateral Trustee or any Secured Party of any of their respective rights under this Agreement or the Security Documents shall not release any of the Borrower, the Partnership or either of the Partners from any of its duties or obligations under any contracts or agreements included in the Collateral except to the extent provided therein; and

                          (c) Neither the Collateral Trustee nor any Secured Party shall have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Agreement or the Security Documents, nor shall the Collateral Trustee or any Secured Party be obligated to perform any of the obligations or duties of any of the parties thereunder or to take any action or collect or enforce any claim for payment assigned hereunder.

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

          6.16  Release of Security Interests. Except as otherwise provided in
Section 6.01 or elsewhere in this Agreement, the release of any security interest under this Agreement and the Security Documents requires the consent of the Capital Markets Senior Lender Group.

          6.17 PMI Subordinated Lien. The Partnership may at any time execute documentation granting the PMI Subordinated Lien, provided that such documentation shall include subordination provisions substantially in the form attached hereto as Appendix R.

                                   ARTICLE VII

                                    INSURANCE

          7.01 Maintenance of Insurance. The Partnership shall at all times keep all Project Property of an insurable nature and of a character usually insured, insured with insurers and reinsurers that are Rated Insurers selected by it against such risks, with all risk property and general liability coverage (including deductibles and exclusions) and in such form and amounts as are customary for project facilities of similar type and scale to the Heavy Oil Processing Facility (including insurance against sudden and accidental environmental damage and business interruption and contingent business interruption insurance). The Partnership shall, at a minimum and without limiting the generality of the immediately preceding sentence, obtain and maintain at least the coverage set forth on the schedule of Required Insurance set forth in Appendix J. The schedule of Required Insurance set forth in Appendix J may be amended by the Partnership, after consultation with the Insurance Consultant, from time to time upon the prior consent of Requisite Lenders. Notwithstanding anything in this Article VII or Appendix J to the contrary, the Partnership shall not be in Default, and no Event of Default shall arise hereunder, by reason of the Partnership's failure to obtain insurance in compliance with the provisions of this Article VII or Appendix J, so long as (a) the respective ratings of the Capital Markets Senior Debt by the Credit Rating Agencies are equal to or higher than such ratings on the date hereof and (b) the Partnership otherwise maintains insurance coverage (including deductibles, retention and insurance forms) consistent with customary insurance standards in its industry, as determined by the Partnership in consultation with the Insurance Consultant, provided, that, if the ratings of the Capital Markets Senior Debt at any time cease to be equal to or higher that such ratings on the date hereof, the Partnership's failure to obtain insurance in compliance with the provisions of this Article VII or Appendix J shall not constitute an Event of Default for the first 30 days following such cessation, if the Partnership uses good faith efforts to obtain such coverage during such 30-day period.

          7.02 Additional Insureds and Loss Payees Provisions. The Partnership shall irrevocably cause (a) each of its insurance policies and, subject to commercial availability and if requested the Collateral Trustee, the related reinsurance policies (other than policies in respect of workers' compensation or third-party liability insurance) to name the Collateral Trustee on behalf of the Secured Parties and the Secured Parties as additional (and not joint) insurers and sole loss payees as their interests may appear and

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

(b) each of its insurance policies (other than any policy in respect of third party liability insurance and workers' compensation) to require all payment of proceeds directly to the Casualty and Insurance Account in accordance with
Section 7.07 with words to substantially the following effect: "All recoveries hereunder shall be paid in full to Deutsche Bank Trust Company Americas, as Collateral Trustee, or to its order without any deduction or deductions whatsoever for deposit into [details for Casualty and Insurance Account]." The Partnership shall cause each insurance policy in respect of third-party liability insurance (including automobile and directors' and officers' liability insurance) and workmen's compensation to designate such third parties as the loss payee in words to substantially the following effect: "All proceeds of insurance arising hereunder that are payable for the benefit of third parties shall at all times be paid directly to such third parties provided such person has executed a discharge of all claims against the insured parties in respect of the risk or liability in relation to which the claim was made unless the insurer is satisfied that the relevant insured parties have fully and unconditionally discharged the claim or liability when such sums shall be paid to the said insured parties."

          7.03 Other Lender Provisions in Policies. The Partnership shall procure and shall cause its insurers and reinsurers to procure the inclusion in each insurance policy or reinsurance policy, as the case may be, issued to the Partnership or for the benefit of the Partnership provisions (a) that require the insurer or reinsurer to give at least 60 days' notice to the Collateral Trustee before the cancellation or non-renewal of any insurance policy takes effect or, if commercially available, 30 days', or if not so available, 15 days' notice in case of any cancellation or non-renewal due to non-payment of premiums, to the Collateral Trustee, (b) that require the insurer or reinsurer to give notice to the Collateral Trustee of a default by the Partnership in the payment of any premium when due for payment under such insurance or reinsurance policy, (c) that require the insurer or reinsurer to waive all rights of subrogation it may have against any insured and the respective directors, officers and employees of the insured, (d) that require the insurer or reinsurer to waive all rights of set-off in respect of recoveries due thereunder and (e) that ensure the severability of interests of the insureds, provided that the requirements set forth in this sentence in respect of reinsurers shall be subject to commercial availability and shall apply only if requested by the Applicable Agent or Applicable Agents or the Collateral Trustee.

          7.04 Payment, Assignment, Etc. of Reinsurance or Co-Insurance. The Partnership shall ensure that all its insurers, reinsurers and co-insurers agree to arrangements designed to produce the following results: (a) that, after the Collateral Trustee exercises its security interest in insurance, the claims of the Collateral Trustee prevail over any competing claims of the Partnership; (b) that such insurers, reinsurers or co-insurers pay any claims under such insurance, reinsurance or co-insurance policies directly to the Collateral Trustee in the manner contemplated by Section 6.08 and clause (b) of Section 7.02; and (c) that the Partnership or, if applicable, the Collateral Trustee, be permitted to make claims under such reinsurance or co-insurance policies directly against such reinsurers or co-insurers in the event its insurers fail to do so or fail to do so to the full satisfaction of the Partnership or, if applicable, the Collateral Trustee, or are insolvent, in liquidation or bankrupt, provided that the requirements set forth in this

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

sentence in respect of reinsurers and co-insurers shall be subject to commercial availability and shall apply only if requested by the Applicable Agent or Applicable Agents or the Collateral Trustee. Such arrangements shall be in accordance with the requirements set forth in clause (b) of Section 6.08.

          7.05 Rated Insurers. Notwithstanding anything in this Article VII to the contrary, the Partnership shall at all times ensure that it is party to insurance policies and, to the extent necessary, its insurers and reinsurers are party to reinsurance policies such that (a) 100% of the risk in respect of the Project Property insured pursuant to Section 7.01 is ultimately borne by a Rated Insurer and (b) the Collateral Trustee has, to the fullest extent permitted by applicable law, the benefit of effective cut-through endorsement clauses as from time to time may be necessary to allow the Collateral Trustee to bring a direct claim against a Rated Insurer in respect of 100% of the insured Coker Project risk.

          7.06 Payment of Premiums. The Partnership shall pay all premiums and other sums payable in respect of its insurance when due, provided, however, that the Collateral Trustee shall be entitled (but not obligated) to pay premiums and other sums due in respect of the Partnership's insurance if such insurance would expire or otherwise be canceled or suspended within 10 days thereafter as a result of a failure to pay such premiums or sums. If the Collateral Trustee pays any premiums or sums pursuant to the immediately preceding sentence, the Collateral Trustee shall be entitled to reimbursement therefor as a Senior Debt Obligation.

          7.07 Application of Insurance Proceeds. All proceeds of insurance or, if applicable, reinsurance shall be applied as follows:

                (a) Any sum paid in settlement of a liability to a third party shall be paid to the Person to whom the liability shall have been incurred or, if such liability shall have been paid by the insured party, to or to the order of the insured party.

                (b) Any other sum paid in respect of any casualty to Project Property, including without limitation in respect of any Catastrophic Casualty, or any proceeds of business interruption or contingent business interruption insurance, if any, shall be paid by the insurer or reinsurer, if applicable, as contemplated in Section 7.02, deposited in the Casualty and Insurance Account. Without limiting the obligations of the Partnership under this Agreement, subject to clause (c) of this Section 7.07, the Partnership shall promptly restore, repair or replace any Project Property affected or damaged by a casualty loss, in each case (i) to the extent necessary in accordance with Prudent Industry Practice to restore the unit cash operating margin of the Coker Project, the frequency and scope of any required maintenance and the Coker Project's design capacity and capacity utilization to the levels that existed immediately prior to such casualty loss and (ii) to the extent of any casualty insurance proceeds received in respect thereof.

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

                    (c) Within 60 days following the occurrence of Catastrophic Casualty, the Partnership shall deliver to the Collateral Trustee a plan for the application of casualty insurance proceeds in respect thereof and other funds available to the Partnership to restore, repair or replace the Project Property. If, within 45 days following the later of the receipt by the Collateral Trustee of such plan and the deposit of such proceeds into the Casualty and Insurance Account, Majority Lenders notify the Partnership that in their reasonable judgment it is unlikely that, after implementation of the Partnership's plan, the Partnership would be able to pay the Senior Debt Obligations as and when they come due or be able to produce Product Production of substantially the same (or higher) quality and quantity as it had prior to such loss or series of losses, such casualty insurance proceeds shall remain in the Casualty and Insurance Account. In the event that
         (i) Majority Lenders so notify the Partnership or (ii) the plan shall not have been delivered, then Majority Lenders shall have the right to require the Partnership to apply such proceeds to prepay Senior Loans in accordance with Section 2.05(a). Prepayments under this clause (c) shall be made within two Business Days following such transfer and shall be applied to reduce the remaining principal installments of Senior Loans pro rata as to each remaining principal installment outstanding. The Senior Lenders shall have the option, at the Partnership's expense, to consult with the Independent Consultant for purposes of reviewing any plan for the application of such casualty insurance proceeds with respect to which Majority Lenders have the right to object.

               7.08 Information. The Partnership shall promptly notify the Collateral Trustee of (a) any material dispute with an insurer, (b) the failure by the Partnership to pay any premium under any insurance policy when due, (c) the failure by the Partnership, for any reason, to maintain in full force and effect the insurance coverage set forth in Appendix J, as it may be amended from time to time in accordance with Section 7.01, (d) any proposed amendment to the schedule of minimum insurance requirements set forth in Appendix J, (e) any reduction in any insurance coverage maintained by the Partnership and (f) any insurance claim or casualty loss or series of losses in excess of $5 million. Not less than 15 days prior to the effective date of any issuance, renewal or replacement of any insurance policy, the Partnership shall deliver to the Collateral Trustee and the Insurance Consultant copies of any certificate of insurance, binder or broker's undertaking letter or policy, as the case may be, in respect of renewal or replacement of any insurance policy. The Collateral Trustee, in consultation, at the Collateral Trustee's option, with the Insurance Consultant, shall be entitled to review (and the Partnership shall promptly furnish or cause to be furnished) the proposed final wording for any such policy to ensure compliance with the terms hereof. If, in the judgment of any of the Applicable Agent or Applicable Agents, the Collateral Trustee, the Insurance Consultant or Majority Lenders, such proposed final wording does not so comply, the Partnership shall amend, or cause to be amended, such wording so that it does so comply in the reasonable judgment of the relevant party. The Partnership shall also provide the Collateral Trustee and the Insurance Consultant with any other information relating to the Partnership's insurance or reinsurance or any claims thereunder that may be requested by the Applicable Agent or Applicable Agents or the Collateral Trustee or the Insurance Consultant. To ensure compliance with the terms

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

hereof, the Partnership shall permit the Insurance Consultant, at the expense of the Partnership, to examine insurance policies issued to the Partnership or the brokers at the places where they are kept upon reasonable notice and during normal business hours.

               7.09 Insurance Consultant. The Partnership shall reimburse the Insurance Consultant and the Secured Parties for the reasonable fees and expenses of the Insurance Consultant retained by the Partnership on behalf of the Secured Parties in connection with any review of information received from, or any consultation with, the Partnership.

                                  ARTICLE VIII

                                    REPORTING

               8.01 Regular Reporting.

                    (a) Operating Reports. The Partnership shall furnish to the Applicable Agent or Applicable Agents, each Credit Rating Agency and the Independent Engineer, not later than 45 days after the end of each of the Partnership's fiscal quarters, a summary of operations during such quarter, including information in reasonable detail concerning (i) the calculation of any adjustments to the Partnership's payment obligations under the Long-Term Oil Supply Agreement pursuant to Section 11.1 of such agreement during such quarter,
(ii) any adverse change with respect to environmental permits and approvals and compliance with permit and approval conditions and applicable environmental regulations during such quarter, (iii) the nature and duration of any operational or production disruptions or limitations that affected the Coker Project during such period, (iv) the progress, schedule and actual to-date and expected aggregate costs of any Mandatory Capital Expenditures or Discretionary Capital Expenditures, as the case may be, and the Partnership's then-current expectations as to the effect of such Mandatory Capital Expenditures or Discretionary Capital Expenditures, as the case may be, on unit operating costs, the frequency and scope of required Coker Project maintenance, including design capacity and capacity utilization, (v) Project Production under the Product Purchase Agreement during such quarter, (vi) sales during such quarter, and inventories remaining at quarter end, (vii) the amount of the Premcor Processing Fee and the volume of product processed for PRG during such quarter, (viii) the amount of fees paid to PRG for services provided under the Services and Supply Agreement and the Ancillary Equipment Site Lease for such quarter and (ix) any material developments during such quarter in Coker Project operations, including without limitation technical problems, interruptions of operations, disputes with Governmental Authorities, labor problems or declines in prices for Project Production or any other matter that could be expected to have a Material Adverse Effect.

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

                    (b) Financial Statements. The Partnership shall furnish to the Collateral Trustee, the Capital Markets Trustee, each Credit Rating Agency and the Independent Engineer:

                             (i) Quarterly. Within 45 days after the end of each of the first three quarters of each fiscal year, unaudited quarterly PRG Financial Statements prepared in accordance with GAAP. Such PRG Financial Statements shall be accompanied by a certificate of a Responsible Officer attesting that (except as may otherwise be noted in such certificate) such PRG Financial Statements are presented in conformity with GAAP on a basis consistent with that of the most recent audited PRG Financial Statements;

                             (ii) Annual. Within 90 days after the end of each fiscal year, annual PRG Financial Statements presented in conformity with GAAP, audited by independent public accountants of recognized international standing appointed from time to time by PRG together with the opinion of such accountants; and

                             (iii) No Default Certificate. On the date of delivery of quarterly or annual PRG Financial Statements pursuant to this subclause (ii) above, (A) a certificate of a Responsible Officer certifying that no Event of Default or Potential Default has occurred and is Continuing on such date and (B) solely in the case of the delivery of annual PRG Financial Statements, a certificate of the independent public accountants of the PRG certifying that, after their audit of such annual PRG Financial Statements, no facts are known to them that would cause them to believe that an Event of Default or Potential Default has occurred and is Continuing on such date, in each of cases (A) and (B), other than Events of Default or Potential Defaults disclosed to the Collateral Trustee, each Credit Rating Agency and the Independent Engineer in accordance with clause
           (a) of Section 8.02.

                    (c) Permitted Hedging Arrangements. The Partnership shall, if applicable, deliver to the Collateral Trustee, each Credit Rating Agency and the Independent Engineer on the date of the delivery of its quarterly and annual financial statements pursuant to clause (b) of this
      Section 8.01, a report listing all Permitted Hedging Arrangements entered into or terminated in the current quarter.

                    (d) Other Information. The Partnership shall furnish to the Collateral Trustee, each Credit Rating Agency and each Independent Consultant such other information related to the Coker Project as it shall reasonably request from time to time.

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                 8.02 Notice of Extraordinary Events. The Partnership shall promptly deliver to the Collateral Trustee, the Applicable Agent or Applicable Agents, each Credit Rating Agency and the Independent Engineer notice upon its discovery of:

                      (a) any Event of Default or Potential Default and any breach of its obligations under this Agreement or any Senior Loan Agreement that does not of itself constitute an Event of Default or a Potential Default;

                      (b) any material default (including without limitation any material payment default) under, or any amendment or termination of, any Project Document or any material disputes in respect thereof with counterparties thereof;

                      (c) the occurrence of any Event of Force Majeure that excuses the performance of any obligation under, or allows the termination of, any Transaction Document;

                      (d) any litigation, arbitration, administrative, governmental or other similar proceeding that is instituted or threatened against any of the Borrower, the Partnership, the General Partner or the Limited Partner or any of their respective property or assets, that, if adversely determined, could be expected to have a Material Adverse Effect;

                      (e) other developments in operation of the Coker Project, if not otherwise reported in any report of the Partnership required to be provided hereunder, that could reasonably be expected to have a Material Adverse Effect; and

                      (f) any facts or circumstances regarding the matters described in the representations set forth in Section 3.01 that would render any such representation untrue if being made at the time of discovery by the Partnership;

in each case describing the nature thereof and any action the Partnership proposes to take with respect thereto.

                 8.03 Books and Records. Each of the Partnership and the Borrower shall (a) keep proper books of record and account in which entries will be made of transactions of or in relation to its business and (b) keep accounts and financial and cost records.

                                   ARTICLE IX

                           COMMON CONDITIONS PRECEDENT

                 9.01 Common Conditions Precedent to Disbursements of Senior Loans. The obligation of each Senior Lender to make the initial and any subsequent disbursement of a Senior Loan under its Senior Loan Agreement shall be subject to

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satisfaction or waiver by it of each of the conditions precedent set forth in such Senior Loan Agreement.

                                    ARTICLE X

                         EVENTS OF DEFAULT AND REMEDIES

                 10.01 Events of Default. Each of the following events shall be an "Event of Default":

                       (a) Payment Default. Either the Borrower or the Partnership shall default in the payment when due of principal, interest, premium or other amounts owing in respect of any Senior Debt and such default remains uncured or unwaived for more than five Business Days;

                       (b) Breach of Representation and Warranty. Any representation or warranty made by any of the Borrower, the Partnership, the General Partner, the Limited Partner or the Shareholders or in any Financing Document shall prove to have been false or misleading in any material respect when made;

                       (c) Breach of Covenant. Any of the Borrower, the Partnership, the General Partner or the Limited Partner shall fail to observe or perform any obligation to be observed or performed by it under this Agreement and such failure shall continue unwaived or unremedied for 30 days;

                       (d) Default under the Financing Documents. An event of default shall have occurred and be Continuing under any Financing Document;

                       (e) Default Under or Termination of the Project Documents. Any party to a Project Document shall fail in any material respect to observe or perform any covenant or other obligation (other than any Excluded PRG Covenants) to be observed or performed by it or to pay any amounts owing by it thereunder and such failure shall continue uncured, unwaived or unremedied, (i) in the case of any failure under any Project Document to which an Affiliate of the Partnership is a party or in the case of a failure to pay any amounts owing under the EPC Contract, the Long-Term Oil Supply Agreement or the Hydrogen Supply Agreements, for more than 30 days, (ii) in the case of any other failure under the EPC Contract, the Long-Term Oil Supply Agreement or the Hydrogen Supply Agreements, for more than 60 days (which grace period shall be extended to no more than 180 days in the aggregate if the Partnership is diligently pursuing a remedy for such failure, including without limitation by replacing the relevant Project Document) and (iii) in the case of any other failure under any other Project Document, for more than 30 days;

                       (f) Insolvency. An Insolvency Event shall have occurred with respect to any of the Borrower, the Partnership, the General Partner or the Limited Partner;

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                 (g) Cross-Acceleration. (i) Any Indebtedness in an aggregate principal amount in excess of $5 million of any of the Borrower, the Partnership, the General Partner or the Limited Partner shall have been declared due and payable or required to be prepaid or redeemed (other than by regularly scheduled required prepayment or redemption) prior to the stated maturity thereof, or (ii) any event or condition shall have occurred that would permit a holder of such Indebtedness to make such a declaration and any applicable grace period in the financing documents under which such Indebtedness was incurred shall have expired;

                 (h) Attachment of Collateral. A Person other than the Collateral Trustee, any Applicable Agent or Applicable Agents, any of the Secured Parties or any of their authorized representatives shall have attached
(i) any Account or Subaccount or funds in any Account or Subaccount or (ii) any portion of the property and assets of any of the Borrower, the Partnership, the General Partner or the Limited Partner which property and assets, individually or in the aggregate, have a book value in excess of $5 million, and, in the case of subclause (ii) only, such attachment shall remain unlifted, unstayed or undischarged for a period of 30 days;

                 (i) Security Interests Invalid. Any security interests created or purported to be created by or pursuant to the Original CSA as amended and restated by this Agreement, or the other Security Documents shall, in the reasonable opinion of counsel to the Secured Parties, not be valid, perfected, first priority security interests in favor of the Collateral Trustee for the benefit of the Secured Parties (except to the extent specified in the forms of legal opinions delivered in accordance with the Original CSA;

                 (j) Unsatisfied Judgments. A final judgment or final judgments
(i) in the aggregate in excess of $5 million with respect to any of the Borrower, the Partnership, the General Partner or the Limited Partner shall have been rendered by a court or other competent tribunal against any of the Borrower, the Partnership, the General Partner or the Limited Partner and shall have remained unpaid, unstayed, undischarged, unbonded or undismissed after the right to appeal has expired;

                 (k) Unenforceability of Agreements. Any Transaction Document shall have been repudiated or terminated by any party thereto, by operation of law or otherwise, or any material provision of any Transaction Document shall have ceased for any other reason to be valid, legally binding or enforceable against any party thereto other than the Secured Parties if such cessation is not cured within 30 days after notice to the Partnership;

                 (1) Abandonment. Abandonment shall have occurred; or

                 (m) Failure to Deposit Funds in Accounts. The Partnership shall fail to cause funds to be deposited into the Accounts in accordance with the terms


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     set forth in Article V and such failure shall continue unwaived or unremedied for five Business Days, provided that any failure by the Partnership to deposit or cause to be deposited sufficient funds into the Principal and Interest Accrual Account and the Debt Service Reserve Account in accordance with Section 5.03(a) or 5.04(a), as applicable, on the date on which this Agreement becomes effective in accordance with Section 14.01, shall be an Event of Default immediately;

            10.02 Declaration of Default. Upon receipt by the Collateral Trustee of one or more of the following:

                   (a) a certificate from a Senior Lender or Senior Lender
     Group stating that an Event of Default described in clause (a) (insofar as either such Event of Default relates to such Senior Lender or Senior Lender Group) of Section 10.01 has occurred and is Continuing and instructing the Collateral Trustee to declare a Default; or

                   (b) a certificate from Majority Lenders stating that an Event of Default has occurred and is Continuing and instructing the Collateral Trustee to declare a Default under this Agreement, then, by notice to the Partnership, a "Default" shall occur, provided that a "Default" shall occur without such declaration or other notice (which declaration or notice shall, for purposes of the Senior Loan Agreements, be deemed to have been given) upon the occurrence of an Event of Default described in clause (f) of Section 10.01.

            10.03 Cessation of Default. Any Senior Lender or Senior Lender Group that has given a certificate pursuant to Section 10.02 shall promptly notify the Collateral Trustee, the Borrower, the Partnership and each other Secured Party upon learning of the cessation of the Event of Default to which such certificate related. Any notice given pursuant to this Section 10.03 shall be a "Cessation Notice". A Cessation Notice shall be effective upon receipt thereof by the Borrower or the Partnership and the Default to which such notice relates shall be deemed no longer to be Continuing for all purposes hereunder.

            10.04  Remedies. At any time when a Default has occurred and is
Continuing:

                   (a) in the case of a Default arising in connection with an Event of Default described in clause (f) of Section 10.01, without any declaration or other action on the part of the Collateral Trustee, any Applicable Agent or any Secured Party, all Senior Debt Commitments shall automatically terminate and 100% of the outstanding principal amount of the Senior Debt, together with any premium, accrued interest, fees and other amounts due under the Senior Loan Agreements shall become immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the

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

     Borrower and the Partnership, anything contained herein to the contrary notwithstanding;

              (b)  in the case of any Default,

                     (i) Subject to the rights of the Secured Parties set forth in subclause (ii) of this clause (b):

                          (A) the Collateral Trustee, at the direction of
              Majority Lenders, shall take the actions in respect of the Accounts required by Section 5.06;

                          (B) Majority Lenders shall have the right, at their
              sole option, to require the Partnership to continue to operate the Heavy Oil Processing Facility or to require the Partnership to appoint a manager or operator on terms and conditions acceptable to such Majority Lenders for the purpose of performing such duties for and rendering such assistance on behalf of the Partnership as is required by a committee or other group of representatives of Senior Lenders. The manager or operator shall be entitled, on behalf of the Partnership, to operate and manage the Heavy Oil Processing Facility, incur expenses, including capital expenditures necessary or advisable in its reasonable discretion, enter into contracts with one or more third parties, acquire, sell, lease or dispose of assets (other than the Heavy Oil Processing Facility as a whole), protect and preserve the Heavy Oil Processing Facility and take all other necessary or advisable actions relating thereto, all at the expense and for the account of the Partnership; and

                          (C) Each Senior Lender Group shall have the right to
              apply the relevant interest rate provided for in its respective Senior Loan Agreement.

                     (ii) (A) Majority Lenders shall have the right to give the Collateral Trustee a notice identified as an enforcement direction, together with a certification that such notice is given in accordance with this Agreement (an "Enforcement Direction"), directing the Collateral Trustee to take Enforcement Action;

                          (B) During the period following the declaration of any
              Default and preceding the issuance of an Enforcement Direction, the Partnership shall use its reasonable best efforts to cure the Event of Default giving rise to such Default and to mitigate any adverse consequences to the Heavy Oil Processing Facility of such Event of Default; and

                          (C) Nothing in this subclause (ii) shall prevent the
              Collateral Trustee or the Secured Parties from taking action

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

                    with respect to the Collateral to preserve and protect their rights in, or to prevent any diminution in the value, utility or condition of, such Collateral.

             10.05 Enforcement Action. Upon receipt of an Enforcement Direction, the Collateral Trustee shall, as promptly as practicable, if so instructed by the Secured Party or Secured Parties giving such Enforcement Direction, subject to applicable law, take Enforcement Action.

             10.06 Incidents of Sale. Upon any sale of any of the Collateral made or caused to be made by the Collateral Trustee, whether made under the power of sale hereby given or pursuant to judicial proceedings, to the extent permitted by applicable law:

                    (a) any Secured Party may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold and dispose of such property;

                    (b) the Collateral Trustee may, but shall not be obligated to, make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold; and

                    (c) the Collateral Trustee, in its own name or pursuant to the power of attorney granted in or pursuant to clause (c) of Section
         6.13 by the Borrower, the Partnership and each of the Partners, may make all necessary deeds, bills of sale and instruments of assignment and transfer of the property thus sold and for that purpose the Collateral Trustee may execute all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more Persons with like power (and the Borrower, the Partnership and each of the Partners hereby ratifies and confirms all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof; but if so requested by the Collateral Trustee or by any purchaser, the Borrower, the Partnership and each of the Partners, as the case may be, shall ratify and confirm any such sale or transfer by executing and delivering to the Collateral Trustee or to such purchaser or purchasers all proper deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request).

              Upon a sale of the General Partnership Interest or the Limited Partnership Interest or substantially all the Project Property, whether made under the power of sale hereby given or pursuant to judicial proceedings, the Partnership shall permit, to the extent permitted by applicable law, the purchaser thereof and its successors and its and their assigns to take and use the name of the Partnership and to carry on business under such name or any variant or variants thereof and to use and employ any and all other trade names and trademarks of the Partnership.

             10.07 Collateral Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization,

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arrangement, adjustment, composition or other similar judicial proceeding relative to the Borrower, the Partnership, each of the Partners or the Collateral, the Collateral Trustee (irrespective of whether the principal of the Senior Debt shall then be due and payable) shall be entitled and empowered, by intervention in such proceeding or otherwise, (a) to file and prove a claim for the whole amount of the Senior Debt Obligations owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Trustee (including any claim for the reasonable compensation, disbursements and advances of the Collateral Trustee, in its individual or trust capacity, its agents and counsel) and of the Secured Parties allowed in such judicial proceeding and (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, Collateral Trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Collateral Trustee.

          10.08 Collateral Trustee May Enforce Claims. All rights of action and claims under this Agreement may be prosecuted and enforced by the Collateral Trustee in its own name as Collateral Trustee of an express trust, provided, however, that the Collateral Trustee is also hereby appointed as agent for the Secured Parties for this and the other purposes of this Agreement, and the Collateral Trustee may, if necessary under applicable law, take such action solely as agent for the Secured Parties. Any recovery of judgment by the Collateral Trustee shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Collateral Trustee, its agents and counsel, be for the benefit of the Secured Parties and deposited to the Enforcement Proceeds Account for application as provided in Section 10.12.

          10.09 Control of Enforcement Action. Subject to the receipt by the Collateral Trustee of indemnity satisfactory to it, the Secured Party or Secured Parties giving an Enforcement Direction shall have the right, after the giving of an Enforcement Direction:

                (a) to require the Collateral Trustee to enforce this Agreement, either by judicial proceedings for the enforcement of the payment of Senior Debt and the enforcement of the security interests created under this Agreement and any of the other Security Documents, the sale of the Collateral or any part thereof or otherwise or by the exercise of the power of entry or sale hereby conferred; and

                (b) to direct the time, method and place of conducting any proceeding for any remedy available to the Collateral Trustee, or exercising any trust or power conferred upon the Collateral Trustee under this Agreement, provided that (i) such direction shall not be in conflict with applicable law, this Agreement or any of the Security Documents and
     (ii) the Collateral Trustee may take any other action incidental to carrying out any direction of such Secured Party or Secured Parties.

          10.10 Limitation on Suits. (a) No Secured Party (except through the giving of an Enforcement Direction properly given under Section 10.04) shall have the

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

right in respect of the Senior Debt Obligations or otherwise under its Senior Loan Agreement to commence any proceeding, judicial or otherwise, against the Borrower, the Partnership or either of the Partners under any bankruptcy law or other reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency, liquidation or similar law or for the appointment of a receiver, trustee or other officer or representative of a court or of creditors.

                 (b) None of the Secured Parties (except through the giving of an Enforcement Direction properly given under Section 10.04) shall have the right to commence any proceeding, judicial or otherwise, to enforce any judgment obtained by it, in respect of the Senior Debt Obligations or otherwise under its Senior Loan Agreement against the Borrower, the Partnership or either of the Partners or their assets or properties, to enforce any provision of this Agreement, any Security Document or the security interests granted hereby or pursuant hereto, it being understood and intended that none of the Secured Parties shall have any rights in any manner whatever to affect, disturb or prejudice the security interests created hereby or pursuant hereto or the rights of any of the other Secured Parties, or to obtain or seek to obtain priority or preference over any other Secured Party or to enforce any rights under this Agreement, any Security Document or its Senior Loan Agreement or except in the manner herein or therein provided.

          10.11 Enforcement Proceeds Account. Upon receipt of an Enforcement Direction, the Collateral Trustee shall establish and thereafter maintain in its name a segregated bank account in New York, New York ("Enforcement Proceeds Account") for the purpose of depositing therein: (a) any balances then standing in the Accounts or the Subaccounts or received therein from time to time thereafter; (b) the proceeds of any sale (net of the costs and expenses of such sale and any taxes, assessments or prior liens) or Enforcement Action (net of the costs and expenses of such action) taken pursuant to this Article X; (c) the proceeds of any insurance referred to in Section 7.07; and (d) all proceeds and any moneys otherwise received for satisfaction of the Senior Debt Obligations. All moneys held in the Enforcement Proceeds Account shall be trust funds held by the Collateral Trustee for the benefit of Secured Parties for the purpose of making payments therefrom in accordance with Section 10.12.

          10.12 Application of Enforcement Proceeds. Proceeds from the Enforcement Proceeds Account shall be applied promptly by the Collateral Trustee, at the direction of Majority Lenders, in the following order of priority:

                 (a) first, to the payment of all fees, indemnities and any other amounts owed to the Collateral Trustee, the Applicable Agent or Applicable Agents and the Depositary Bank in their individual or trust capacity (but not, where applicable, as Senior Lender) relating to services rendered in their capacity as Collateral Trustee (including in connection with the taking of any Enforcement Action), Applicable Agent or Applicable Agents, or Depositary Bank, as the case may be.

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                         (b) second, to the payment of all fees, costs,
               expenses, indemnities and any other amounts owed to the Secured Parties and the whole amount then outstanding of Senior Debt Obligations and in case such moneys shall not be sufficient to pay in full the whole amount so due and unpaid, then to make Pro Rata Payments, without any preference or priority, as among the Secured Parties; and

                         (c) third, after the payment in full of the Senior Debt
               Obligations, to the payment of the remainder, if any, to the Partnership or its successors, or in the case of proceeds from the transfer or disposition of all or part of the interests in the General Partner or Limited Partner to the Shareholders or the General Partner, as the case may be, or as a court of competent jurisdiction may otherwise direct.


                                   ARTICLE XI

                               RESTRICTED PAYMENTS

                    11.01 Restricted Payments. (a) Subject to clause (b) of this
Section 11.01, no Restricted Payments may be made by the Partnership unless each of the following conditions has been met:

                             (i) immediately prior and after giving effect to such Restricted Payment, no Event of Default or Potential Default arising under Section 10.01(a) or (f) has occurred and is Continuing; and

                             (ii) immediately prior and after giving effect to such Restricted Payment, the Debt Service Reserve Account and the Principal and Interest Accrual Account shall be fully funded in accordance with Sections 5.03 and 5.04, respectively; provided, however, that upon this Agreement becoming effective in accordance with Section 14.01, the Partnership may make a one-time Restricted Payment in the amount of $141.4 million to the General Partner and the Limited Partner, allocated in accordance with their respective partnership interests, irrespective of whether the Debt Service Reserve Account and the Principal and Interest Accrual Account are then fully funded.

                         (b) The Partnership may make distributions to the
General Partner and the Limited Partner in an aggregate amount not to exceed $100,000 in each calendar year solely for the purpose of permitting the Partners to pay their respective directors' fees, accounting expenses and other administrative expenses.

                         (c) Upon the making of any Restricted Payment, the
Partnership shall be deemed to have represented to the Collateral Trustee that the conditions to such Restricted Payment set forth in clause (a) have been satisfied (upon which representation the Collateral Trustee may rely without further inquiry).

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                                   ARTICLE XII

                                    GUARANTEE

                  12.01 Guarantee by the Partnership, the Partners and PRG. (a) Subject to clause (b) of this Section 12.01, each of the Partnership, the Partners and PRG hereby unconditionally guarantees, jointly and severally, to each Senior Lender and the Collateral Trustee (a) the due and punctual payment of the principal of and interest on each Senior Debt Obligations when and as the same shall become due and payable, whether at the maturity thereof, by declaration of acceleration or otherwise, in accordance with the terms of the Senior Debt and this Agreement and (b) the performance by the Borrower of each of its other obligations under this Agreement and the other Financing Documents. Each of the Partnership, the Partners and PRG hereby agrees that its obligations hereunder shall be as if it were a principal debtor and obligor and not merely a surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Senior Loan or any provision of this Agreement or of the other Financing Documents, any failure to enforce the provisions of any Senior Loan or any provision of this Agreement or of the other Financing Documents, any waiver, modification or indulgence granted to the Borrower with respect thereto by any Senior Lender, the Collateral Trustee or any Applicable Agent, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each of the Partnership, the Partners and PRG hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, bankruptcy or insolvency of the Borrower, any right to require a proceeding first against the Borrower, the benefit of discussion, protest or notice with respect to any Senior Loan or the Senior Debt evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged with respect to any Senior Loan except by payment in full of the principal amount due thereunder and any interest thereon. Each of the Partnership, the Partners and PRG hereby agrees that it will pay, or reimburse any Senior Lender and the Collateral Trustee on demand for, all reasonable costs and expenses (including fees and disbursements of counsel) incurred by such Senior Lender or the Collateral Trustee in connection with any rescission or restoration of this Guarantee, including any such costs and expenses incurred in defending against any claim alleging that any payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                         (b)  Notwithstanding anything in this Section 12.01 to
the contrary, the guarantee under clause (a) of this Section 12.01 shall (i) not apply to the extent that any obligation is guaranteed pursuant to (A) the guarantee attached to the securities evidencing Capital Markets Senior Debt in accordance with Section 205 and Article 12 of the Indenture or (B) any other guarantee in respect of Senior Loans made under any Senior Loan Agreement or
(ii) not be effective with respect to PRG until completion of the transactions contemplated by Section 5.02 of the Master Amendment Agreement.

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                                  ARTICLE XIII

                             THE COLLATERAL TRUSTEE

                  13.01 Appointment of Collateral Trustee. Deutsche Bank Trust Company Americas was in the Original CSA, and hereby is, appointed as Collateral Trustee hereunder (the "Collateral Trustee") and has in the Original CSA, and does hereby accepts the trust created in this Agreement upon the terms and conditions hereof.

                  13.02 Delivery of Documentation. Executed counterparts of the Financing Documents have been delivered to the Collateral Trustee and the Collateral Trustee acknowledges receipt thereof. The Borrower, the Partnership and each of the Partners and each Applicable Agent agree to deliver to the Collateral Trustee any Senior Loan Agreement relating to Additional Senior Debt or Replacement Senior Debt and any instrument amending or modifying any agreement to which it is a party previously delivered to the Collateral Trustee. Amendments or modifications of the aforementioned agreements shall be in writing and shall not affect the duties and obligations of the Collateral Trustee hereunder unless (a) the Collateral Trustee has received a copy of such amendment or modification and (b) with respect to any amendment or modification which, in the opinion of the Collateral Trustee, modifies the Collateral Trustee's duties, obligations, or responsibility, the Collateral Trustee has consented in writing thereto within 10 Business Days of receiving a copy thereof.

                  13.03 Attorney-in-Fact. The Collateral Trustee or any officer or agent thereof, with full power of substitution, is hereby appointed the attorney-in-fact of each of the Borrower, the Partnership, the General Partner and the Limited Partner for the purpose of carrying out the provisions of this Agreement and any of the Financing Documents and taking any action and executing any instruments which the Collateral Trustee, at the direction of Majority Lenders, may deem necessary or advisable to accomplish the purposes hereof and thereof, which appointment as attorney-in-fact is coupled with an interest and irrevocable and, without limiting the generality of the foregoing, which appointment hereby gives the Collateral Trustee the power and right on behalf of each of the Borrower, the Partnership, the General Partner and the Limited Partner without notice to or assent by any of the foregoing, to the extent permitted by applicable law, to do the following when and to the extent it is authorized or directed to do so pursuant to the terms of this Agreement or any of the Security Documents:

                                  (i)  to ask for, demand, sue for, collect,
                 receive and give acquittance for any and all moneys due or to become due with respect to, and to the extent of, the rights assigned to it by any of the Borrower, the Partnership, the General Partner and the Limited Partner to the extent of the interest therein of any Secured Party in the Collateral;

                                  (ii) to receive, take, endorse, assign and
                 deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable instruments, documents and chattel paper taken or received

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                 by the Collateral Trustee in connection with this Agreement or any of the Financing Documents;

                             (iii)  to commence, file, prosecute, defend,
                 settle, compromise, adjust, revoke, cancel, annul, move to dismiss or otherwise undo any claim, suit, action or proceeding with respect to the security interests granted for the benefit of the Secured Parties in the Collateral;

                             (iv) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof pursuant to the terms and conditions of this Agreement and the Financing Documents; and

                             (v)    to do, at its option and at the expense
                 and for the account of any of the Borrower, the Partnership, the General Partner and the Limited Partner at any time or from time to time, all acts and things which the Collateral Trustee deems necessary to protect or preserve the Collateral and to realize upon such Collateral.

                 Each of the Borrower, the Partnership, the General Partner and the Limited Partner agrees, if required by applicable law or reasonably requested by the Collateral Trustee, to execute and deliver to the Collateral Trustee, and register in every public registry in the State of Texas, the State of New York or the United Mexican States in which such registration is necessary, a notarized public deed or other instrument constituting such power of attorney. The Collateral Trustee shall not be responsible for the negligence or misconduct of any attorney-in-fact selected by it without gross negligence or willful misconduct.

                 13.04 Authority to Act for Secured Parties. (a) The Collateral Trustee or any officer or agent thereof, with full power of substitution, is hereby appointed the attorney-in-fact of each of the Secured Parties to act for and on behalf of the Secured Parties with respect to this Agreement, the Security Documents and the other Financing Documents, including but not limited to the right to accept and execute this Agreement, the Security Documents and the other Financing Documents and any and all amendments (subject to Section 14.13) and renewals of such documents and, on behalf of the Secured Parties, to exercise in accordance with the provisions hereof the Secured Parties' rights under this Agreement, the Security Documents and the other Financing Documents as the same may be amended or renewed from time to time.

                        (b) Each Secured Party agrees, if required by applicable law or reasonably requested by the Collateral Trustee, to execute and deliver to the Collateral Trustee, and register in every public registry in which such registration is necessary, a notarized public deed or other instrument appointing the Collateral Trustee and any officer or agent thereof, with full power of substitution, its attorney-in-fact for purposes of exercising the rights and remedies of such Secured Party under this Agreement and the Financing Documents and taking all action on behalf of the Secured Parties that the Collateral Trustee is authorized to take pursuant to this Agreement.

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               13.05 Reliance. The Collateral Trustee shall be entitled to act upon any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent, agreement or other document or communication furnished hereunder or under the Security Documents or the other Financing Documents, which it in good faith believes and on its face appears to be genuine, and it shall be entitled to rely upon the due execution, validity and effectiveness, and the truth and acceptability, of any provisions contained therein. The Collateral Trustee shall not have any responsibility to make any investigation into the facts or matters stated in any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent, agreement or other document or communication furnished to it hereunder or under the Security Documents or the other Financing Documents. Each of the Borrower, the Partnership, the General Partner and the Limited Partner shall deliver to the Collateral Trustee a list of authorized signatories of any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent, agreement or other document or communication furnished to the Collateral Trustee hereunder or under the Security Documents or the other Financing Documents, and the Collateral Trustee shall be entitled to rely on such list until a new list is furnished by the Borrower, the Partnership, the General Partner or the Limited Partner, as the case may be, to the Collateral Trustee.

               13.06 Liability. The Collateral Trustee shall not be liable for any error of judgment or for any act done or omitted to be done by it in good faith or for any mistake of fact or law, or for anything that it may do or refrain from doing except for its own gross negligence or willful misconduct. The Secured Parties shall in no event be liable for any act done or omitted to be done by the Collateral Trustee or by any of its officers or employees.

               13.07 Consultation with Counsel, Etc. The Collateral Trustee may consult with, and obtain advice from, legal counsel, accountants and other experts, in connection with the performance of its duties hereunder or under the Security Documents or the other Financing Documents, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and advice of such counsel, accountants and other experts. The Collateral Trustee shall not be responsible for the negligence or misconduct of any counsel, accountants and other experts selected by it without gross negligence or willful misconduct on its part.

               13.08 Duties. The Collateral Trustee shall have no duties other than those specifically set forth or provided for in the Financing Documents and no implied covenants or obligations of the Collateral Trustee shall be read into the Financing Documents or any related agreement to which the Collateral Trustee is a party. The Collateral Trustee shall have no obligation to familiarize itself with and shall have no responsibility with respect to any other agreement or document relating to the transactions contemplated by the Financing Documents (except such sections of such agreements or documents referred to herein) nor any obligation to inquire whether any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent, document, communication, statement or calculation is in conformity with the terms of any such other agreement, except those irregularities or errors manifestly apparent on the face of such document or to the actual knowledge of the Collateral

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Trustee. Except to the extent that the Collateral Trustee is acting on express instructions, the Collateral Trustee shall at all times take such care in dealing with the Collateral as it would in dealing with its own property or similar property under its care. The Collateral Trustee shall, upon receipt of an Enforcement Direction and acceptable indemnification, exercise the rights and powers vested in it by this Agreement or by any Security Document which it is directed by Majority Lenders to exercise and the Collateral Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction of such Majority Lenders or any action in connection therewith undertaken by it in good faith and without gross negligence or willful misconduct.

               13.09 Resignation, Replacement and Successor Collateral Trustee. The Collateral Trustee at any time may resign as Collateral Trustee under this Agreement and any other documents to which it is a party upon giving not less than three months' notice in writing to the Partnership and the Applicable Agent or Applicable Agents. The Collateral Trustee may be removed as Collateral Trustee hereunder by an instrument in writing signed by Majority Lenders. Upon resignation or removal of the Collateral Trustee, the Capital Markets Trustee shall appoint a replacement Collateral Trustee. No resignation or removal of the Collateral Trustee and no appointment of a successor trustee shall be effective until (a) the successor Collateral Trustee has accepted its appointment, (b) all indemnities, compensation and expenses required by Sections 13.10 and 13.11 shall have been paid or provided for and (c) the Collateral Trustee shall have executed and delivered to the successor Collateral Trustee a notarized instrument delegating its rights and responsibilities hereunder and under the other Financing Documents to the successor Collateral Trustee. If no successor trustee shall have been so appointed and shall have accepted such appointment within 30 days after the date fixed for such resignation or such removal, the Collateral Trustee may, at the expense of the Partnership, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may prescribe, appoint a successor trustee. Any successor trustee appointed pursuant to this Section
13.09 shall be a bank or trust company organized under the laws of the United States or of the State of New York, having its principal corporate trust office in The City of New York and a combined capital and surplus of at least $500 million. Any successor trustee shall evidence its acceptance of the trust hereunder by executing and delivering to the Partnership, the Applicable Agent or Applicable Agents and the Collateral Trustee an instrument accepting this trust and its appointment as Collateral Trustee hereunder and under the other Financing Documents, and thereupon such successor Collateral Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder and under the other Financing Documents with like effect as if originally named as Collateral Trustee herein and therein, and such predecessor shall have no further obligation or liability thereunder except for liability with respect to its acts or omissions prior to such succession pursuant to Section 13.06; nevertheless, on the request of any party hereto or such successor trustee, the Collateral Trustee ceasing to act shall execute and deliver instruments transferring to such successor trustee all rights and powers of the Collateral Trustee so ceasing to act, including any such instruments necessary to assign the rights under this Agreement and the other Financing Documents and to transfer the Accounts to such

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successor trustee, and shall deliver to such successor trustee all property held by it in trust hereunder. The Partnership shall promptly notify the Credit
Rating Agencies of any resignation, removal or replacement of the Collateral Trustee or any action in connection therewith undertaken by it in good faith and without gross negligence or wilful misconduct.

               13.10 Indemnities. (a) The Partnership agrees to indemnify the Collateral Trustee in its individual and trust capacity, including without limitation in its capacity as Depositary Bank, and its Affiliates, officers, agents and employees for, and to hold each of them harmless against, any loss, liability, claim, judgment, settlement, compromise, obligation, damage, penalty, cost, expense or disbursement of any kind or nature whatsoever (including reasonable attorney's fees and expenses) with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the other Financing Documents, unless arising from the gross negligence, bad faith or willful misconduct of such of the Collateral Trustee or the agents that are seeking indemnification, including the costs and expenses of defending itself against any claim of liability in the premises. As security for such payment, the Collateral Trustee in its individual capacity shall have an interest prior to the Secured Parties upon all Collateral and other property and funds held or collected by the Collateral Trustee as part of the trust established hereunder.

                      (b) In any suit, proceeding or action brought by the Collateral Trustee in its individual capacity, or by any of its Affiliates, officers, agents and employees, under or with respect to the Collateral for any sum owing hereunder or under any other Financing Document, or to enforce any provisions hereof or of any other Financing Document, the Partnership will save, indemnify and keep the Collateral Trustee in its individual capacity harmless from and against all expense, loss or damage (including reasonable attorney's fees and expenses) suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the obligee thereunder, arising out of a breach by any of the Borrower, the Partnership, the General Partner, the Limited Partner of any of their obligations hereunder or under any other Financing Document or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from the Borrower, the Partnership, the General Partner or the Limited Partner, and all such obligations of the Borrower, the Partnership, the General Partner and the Limited Partner shall be and remain enforceable against and only against each of them and shall not be enforceable against the Collateral Trustee (in its individual or trust capacity) or any Secured Party.

                      (c) The agreements in this Section 13.10 shall survive resignation or removal of the Collateral Trustee and the termination of the other provisions of this Agreement.

                      (d) All references in this Section 13.10 to the Collateral Trustee shall be deemed to apply to the Collateral Trustee in its capacities as Collateral Trustee and Depositary Bank, as applicable.

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         13.11  Compensation. The Collateral Trustee shall be entitled to reasonable compensation (which shall not be limited by any provision of law in regard to compensation of a Collateral Trustee of an express trust) as may be agreed from time to time between the Partnership and the Collateral Trustee for all services rendered under this Agreement and the other Financing Documents and such compensation, together with reimbursement of the Collateral Trustee in its individual capacity for its advances, disbursements and expenses in connection with the performance of the trust provided for herein (including the reasonable fees and expenses of its agents and of counsel, accountants and other experts referred to in Section 13.07), shall be paid by the Partnership promptly upon demand from the Collateral Trustee from time to time as services are rendered and expenses are incurred. The Secured Parties shall have no liability for any fees, expenses or disbursements of the Collateral Trustee. Any reasonable and documented fees, compensation, indemnity amounts (unless such indemnity amounts are subject to dispute among the parties hereto) or expenses of the Collateral Trustee (in its individual or trust capacity) or its counsel not paid as provided for herein may be taken from any property held by the Collateral Trustee hereunder notwithstanding any provisions herein to the contrary.

         13.12 Certificates. Whenever in the administration of the trusts of this Agreement the Collateral Trustee shall deem it necessary or desirable that a matter be proved or established in connection with taking or omitting any action by the Collateral Trustee hereunder or under any other Financing Document, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Collateral Trustee, be deemed to be conclusively proved or established by a written certificate of the Partnership delivered to the Collateral Trustee.

         13.13 Information. (a) The Partnership agrees that, from time to time upon request of the Collateral Trustee, the Partnership shall deliver to the Collateral Trustee a list setting forth, by each Senior Loan Agreement, (i) the aggregate principal amount outstanding thereunder and (ii) the interest rate then in effect thereunder.

                (b) Each Applicable Agent shall deliver to the Collateral Trustee an authority and incumbency certificate setting forth the names and specimen signatures of the persons authorized to provide instructions or directions to the Collateral Trustee as of the date of its Senior Loan Agreement and shall promptly provide any changes thereto from time to time thereafter. The Collateral Trustee shall be entitled to rely conclusively on such certificate until it receives a certificate specifically stating that it is a superseding certificate.

         13.14 Books and Accounts. (a) The Collateral Trustee shall maintain all such accounts, books and records as may be necessary properly to record all transactions carried out by it under this Agreement.

                (b) On or before the 10th Business Day in New York of each calendar month, the Collateral Trustee shall send to each Applicable Agent a statement indicating the amount of funds on deposit in each Account and the nature of any

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investments thereof as of the end of the preceding calendar month and identifying all deposits to and payments from such account during such calendar month, including the date on which made (but only to the extent that such information is available to the Collateral Trustee from the Depositary Bank). Upon the request and at the expense of any Secured Party, the Collateral Trustee shall at any time inform each Secured Party of deposits, investments, payments, balances and any other information they may request (and that is reasonably available to the Collateral Trustee) regarding the Accounts. The Collateral Trustee shall also promptly forward to the Partnership and each Applicable Agent a copy of any such statement it receives from the Depositary Bank.

         13.15 Limitation on Collateral Trustee's Duties in Respect of Collateral. Beyond its express duties set forth in this Agreement or in the other Financing Documents as to the custody thereof and the accounting to the Partnership and the Secured Parties for moneys received hereunder, the Collateral Trustee shall not have any duty to the Borrower, the Partnership, the General Partner, the Limited Partner or the Secured Parties with respect to any Collateral in its possession or control or in the possession or control of its agent or nominee, any income thereon, or the priority or preservation of rights against prior parties or any other rights pertaining thereto. To the extent, however, that the Collateral Trustee or an agent or nominee of the Collateral Trustee maintains possession or control of any of the Collateral or the Security Documents at any office of the Collateral Trustee, the Collateral Trustee shall, or shall instruct such agent or nominee to, grant the Borrower, the Partnership, the General Partner, the Limited Partner and the Secured Parties the access to such Collateral or Security Documents which they require for the conduct of their businesses, except, in the case of the Borrower, if and to the extent that the Collateral Trustee shall have received an Enforcement Direction.

         13.16 Right to Initiate Judicial Proceedings, Etc. If the Collateral Trustee shall have received an Enforcement Direction, and during such time as such Enforcement Direction shall not have been withdrawn, (a) the Collateral Trustee shall have the right and power to institute and maintain such suits and proceedings (subject to the instructions of Majority Lenders) as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and the other Financing Documents and (b) the Collateral Trustee may, either after entry or without entry, proceed (subject to the instructions of Majority Lenders) by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral assigned for the benefit and to the extent of the interest therein of such Secured Parties and to realize upon all or, from time to time, any of the property of the trust established hereunder for the benefit of such Secured Parties under the judgment or decree of a court of competent jurisdiction.

         13.17 Exculpatory Provisions. The Collateral Trustee makes no representations as to the value or condition of the trust created under this Agreement or any part thereof, or as to the title of the Borrower, the Partnership, the General Partner or the Limited Partner thereto or as to the rights and interests granted or the security afforded by this Agreement or any of the Security Documents or as to the validity, execution (except by itself), enforceability, legality or sufficiency of this Agreement, any other Financing Document or the Senior Debt secured hereby, and the Collateral Trustee

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(in its individual and trust capacities) shall incur no liability or responsibility in respect of any such matters.

         13.18 Merger of the Collateral Trustee. Any corporation into which the Collateral Trustee in its individual capacity shall be merged, or with which it shall be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Trustee (in its individual capacity) shall be a party, shall be the Collateral Trustee under this Agreement, without the execution or filing of any paper or any further act on the part of the parties hereto, provided that such party shall meet the requirements of Section 13.09.

         13.19 Treatment of Senior Lenders by Collateral Trustee. (a) The Collateral Trustee may treat the Senior Lenders as the holders of the Notes evidencing Senior Debt Obligations and as the absolute owners thereof for all purposes under this Agreement and the other Financing Documents unless the Collateral Trustee shall receive notice to the contrary from the Applicable Agent.

                (b) Any Person that shall be designated as the duly authorized representative of one or more of the Senior Lenders to act as such in connection with any matters pertaining to this Agreement, or any other Financing Document or the Collateral shall present to the Collateral Trustee such documents, including without limitation opinions of counsel, as the Collateral Trustee may reasonably request, in order to demonstrate to the Collateral Trustee the authority of such Person to act as the representative of such Senior Lenders. The Collateral Trustee may rely upon such documents until it receives documents, including without limitation opinions of counsel, as the Collateral Trustee may reasonably request, specifically stating that they are superseding documents.

         13.20 Miscellaneous. (a) The Collateral Trustee shall have the right at any time to seek instructions concerning the administration of this trust from any court of competent jurisdiction. In the event that any disagreement between the other parties to this Agreement results in adverse claims being made in connection with property held by the Collateral Trustee and the terms of this Agreement do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstance then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take, the Collateral Trustee shall be entitled to refrain from taking any action until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

                (b) None of the provisions of this Agreement or the other Financing Documents shall be construed to require the Collateral Trustee in its individual or trust capacity to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder or thereunder if it shall have reasonable grounds for belief that repayment of such funds or indemnity against such risk or liability is not reasonably assured to it. The Collateral Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this

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Agreement or the other Financing Documents, at the request or direction of the
Borrower, the Partnership, the General Partner or the Limited Partner or any Secured Party, unless the Collateral Trustee shall have been offered security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction (including interest thereon from the time incurred until reimbursed).

                (c) The Collateral Trustee in its individual capacity (or any parent, subsidiary or associated person) may accept deposits from, lend money to, and generally engage in any business with, any of the Borrower, the Partnership, the General Partner, the Limited Partner, any Shareholder, any Premcor Entity, any party to a Project Document, any Secured Party, or any of their Affiliates, without affecting the validity of the trust created hereby or the right to enforce any Senior Debt Obligations or other right to payment or security interest created hereunder or pursuant hereto as freely as if it were not the Collateral Trustee hereunder. The Collateral Trustee shall notify each Secured Party at any time it believes it has any interest conflicting with its obligations hereunder. The Collateral Trustee in its individual capacity (without prejudice to its rights under Section 13.10 and the last sentence of Section 13.11) hereby waives any right of banker's lien, set-off or counterclaim in respect of any assets contained in the Accounts or otherwise that are held by the Collateral Trustee as trustee hereunder.

                (d) The Collateral Trustee in its individual capacity shall not be personally liable for debts contracted or liabilities or damages incurred in the management or operations of the trust hereunder, except for those contracted or incurred as a result of its gross negligence or willful misconduct.

                (e) Except to the extent this Agreement and any other Financing Documents expressly contemplates that the Collateral Trustee is allowed to act through agents or other third parties, the Collateral Trustee shall not delegate, assign, or otherwise transfer any of its obligations, duties or responsibilities hereunder to any Person other than any of its Affiliates without the prior consent of the Partnership and Requisite Lenders, provided, however, that no such consent shall be required in connection with the enforcement of remedies hereunder on behalf of the Secured Parties.

                                   ARTICLE XIV

                                  MISCELLANEOUS

         14.01  Effectiveness; Termination.

                (a) This Agreement shall become effective in accordance with
Section 4.01 of the Master Amendment Agreement, dated as of June 6, 2002, among the Borrower, the Partnership, PRG, the Collateral Trustee and the Capital Markets Trustee, provided that the obligations of PRG under Section 12.01 shall only become effective upon completion of the transactions contemplated by
Section 5.02 of the Master Amendment Agreement. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or

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remedy of any of the Collateral Trustee, any Applicable Agent or any Secured
Party under any of the Financing Documents.

                (b) Subject to clause (b) of Section 14.16, upon satisfaction of each of the following conditions precedent, this Agreement and the security interests and rights created by or pursuant to this Agreement or any Security Document shall terminate, and the Secured Parties and their respective attorneys-in-fact shall, at the expense of the Partnership, execute and deliver a termination statement and such instruments of satisfaction, discharge and release of security in respect of all Collateral as may be requested by the Partnership, the Collateral Trustee shall pay, assign, transfer and deliver to or to the order of the Partnership all moneys and investments in the Accounts and Subaccounts and the Collateral Trustee shall deliver to the Partnership, the General Partner and the Limited Partner the Shares of the Borrower, the certificates representing the General Partnership Interest in the Partnership and the certificates representing the Limited Partnership Interest in the Partnership, respectively, and any other securities held by it:

                    (i) all Senior Debt Obligations have been paid in full and all lending commitments have terminated or expired; and

                    (ii) the Partnership has delivered to the Collateral Trustee a certificate stating that the conditions precedent to termination pursuant to this Section 14.01 have been satisfied.

         The obligations of the Senior Lenders to make further disbursements of Senior Loans under their respective Senior Loan Agreements shall terminate in accordance with each such Senior Loan Agreement and, in any case, upon the termination of this Agreement.

         14.02 Calculation of Floating Rate Obligations. In calculating the amount of the Senior Debt Obligations payable for purposes of determining the Debt Service Coverage Ratio for any future period, and any other amounts to be calculated under this Agreement where the following estimation would be necessary, any interest payable on Senior Debt bearing interest at a floating rate, unless such rate is known for the entire period, shall be included in such calculation at a single fixed interest rate (the "Equivalent Fixed Rate") equal to the fixed interest rate that could be obtained by the Partnership in exchange for such floating interest rate in an interest rate swap transaction with a notional amount equal to the principal amount of such Senior Debt and a term and a notional amortization schedule equal to that of such Senior Debt, assuming the Partnership entered into such swap transaction on any reference date no fewer than 30 days prior to the date of calculation. In determining the Equivalent Fixed Rate, the Partnership shall select no fewer than four published quotations of recognized dealers in The City of New York of the highest credit standing, and the applicable Equivalent Fixed Rate shall be equal to the highest applicable fixed interest rate quoted by any such dealer.

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         14.03  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         14.04 Waiver of Jury Trial. Each party hereto hereby waives, to the full extent permitted by applicable law, any and all right to trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby.

         14.05 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not, to the full extent permitted by applicable law, in any way be affected or impaired thereby.

         14.06 Entire Agreement. This Agreement (including Appendices) and the other Financing Documents constitute the entire agreement and understanding, and supersede all prior agreements and understandings (both written and oral), between the Borrower, the Partnership, the General Partner and the Limited Partner, on the one hand, and the Collateral Trustee, any Applicable Agent and the Secured Parties, on the other hand. The Senior Lenders shall have no benefit, any legal or equitable right or remedy under any Transaction Documents except as expressly provided herein or therein.

         14.07 Restrictions on Assignments and Participations. The Senior Lenders may assign any rights or any payments due or to become due under the Senior Loan Agreements providing for their Senior Loans or grant any participation in their Senior Loans without the prior consent of any of the Borrower Parties, provided that written notice thereof shall be provided to the Partnership promptly after such assignment.

         14.08 Notices. (a) Any notice, claim, request, demand, consent, designation, direction, instruction, certificate, report or other communication to be given hereunder or under any Senior Loan Agreement will be deemed duly given when given or made in writing and (i) personally delivered, (ii) sent by facsimile transmission (with written confirmation or acknowledgment of receipt, whether written or oral) or (iii) five days have elapsed after mailing by certified or registered mail, postage pre-paid, return receipt requested, in each case addressed to a party at its address or facsimile transmission number as indicated in Appendix P or to such other address or facsimile transmission number of which such party has given notice. Any notice to be given by or on behalf of any of the Borrower, the Partnership, the General Partner and the Limited Partner to any Senior Lender Group may be sent to the Applicable Agent. Notice of any address or facsimile number change shall be effective only upon receipt. Notices and all written documents to be provided to the Collateral Trustee under this Agreement shall be deemed received by the Collateral Trustee only if addressed in accordance with the requirements of Appendix P hereto, including but not limited to the addressee thereon.

                (b) The Collateral Trustee shall promptly forward to each Applicable Agent copies of any notice, claim, certificate, report instrument, demand,

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request, direction, instruction, designation, waiver, receipt, consent or other communication or document, including the reports received pursuant to Article VIII, that it receives in connection with the Project Documents or the Financing Documents unless the Collateral Trustee reasonably believes that such material has already been provided by to such Person.

          14.09 Benefits of Agreement. Nothing in this Agreement, any Senior Loan Agreement or any other Financing Document, express or implied, shall give to any Person, other than the parties hereto, the Secured Parties and their respective successors and permitted assigns hereunder, under the Financing Documents any benefit or any legal or equitable right or remedy under this Agreement or any other Financing Documents.

          14.10 Remedies. (a) No remedy herein conferred upon the Collateral Trustee, any Applicable Agent or the Secured Parties is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under or any other Financing Document or now or hereafter existing at law or in equity or by statute or otherwise.

                (b) The amounts payable by the Borrower at any time under each Senior Loan Agreement shall be a separate and independent debt and each Senior Lender, except as otherwise specifically provided in this Agreement or any other Financing Document, shall be entitled to protect and enforce its rights arising out of this Agreement or any other Financing Document and its right to cancel or suspend its commitment to make Senior Loans and to accelerate the maturity of amounts due under its Senior Loan Agreement. Except as aforesaid, it shall not be necessary for any other Senior Lender to consent to, or be joined as an additional party in, any proceedings for such purposes.

                (c) No failure on the part of any Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement or any other Financing Document, shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege under any such document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Neither the Collateral Trustee nor any Applicable Agent nor any Secured Party shall be responsible for the failure of any other Secured Party to perform its obligations hereunder or under any Senior Loan Agreement.

                (d) In case any Secured Party, or the Collateral Trustee on behalf of any Secured Party, shall have proceeded to enforce any right, remedy or power under this Agreement or any other Financing Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to such Secured Party, then and in every such case the Borrower, the Partnership, the General Partner and the Limited Partner and the Secured Parties shall, subject to any effect of or determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder and under such other Financing Document and thereafter all rights, remedies and powers of the Secured Parties shall continue as though no such proceeding had been taken.

          14.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

          14.12 Consent to Jurisdiction. (a) Subject to clause (c) of this
Section 14.12, each party hereto hereby irrevocably consents and agrees, for the benefit of each other party hereto, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, any Senior Loan Agreement, any Note or the Senior Debt Obligations may be brought in any Federal or State court located in the Borough of Manhattan, The City of New York, and hereby irrevocably accepts and submits to the exclusive jurisdiction of each such court, to the exclusion of all other courts, with respect to any such action, suit or proceeding. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings, brought in any such court and hereby further waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum.

                (b) Each of the Borrower Parties hereby irrevocably appoints CT Corporation System, with offices at the date hereof at 111 Eighth Avenue, New York, New York 10011, as its authorized agent on which any and all legal process may be served in any such action, suit or proceeding brought in any Federal or State court located in the Borough of Manhattan, The City of New York. Each of the Borrower Parties agrees that service of process in respect of it upon its respective agent, together with written notice of such service given to it in the manner provided in Section 14.08, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. Each of the Borrower Parties agrees that the failure of its respective agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason any Borrower Party's respective agent shall cease to be available to act as such, or if any party hereto that was located in New York ceases to be so located, such party agrees to designate a new agent in the Borough of Manhattan, The City of New York, on the terms and for the purposes of this clause (b).

                (c) Notwithstanding the provision of clause (a) of this Section 14.12, nothing herein shall be deemed to limit the ability of any of the Secured Parties, the Collateral Trustee or any Applicable Agent to serve any such legal process in any other manner permitted by applicable law or to obtain jurisdiction over any of the Borrower, the Partnership, the General Partner or the Limited Partner or bring actions, suits or proceedings against any such party in such other jurisdiction, including without limitation in any Federal or State court located in the State of Texas, and in such manner, as may be permitted by applicable law.

                (d) Each party hereto agrees that a final judgment against it in any action, suit or proceeding taken in any Federal or State Court in the Borough of

Manhattan, The City of New York in accordance with clause (a) of this Section
14.12 or, in the case of any of the Borrower, the Partnership, the General Partner or the Limited Partner, in any other court in accordance with clause (c) of this Section 14.12, shall be conclusive and may be enforced in any jurisdiction by suit on the judgment, a certified copy of which judgment shall be conclusive evidence thereof, or by any other means provided by law.

          14.13 Amendments, Etc. Except as otherwise expressly provided in this Agreement, no provision of this Agreement may be amended, modified, supplemented or waived except by an agreement in writing signed by (a) the Borrower and the General Partner on behalf of the Partnership and (b) one or more of the Applicable Agents, as appropriate, on behalf of and pursuant to the prior written instructions of Requisite Lenders, provided that: (i) no amendment, modification, supplement or waiver shall, unless by an instrument signed by each Senior Lender, the Collateral Trustee and each Applicable Agent, modify in any manner: (A) the rights and obligations of the Borrower or the Partnership to prepay Senior Loans; (B) the rights and obligations of the Borrower or the Partnership to make Pro Rata Payments; (C) the conditions precedent set forth in
Article IX; (D) the obligations of any Senior Lender (unless such modification does not create any additional obligation of such Senior Lender); (E) the amount or term of any Senior Debt Commitment; (F) Sections 10.02 and 10.04; or (G) the definitions of "Supermajority Lenders", "Requisite Lenders", "Majority Lenders", "Supermajority Secured Parties", "Requisite Secured Parties", "Majority Secured Parties", "Secured Parties", "Supermajority Bondholders", "Requisite Bondholders", "Majority Bondholders", "Senior Lenders" or any of the defined terms used in such definitions, or the number or percentage of Secured Parties required to make any determinations or waive any rights under this Agreement or to modify any provision hereof; (ii) any amendment, modification, supplement or waiver in respect of Article XIII or that affects the rights and obligations of the Collateral Trustee shall require the consent of the Collateral Trustee; and
(iii) any amendment, modification, supplement or waiver that affects the rights and obligations of any Applicable Agent shall require the consent of such Applicable Agent. Notwithstanding the preceding sentence, the Borrower, the Partnership, the Collateral Trustee and each Applicable Agent may, without the consent of any other Senior Lender, at any time and from time to time, enter into one or more amendments hereto, in the form satisfactory to each, to cure any ambiguity, to correct or supplement any provision in this Agreement that may be misleading, defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Agreement, in each cases, so long as such action shall not adversely affect the interest of the other Senior Lenders. This Section 14.13 shall not apply to any automatic amendment to Appendix B upon satisfaction of the conditions for such automatic amendment set forth herein.

          14.14 Conflicts. In case of any conflict or inconsistency between this Agreement and any Financing Document, this Agreement shall control.

          14.15 Compliance with Applicable Law. Notwithstanding any provision of this Agreement, but without in any way limiting the rights of the Collateral Trustee or the Secured Parties under Article X in connection with any Event of Default resulting from the taking or refraining from taking of any action pursuant to any law, statute, regulation, rule, order, injunction, decree, writ or judgment binding on it or affecting its properties, none of the Borrower, the Partnership, the General Partner or the Limited Partner shall be obligated to take or refrain from taking any action otherwise required under this Agreement if at the time such party is to take or refrain from taking such action, such action is contrary to any law, statute, regulation, rule, order, injunction, decree, writ or judgment binding on it or affecting its properties.

          14.16 Indemnification. (a) The Borrower, the Partnership, the General Partner, the Limited Partner and PRG, jointly and severally, assume full liability for, and agree to and shall indemnify and hold harmless the Collateral Trustee, each Applicable Agent, each Secured Party and their respective affiliates, officers, directors, employees, agents and servants (each, an "Indemnified Person") against and from any and all liabilities, obligations, losses, damages (compensatory, punitive or otherwise), penalties, claims, actions, duties, suits, costs and expenses (including reasonable fees of legal counsel and expenses and costs of investigation) of whatsoever kind and nature, including, without prejudice to the generality of the foregoing, those arising in contract or tort (including negligence) or by strict liability or otherwise, which are imposed on, incurred by or asserted against any Indemnified Person (whether or not also indemnified by any other Person under any other document) and which in any way relate to or arise out of, whether directly or indirectly:

                    (i) the Senior Loan Agreements, the Notes, the Senior Debt Obligations or any actual or proposed use of the proceeds of the Senior Loans;

                    (ii) any Environmental Law applicable to the past, present or future operations of the Partnership or any predecessor in interest to the Partnership or the environmental contamination of any site or facility owned, operated or leased at any time by the Partnership (or any such predecessor in interest) in connection with the Coker Project, any contamination or any Release or threatened Release of any Hazardous Substance by the Partnership (or any predecessor in interest or third party) at, onto or from any such site or facility; or

                    (iii) the exercise by the Collateral Trustee, each Applicable Agent and each Secured Party of any of their respective rights and remedies under any of the Financing Documents;

provided that no Indemnified Person shall have any right to be indemnified hereunder for its own willful misconduct or gross negligence.

                (b) The indemnities provided by the Borrower, the Partnership, the General Partner and the Limited Partner pursuant to this Agreement shall survive the expiration, cancellation, termination or modification of this Agreement and the other Financing Documents and the provision of any subsequent or additional indemnity by any Person.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed.

                                        PORT ARTHUR FINANCE CORP.


                                        By:  ________________________________
                                             Name:
                                             Title:


                                        PORT ARTHUR COKER COMPANY L.P.
                                        By: SABINE RIVER HOLDING CORP.,
                                            as General Partner


                                        By:  ________________________________
                                             Name:
                                             Title:


                                        SABINE RIVER HOLDING CORP.


                                        By:  ________________________________
                                             Name:
                                             Title:


                                        NECHES RIVER HOLDING CORP.


                                        By:  ________________________________
                                             Name:
                                             Title:


                                        THE PREMCOR REFINING GROUP INC.


                                        By:  ________________________________
                                             Name:
                                             Title:

                                   DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                   as Collateral Trustee for the Secured Parties


                                   By:  ___________________________________
                                        Name:
                                        Title:

                                   By:  ___________________________________
                                        Name:
                                        Title:


                                   HSBC BANK USA,
                                   as Capital Markets Trustee for the Capital
                                   Markets Senior Lenders


                                   By:  ___________________________________
                                        Name:
                                        Title:


                                   DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                   as Depositary Bank


                                   By:  ___________________________________
                                        Name:
                                        Title:

                                   By:  ___________________________________
                                        Name:
                                        Title:

                                                                      Appendix A
                                                    to Common Security Agreement


                                   DEFINITIONS

          In this Appendix A, the Common Security Agreement and the other Appendices hereto and in any other document that refers to this Appendix A, the following terms shall have the meanings assigned below (the singular includes the plural and vice versa) (unless otherwise specified, section references in this Appendix A are to sections of the Common Security Agreement):

          "Abandonment" shall occur if (a)(i) the Partnership publicly announces the permanent shutdown of all or substantially all engineering, development, construction or production activities of the Coker Project or (ii) PRG publicly announces the permanent shutdown of all or substantially all production activities of the Refinery or (b)(x) the Partnership ceases all or substantially all production activities of the Coker Project or (y) PRG ceases all or substantially all production activities of the Refinery and, with regard to
(b)(x) and (y), such cessation continues without interruption for 90 days and either the Collateral Trustee or any Senior Lender requests the Partnership or PRG, as the case may be, to confirm in writing that they have not, or do not currently intend to, shut down permanently all or substantially all production activities of the Coker Project or the Refinery, as the case may be, and the Partnership or PRG, as the case may be, fails to provide such confirmation within 30 days following such request or, in any event, fails to resume such engineering, development, construction or production activities, as the case may be, within 60 days following such request. For purposes of this definition, the Partnership and PRG shall not be deemed to have ceased production activities of the Coker Project or the Refinery, as the case may be, if such cessation is caused by an Event of Force Majeure unless and until such Event of Force Majeure lasts more than 180 days.

          "Accounts" has the meaning set forth in Section 5.01.

          "Additional Senior Debt" has the meaning set forth in clause (a) of
Section 2.09.

          "Agreement" means the Amended and Restated Common Security Agreement, dated as of the date hereof, among the Borrower, the Partnership, PRG, the General Partner, the Limited Partner, the Collateral Trustee and the Capital Markets Trustee.

          "Affiliate" means, with respect to any Person, any other Person that directly controls, is controlled by, or is under common control with such other Person. For purposes of this definition, "control" when used with respect to any Person means (a) the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, or (b) the direct or indirect beneficial ownership of 25% equity interest in such Person.

          "Amendment Documents" means this Agreement, the Supplemental Indenture to the Indenture and Amendment No. 1 to the Transfer Restrictions Agreement.

          "Ancillary Equipment" has the meaning set forth in the Ancillary Equipment Site Lease.

          "Ancillary Equipment Site Lease" means the Ancillary Equipment Site Lease and Easement Agreement, dated August 19, 1999 between the Partnership and PRG (as successor to Clark R&M), as the same may be amended from time to time in accordance with its terms and the restrictions on amendments set forth in this Agreement and the Transfer Restrictions Agreement.

          "Annual Budget and Operating Plan" has the meaning set forth in
Section 6 of the Services and Supply Agreement as in effect on the date hereof.

          "Applicable Agent" means, (a) in the case of the Capital Markets Senior Lender Group, the Capital Markets Trustee and (b) in the case of any other Senior Lender Group, the Person notified to the Collateral Trustee as the Applicable Agent for such Senior Lender Group.

          "Authorized Investments" means (a) investments maturing within one year after the acquisition thereof in (i) obligations of, or guaranteed as to principal and interest by, the United States Government or any agency thereof the obligations of which are backed by the full faith and credit of the United States, (ii) certificates of deposit of, and time and demand deposits (including Eurodollar deposits) with, banks or trust companies with a rating of at least A-l from Moody's and A from S&P and at least $500 million of shareholders' equity or (iii) commercial paper by an issuer rated at least P-l from Moody's and A-l from S&P as to principal and interest and which has at least $500 million of shareholders' equity; or (b) investments in any money market fund having a rating in the highest investment category granted by Moody's or S&P at the time of acquisition (including without limitation any such fund for which the Depositary Bank or any Affiliate thereof serves as investment manager, administrator or custodian).

          "Bank Senior Debt" has the meaning set forth in the Original CSA.

          "Blackstone" means, collectively, Blackstone Capital Partners III Merchant Banking Fund L.P., a limited partnership organized under the laws of the State of Delaware, Blackstone Offshore Capital Partners III L.P., a limited partnership organized under the laws of the Cayman Islands, and Blackstone Family Investment Partnership III L.P., a limited partnership organized under the laws of the State of Delaware.

          "Bondholders" means holders of the Notes representing Capital Markets Senior Debt.

          "Borrower" means Port Arthur Finance Corp., a Delaware corporation.

          "Borrower Parties" means the Borrower, the Partnership and the Partners.

          "Business Day" means a day on which commercial banks are generally open for business in the Borough of Manhattan, The City of New York.

          "Capital Markets Senior Debt" means Senior Debt provided under the Indenture.

          "Capital Markets Senior Lender Group" means the Senior Lender Group which is party to the Indenture.

          "Capital Markets Senior Lenders" means the beneficial holders of Capital Markets Senior Debt.

          "Capital Markets Trustee" means HSBC Bank USA in its capacity as trustee under the Indenture.

          "Cash Proceeds" means, with respect to any period, all funds received or projected to be received by the Partnership during such period including without limitation (a) cash flow generated by the Project in the ordinary course of business; (b) earnings on funds held in the Accounts and any other accounts of the Partnership; and (c) insurance proceeds for business interruption.

          "Casualty and Insurance Account" has the meaning set forth in Section 5.01.

          "Catastrophic Casualty" means any actual or constructive casualty loss or series of related losses in respect of Project Property in excess of $50 million.

          "Cessation Notice" has the meaning set forth in Section 10.03 of this Agreement.

          "Clark R&M" means Clark Refining & Marketing, Inc., the predecessor of PRG.

          "Coker Complex" has the meaning set forth in the Services and Supply Agreement.

          "Coker Project" means the construction, ownership, development, operation and maintenance of the Heavy Oil Processing Facility.

          "Collateral" means all property, rights and other interests of the Borrower and the Partnership in which security interests, trusts or mortgages are created for the benefit of the Secured Parties under or pursuant to the Security Documents.

          "Collateral Trustee" means Deutsche Bank Trust Company Americas (formerly known as "Bankers Trust Company"), in its capacity as Collateral Trustee under this Agreement.

          "Commission" means the Securities and Exchange Commission or any successor entity.

          "Condemnation Compensation" means all value (whether in the form of money, property or otherwise) paid or payable to the Partnership by any Governmental Authority as compensation for or in respect of any act or series of acts of condemnation of Project Property.

          "Constructive Total Loss" means any single casualty loss or a series of related casualty losses to any Project Property for which the costs of replacing such damaged Project Property or repairing it to at least the same operating standards that existed immediately prior to such loss or series of losses would exceed, or the Independent Engineer estimates it would exceed, $250 million.

          "Continuing" means, with respect to a Default, that such Default has been declared as provided in Section 10.02 and that neither the Borrower nor the Partnership has received a Cessation Notice with respect thereto pursuant to
Section 10.03.

          "Credit Rating Agency" means each of Moody's and S&P and their respective successors.

          "Debt Service Coverage Ratio" means for any period, the ratio of (a) the aggregate of Cash Proceeds minus Project Expenses for such period to (b) Senior Debt Obligations (other than pursuant to Optional Prepayments or Mandatory Prepayments), paid or expected to be paid during such period, as the case may be.

          "Debt Service Reserve Account" has the meaning set forth in Section 5.01.

          "Debt Service Reserve Amount" means $45,000,000.

          "Debt Service Reserve Guarantee Arrangement" has the meaning set forth in the Original CSA.

          "Default" has the meaning set forth in Section 10.02.

          "Depositary Bank" means the corporate trust office of Deutsche Bank Trust Company Americas appointed by the Collateral Trustee to maintain the Accounts.

          "Discretionary Capital Expenditures" means capital expenditures (including any financing costs and related fees and expenses) other than Mandatory Capital Expenditures in respect of the Coker Project that the Partnership may make at its discretion in accordance with the terms of this Agreement.

          "Enforcement Action" means, after the issuance of an Enforcement Direction, any or all of the following: (a) the application of funds in the Accounts or Subaccounts to the payment of Senior Debt Obligations; (b) the declaration of the principal of the Senior Debt immediately due and payable; (c) the exercising of any power of sale or other rights granted by this Agreement or any of the Security

Documents; (d) the sale of the Collateral either as an entirety or, if permitted by applicable law, in parcels to the highest bidder at a public auction at such place and at such time and upon such terms as the Senior Lender or Senior Lenders issuing the relevant Enforcement Direction may specify or may be required by applicable law; (e) the proceeding to protect and enforce the rights of the Secured Parties under this Agreement, the other Security Documents or any other Financing Document by sale pursuant to judicial proceedings or by a proceeding in equity or at law or otherwise, whether for the enforcement of the security interests created under or pursuant to this Agreement or any other Security Document or for the enforcement of any other legal, equitable or other remedy; (f) the exercising in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to the Secured Parties, to the extent permitted by applicable law, of all the rights and remedies of a secured party upon default under the NY UCC or the Texas UCC; (g) the charge, set-off or other application of all or any part of the Senior Debt Obligations against the Accounts or Subaccounts or any part thereof; and (h) the taking of any other legal, equitable or other remedy or action permitted by this Agreement or applicable law.

          "Enforcement Direction" has the meaning set forth in Section 10.04.

          "Enforcement Proceeds Account" has the meaning set forth in Section 10.11.

          "Environmental Law" means any law, regulation, judgment, consent decree, agreement, agency requirement or common law duty relating to the protection of the environment or human health and safety.

          "EPC Contract" means the Engineering, Procurement and Construction Contract, dated July 12, 1999, between the Partnership and the EPC Contractor, as the same may be amended from time to time in accordance with its terms and the restrictions on amendments set forth in this Agreement.

          "EPC Contract Guarantee" means the EPC Contract Guarantee, dated July 13, 1999, between the Partnership and the EPC Guarantor, as the same may be amended from time to time in accordance with its terms and the restrictions on amendments set forth in this Agreement.

          "EPC Contractor" means Foster Wheeler USA Corporation.

          "EPC Guarantor" means Foster Wheeler Corporation.

          "Equity Funding" means direct or indirect cash contributions to the Partnership from the Shareholders (in the form of contributions of equity capital or Subordinated Debt, as the Shareholders shall in their sole discretion decide).

          "Equivalent Fixed Rate" has the meaning set forth in Section 14.02.

          "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Event of Default" has the meaning set forth in Section 10.01.

          "Event of Force Majeure" means, with respect to any Project Document, any event or circumstance defined in such Project Document as an event of force majeure.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          "Excluded PRG Covenants" means the requirements (i) in Articles 5 and 6 of the Services and Supply Agreement, that PRG provide quarterly reports and annual budgets and operating plans to the Partnership, and (ii) in Section 5.14 of the Services and Supply Agreement, that PRG obtain Permits in the Partnership's name.

          "Final Completion" has the meaning set forth in the EPC Contract as in effect on the date hereof.

          "Financing Documents" means the Original CSA, as amended and restated by this Agreement, the Senior Loan Agreements, the Notes, the Transfer Restrictions Agreement, the Security Documents and any ancillary documents, including fee letters and all certificates, delivered under or in connection therewith.

          "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

          "General Partner" means Sabine River Holding Corp., a Delaware Corporation.

          "General Partnership Interest" means the interest in the Partnership owned by the General Partner.

          "Governmental Authority" means any government, any governmental administration, agency, instrumentality or other instrumentality or other political subdivision thereof or any court, commission or other governmental authority of competent jurisdiction.

          "GP Certificates" has the meaning set forth in subclause (ii) of clause (a) of Section 6.03.

          "Ground Lease and Blanket Easement" means the Coker Complex Ground Lease and Blanket Easement Agreement, dated August 19, 1999, between the Partnership and PRG (as successor to Clark R&M), as amended from time to time in accordance with its terms and the restrictions on amendments set forth in this Agreement and the Transfer Restrictions Agreement.

          "Guarantee" means the obligations of the Partnership, the Partners and PRG set forth in Article XII of this Agreement and the corresponding provisions of the other Financing Documents.

          "Guaranteed Performance Dates" has the meaning set forth in the EPC Contract as in effect on the date thereof.

          "Guarantor" means the Partnership.

          "Hazardous Substance" means any substance in any concentration that is now or hereafter listed, classified or regulated pursuant to any Environmental Law including any petroleum products or by-products, asbestos-containing material, polychlorinated biphenyls, refinery wastes, lead and radioactive materials.

          "Heavy Oil Processing Facility" has the meaning set forth in the Services and Supply Agreement as in effect on the date hereof.

          "Historical Twelve-Month Period" means, in relation to any date, the period commencing on the day falling 364 days prior to either (a) the month-end immediately preceding such date or (b) such date, if such date is a month-end, and ending on such month-end.

          "Hydrogen Plant" has the meaning set forth in the Hydrogen Supply Agreement.

          "Hydrogen Supplier" means Air Products and Chemicals, Inc.

          "Hydrogen Supply Agreements" means (a) the Hydrogen Supply Agreement, dated August 1, 1999, between the Hydrogen Supplier and the Partnership, as the same may be amended from time to time in accordance with its terms and the restrictions on amendments set forth in this Agreement and the Transfer Restrictions Agreement and (b) the Product Supply Agreement, dated August 1, 1999, between the Hydrogen Supplier and PRG (as successor to Clark R&M), as the same may be amended from time to time in accordance with its terms and the restrictions on amendments set forth in this Agreement and the Transfer Restrictions Agreement.

          "Indebtedness" means, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed, (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such Person, contingent or otherwise, with respect to letters of credit, bankers' acceptances or similar facilities, whether issued for the account of such Person or otherwise, (d) every obligation of such Person incurred or assumed as the deferred purchase price of property or services (excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (e) every capital lease obligation of such Person and (f) every obligation of the type referred to in clauses (a) through (e), inclusive, of another Person and all dividends of another Person, the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise.

          "Indemnified Person" has the meaning set forth in clause (a) of
Section 14.16.

          "Indenture" means the trust indenture, dated as of August 19, 1999, as amended by the First Supplemental Indenture thereto, dated as of the date hereof, among the Borrower, the Guarantors (as defined therein), the Capital Markets Trustee and the Collateral Trustee as further amended from time to time.

          "Independent Consultant" means each of the Independent Engineer, the Insurance Consultant and any other Person appointed pursuant to clause (y) of
Section 4.01.

          "Independent Engineer" means the consulting engineering firm appointed pursuant to clause (y) of Section 4.01.

          "Initial Senior Debt" means the Senior Debt provided under the Indenture.

          "Initial Senior Debt Commitments" means the commitments to provide the Initial Senior Debt.

          "Initial Senior Lenders" means the Senior Lenders that are party to the Indenture.

          "Insolvency Event", with respect to any Person, means (a) entry by any competent Governmental Authority of any jurisdiction or a court having jurisdiction in the premises of (i) a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization, dissolution, winding-up or other similar law or (ii) an involuntary or contested decree or order adjudging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, dissolution, winding-up or composition of or in respect of such Person under any applicable law, or appointing a custodian, receiver, liquidator, assignee, Collateral Trustee, sequestrator or other similar official of such Person or of any substantial part of the property of such Person, or ordering the winding up or liquidation of the affairs of such Person and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days or (b) commencement of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization, dissolution, winding-up or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by such Person to the entry of a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization, dissolution, winding-up or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against such Person, or the filing by such Person of a petition or answer or consent seeking reorganization or relief under any applicable law; or consent by such Person to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, Collateral Trustee, sequestrator or other similar official of such Person or of any substantial part of the property of such Person, or the making by such Person of an assignment for the benefit of creditors, or the admission by such Person in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by such Person in furtherance of any such action.

          "Insurance Policies" means the insurance policies providing for Required Insurance.

          "Late Payments" has the meaning set forth in the EPC Contract.

          "Lien" means, with respect to any property or assets, any Sale and Leaseback Transaction and any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or assets, or any preferential arrangement of any kind or nature whatsoever having the practical effect of constituting a security interest on or with respect to such property or assets. For the purposes of this definition, a Person shall be deemed to own subject to a Lien any property or assets that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sales or other title retention agreement.

          "Limited Partner" means Neches River Holding Corp., a Delaware corporation, and its successors.

          "Limited Partnership Interest" means the interest in the Partnership owned by the Limited Partner, and its successors.

          "Long-Term Oil Supply Agreement" means the Maya Crude Oil Sales Agreement, dated March 10, 1998, between PRG (as successor to Clark R&M) and PMI, and assigned to the Partnership as of the date hereof, as amended and supplemented by the First Amendment and Supplement thereto, dated August 19, 1999, as the same may be further amended from time to time in accordance with its terms and the restrictions on amendments set forth in this Agreement.

          "Long-Term Oil Supply Agreement Guarantee" means the Long-Term Oil Supply Agreement Guarantee, dated March 10, 1998, between PRG (as successor to Clark R&M) and Pemex, and assigned to the Partnership on the date hereof, as the same may be amended from time to time in accordance with its terms and the restrictions on amendments set forth in this Agreement.

          "Loss Proceeds" means all proceeds from insurance or other recovery, excluding any portion of such proceeds relating to the interruption of business, loss of profits or similar matters or any sum paid in settlement of a liability to a third party or any reimbursement to any insured party in respect of any such payment.

     "LP Certificates" has the meaning set forth in subclause (ii) of clause (a) of Section 6.04.

          "Majority Bondholders" means holders of more than 50% of the aggregate outstanding principal amount of Capital Markets Senior Debt.

          "Majority Lenders" means holders of more than 25% of the aggregate outstanding principal amount of Senior Debt and Senior Debt Commitments.

          "Majority Secured Parties" means holders of more than 25% of the aggregate outstanding principal amount of Capital Markets Senior Debt.

          "Mandatoy Capital Expenditures" means capital expenditures (including any financing costs and related fees and expenses) in respect of the Coker Project that (a) the Partnership is required to make in order to comply with a change in environmental, health, safety or other laws or regulations binding on the Partnership or (b) are otherwise necessary to continue to operate the Coker Project in accordance with Section 4.01(o).

          "Mandatory Prepayment" means a prepayment made pursuant to Section
2.05 of this Agreement and the Senior Loan Agreements.

          "Mandatory Prepayment Account" has the meaning set forth in Section
5.01 of this Agreement.

          "Marine Dock and Terminaling Agreement" means the Marine Dock and Terminaling Agreement, dated August 17, 1999, between Sun Pipe Line Company and PRG (as successor to Clark R&M), as the same may be amended from time to time in accordance with the terms and restrictions on amendments set forth in this Agreement.

          "Master Amendment Agreement" means the Master Amendment Agreement, dated as of the date hereof, among the Borrower Parties, PRG, Premcor USA, Premcor, the Collateral Trustee and the Capital Markets Trustee.

          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, properties, financial condition or prospects of any of the Borrower, the Partnership or either of the Partners, (b) the Partnership's ability to operate, or cause to be operated, the Heavy Oil Processing Facility substantially in the manner contemplated by this Agreement and the other Transaction Documents, (c) the rights and remedies of the Collateral Trustee, any Secured Party or any Applicable Agent under any Transaction Document, (d) the ability of the Partnership or the Borrower to make payment of any Senior Debt Obligations when due or (e) the ability of any of the Partnership, the Borrower or either of the Partners, any Affiliate thereof, any Shareholder, any Premcor Entity or any other party to perform its material obligations under any Transaction Document to which it is a party.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Mortgage" has the meaning set forth in Section 6.02 of this Agreement.

          "Notes" means (a) with respect to the Capital Markets Senior Debt, the bonds issued in respect thereof and (b) with respect to any other Senior Debt, any notes or bonds issued in respect thereof.

          "NY UCC" means the New York Uniform Commercial Code as in effect from time to time.

          "Oil Payment Insurance Policy" has the meaning set forth in the Original CSA.

          "Oil Payment Insurers" has the meaning set for the in the Original
CSA.

          "Optional Prepayments" means a prepayment of the principal amount of the Senior Loans made in accordance with this Agreement and the Senior Loan Agreements, other than a Mandatory Prepayment.

          "Original Closing" means the "Closing", as defined in the Original
CSA.

          "Original Closing Date" means August 19, 1999.

          "Original CSA" has the meaning set forth in the recitals hereto.

          "Partners" means the General Partner and the Limited Partner.

          "Partnership" means Port Arthur Coker Company L.P., a limited partnership organized under the laws of Delaware.

          "Partnership Notes" means promissory notes issued by the Partnership to the Borrower representing the obligation of the Partnership to repay the intercompany loans from the Borrower.

                 "Payment Date" means each January 15 and July 15 of each year, commencing on January 15, 2000 in the case of interest and January 15, 2002 in the case of principal.

          "Pemex" means Petroleos Mexicanos, the parent of PMI.

          "Permits" means the Permits, as defined in the Services and Supply Agreement, needed to operate the Project.

          "Permitted Hedging Arrangements" means swaps, option contracts, futures contracts, options on futures contracts, caps, floors, collars, hedging arrangements entered into by the Borrower of or the Partnership with one or more lenders to hedge the Partnership's exposure to movements in prices of crude oil and other relevant natural resources or interest rates, in each case in the ordinary course of businesses in connection with a risk-management strategy and not for purposes of speculation.

          "Permitted Indebtedness" means (a) Indebtedness in respect of the Senior Debt Obligations and the other obligations of the Partnership and the Borrower under the Financing Documents, (b) Permitted Hedging Arrangements, (c) trade accounts payable in the ordinary course of business to the extent incurred for the construction or operation of the Coker Project and not for the borrowing of money, (d) Subordinated Debt, (e) Indebtedness of any Borrower Party incurred, within the first five years following the Original Closing Date, in connection with a tax-exempt bond financing under the laws of the State of Texas in an aggregate principal amount not to exceed $50 million at any time outstanding, (f) Indebtedness to any other Borrower Party and (g) Indebtedness owing to PRG for purposes of the daily administration of cash balances in the ordinary course of business.

          "Permitted Liens" means (a) Liens for taxes not delinquent or being contested in good faith and by appropriate proceedings, (b) Liens, constituting deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance, (c) Liens constituting deposits or pledges or secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (d) mechanics', workmen's, materialmen's or other like Liens arising in the ordinary course of business with respect to obligations that are not due or that are being contested in good faith, (e) Liens constituting easements and imperfections of title on real estate, provided that such easements and imperfections do not render title unusable for purposes of the Coker Project, (f) Liens to secure Senior Debt Obligations, (g) Liens securing judgments, decrees or orders of any court (i) that are not currently dischargeable or (ii) that have been discharged or stayed or appealed within 30 days after the date of such judgment, decree or order (in the case of a stay or appeal, during the period of such stay or appeal), (h) the PMI Subordinated Lien, (i) liens on crude oil and intermediate and refined products produced by the Heavy Oil Processing Facility and the proceeds thereof (to the extent such proceeds constitute cash or cash equivalents) to secure the obligations of PRG under any bank credit facility under which PRG shall be permitted to incur Indebtedness for working capital purposes (for itself and for the benefit of the Partnership) in the form of letters of credit, revolving extensions credit or a combination thereof and (j) Liens on cash eligible for Restricted Payments in accordance with Section 11.01. For the avoidance of doubt, it is understood and agreed that with respect to the Permitted Lien described in the foregoing clause
(i), the proceeds thereof shall not include any interest of the Partnership in any Project Document or any receivables of the Partnership arising under any Project Document, but shall include cash revenue from the sale of such Released Collateral to third parties.

          "Permitted Modification" means any change to the physical facilities of the Coker Complex permitted by the terms of Section 4.01(n).

          "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government agency, government or political subdivision thereof.

          "PMI" means PMI Comercio Internacional, S.A. de C.V.

          "PMI Consent and Agreement" means the Consent and Agreement, dated as of the date hereof, among PMI, the Partnership and the Secured Parties.

          "PMI Subordinated Lien" means a subordinated lien over certain Project Property granted to PMI in accordance with Section 29.5(c) of the Long-Term Oil Supply Agreement.

          "Potential Default" means an event or condition that after the expiration of any applicable grace period (whether specified in this Agreement, any Project Document or otherwise) or the delivery of notice (or both) will or could be expected to become an Event of Default.

          "Premcor" means Premcor Inc.

          "Premcor Entities" means Premcor, Premcor USA and PRG.

          "Premcor EPC Contract" means the Engineering, Procurement and Construction Agreement, dated March 24, 1998, between PRG (as successor to Clark R&M) and the EPC Contractor, as amended by Amendment No. One thereto, dated as of August 19, 1999, as the same may be further amended or supplemented from time to time in accordance with its terms and the restrictions on amendments set forth in this Agreement and the Transfer Restrictions Agreement.

          "Premcor Processing Fee" means the fee payable by PRG to the Partnership for processing services rendered by the Partnership pursuant to the Services and Supply Agreement.

          "Premcor USA" means Premcor USA Inc.

          "PRG" means The Premcor Refining Group Inc.

          "PRG Financial Statements" means, for any quarter or year, the consolidated balance sheet of PRG as of the close of such quarter or year and consolidated statements of income and expense and cash flow and changes in financial position from the beginning to the close of such quarter or year, as the case may be, setting forth in comparative form the corresponding consolidated figures for the corresponding periods in the preceding year or for the preceding year, as the case may be, provided that all PRG Financial Statements shall include consolidating financial data for the Borrower Parties at the General Partner level.

          "PRG Guarantee Documents" means the Guarantee provided by PRG and the Registration Rights Agreement, dated as of the date hereof, among the Borrower, the Partnership, the Partners, PRG and the Capital Markets Trustee in respect of such Guarantee.

          "Principal and Interest Accrual Account" has the meaning set forth in
Section 5.01.

          "Pro Rata Payment" means a payment to a Senior Lender on any date on which a payment on or in respect of Senior Debt Obligations is made in which:

          (a) interest (other than overdue interest), fees, expenses, indemnities and breakage costs paid to such Senior Lender on such date bear the same proportion to the total payments of interest (other than overdue interest), fees, expenses, indemnities and breakage costs made to all Senior Lenders on such date as (i) the total Senior Debt Obligations for interest (other than overdue interest), fees, expenses, indemnities and breakage costs due to such Senior Lender on such date bear to (ii) the total Senior Debt Obligations for interest (other than overdue interest), fees, expenses, indemnities and breakage costs due to all Senior Lenders on such date;

          (b) overdue interest paid to such Senior Lender on such date bears the same proportion to the total payments of overdue interest made to all Senior Lenders on such date as (i) the total Senior Debt Obligations for overdue interest due to such Senior Lender on such date bear to (ii) the total Senior Debt Obligations for overdue interest due to all Senior Lenders on such date;

          (c) payments of principal (other than overdue principal) and redemption or prepayment premiums paid to such Senior Lender on such date bear the same proportion to the total principal (other than overdue principal), and redemption or prepayment premiums made to all Senior Lenders on such date as (i) the total Senior Debt Obligations for principal (other than overdue principal) and redemption or prepayment premiums due to such Senior Lender on such date bear to (ii) the total Senior Debt Obligations for principal (other than overdue principal) and redemption or prepayment premiums due to all Senior Lenders on such date; or

          (d) overdue principal payable by way of acceleration paid to such Senior Lender on such date bears the same proportion to the total overdue principal payable by way of acceleration on such date as (i) the total Senior Debt Obligations for overdue principal payable by way of acceleration to such Senior Lender on such date bear to (ii) the total Senior Debt Obligations for overdue principal payable by way of acceleration to all Senior Lenders on such date;

provided that in each of cases (a) through (d), inclusive, if payments cannot be made exactly in such proportion due to minimum required payment amounts and required integral multiples of payments under any of the Senior Loan Agreements, payments made in amounts as near as such exactly proportionate amounts as possible shall be deemed to be Pro Rata Payments.

          "Product Purchase Agreement" means the Product Purchase Agreement, dated the date hereof, between the Partnership and PRG (as successor to Clark R&M), dated August 19, 1999, as the same may be amended from time to time in accordance with its terms and the restrictions on amendments set forth in this Agreement.

          "Project Documents" means the EPC Contract, EPC Contract Guarantee, Premcor EPC Contract, Long-Term Oil Supply Agreement, Long-Term Oil Supply Agreement Guarantee, PMI Consent and Agreement, Services and Supply Agreement, Product Purchase Agreement, Hydrogen Supply Agreements, Ground Lease and Blanket Easement, Ancillary Equipment Site Lease, Insurance Policies and Marine Dock and Terminaling Agreement.

          "Project Expenses" means cash items of expenditure (other than Discretionary Capital Expenditures) for purposes of the Coker Project (whether incurred in connection with the construction or the operation of the Coker Project), including without limitation wages, salaries, purchases of crude oil or diluent, employment, sales and other similar operational taxes, indemnities (including indemnities payable to the initial purchasers of the Capital Markets Senior Debt) fees and expenses of lenders and trustees, professional fees and expenses, legally imposed cash reserve or other similar obligations, premiums or fees under or in connection with expenditures for utilities, spares and other capital goods inventory, capital expenses related to the construction and start-up of the Coker Project, Mandatory Capital Expenditures, expenditures for ordinary repair and maintenance, scheduled maintenance expenditures and other amounts payable under Project Documents, but in each case excluding Senior Debt Obligations, Restricted Payments and Subordinated Debt Obligations.

          "Project Production" means all the Partnership's production from the Coker Project including intermediate and refined products, sulfur and related products and Petroleum Coke and any other products or by products of the Coker Project.

          "Project Property" means all property, assets and rights, real and personal, tangible and intangible, whether now owned or hereafter acquired, wherever located, of the Partnership or the Borrower, including without limitation the Accounts and the Subaccounts, and the rights of the Partnership or the Borrower under the Project Documents and any other contract or agreement to which it is a party or beneficiary.

          "Projected Twelve-Month Period" means, in relation to any date, the period commencing on the first day after either (a) the month-end immediately preceding such date or (b) such date, if such date is a month-end, and ending on the day falling 364 days following such month-end.

          "Prudent Industry Practice" means, at any time, practices, methods, acts, techniques and standards in effect that are consistent with (a) the best practice refinery standards generally followed by the crude oil refinery industry in the United States or (b) such higher standards as may be applied or followed by PRG or any of its Affiliates in the performance of similar tasks in respect of operations at the Refinery.

          "Rated Insurer" means an insurance or reinsurance company that has a rating by Best's Rating Service of not less than A- and a "Financial Size Category of Class IX".

          "Ratings Reaffirmation" means written notice from each Credit Rating Agency that, after taking into account any event or action causing such Ratings Reaffirmation to be required, its rating of all Capital Markets Senior Debt will be equal to or higher than its then-current rating of such Capital Markets Senior Debt, without negative implication.

          "Refinery" has the meaning set forth in the Services and Supply Agreement as in effect on the date hereof.

                 "Release" means any release, spill, emission, leaking, pumping, injection, deposit, discharge, dispersal, escaping, leaching or migration into the environment, including the movement of any Hazardous Substance through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata and the contamination of structures, surfaces and buildings.

                 "Released Collateral" means (a) all property and interests in property described in (i) Section 6.09 of the Original CSA, (ii) Section 6.05 of the Original CSA as such Section 6.05 relates to Accounts as defined in the Original CSA that are not Accounts as defined in this Agreement or (iii) Section
6.11 of the Original CSA as such Section 6.11 relates to the Capital Contribution Agreements (as defined in the Original CSA), (b) the Permits and
(c) all money, securities, security entitlements, instruments, investments, claims, rights and other property relating to any and all of the foregoing, and all proceeds of any and all of the foregoing. For the avoidance of doubt, it is understood and agreed that with respect to the Released Collateral described in the foregoing clause (a), the proceeds thereof shall not include any interest of the Partnership in any Project Document or any receivables of the Partnership arising under any Project Document, but shall include cash revenue from the sale of such Released Collateral to third parties.

                 "Replacement Senior Debt" has the meaning set forth in clause
(a) of Section 2.10.

                 "Required Insurance" means the minimum amount of insurance coverage set forth in Appendix J required to be maintained by the Partnership.

                 "Requisite Bondholders" means holders of more than 66% of the aggregate outstanding principal amount of Capital Markets Senior Debt.

                 "Requisite Lenders" means either (a) the holders of more than 50% of the aggregate outstanding principal amount of Senior Debt and Senior Debt Commitments or (b) a Ratings Reaffirmation.

                 "Requisite Secured Parties" means either (i) Majority Bondholders (or, in the case of Section 2.09(c) of this Agreement, Requisite Bondholders) or (ii) a Ratings Reaffirmation.

                 "Responsible Officer" means (a) in the case of the Partnership and the General Partner, a senior executive officer of the General Partner and
(b) in the case of the Borrower, means a senior executive officer of the Borrower.

                 "Restricted Payment" means any payments, advances, loans or distributions made by or at the direction of the Partnership to any of its Affiliates other than payments (i) in accordance with the Services and Supply Agreement, Product Purchase Agreement, Ground Lease and Blanket Easement or Ancillary Equipment Site Lease, or (ii) required under the Tax Sharing Agreement, dated as of August 19, 1999, among the General Partner, the Limited Partner, Premcor and the other parties thereto.

                  "S&P" means Standard & Poor's, a division of the McGraw-Hill Companies.

                  "Sale and Leaseback Transaction" means any arrangement with a lender or investor or to which such lender or investor is a party, having a term of more than one year, providing for the leasing by a Person of real or personal property which was sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property.

                  "Sales Agreement" means a written contract or agreement (other than the Product Purchase Agreement or a Spot Contract) entered into by the Partnership for the sale or other disposition of Project Production.

                  "Secured Parties" means the Senior Lenders, the Applicable Agents and the Collateral Trustee.

                  "Security Documents" means the security documents, conditional assignments and powers of attorney, consents to assignment, the Original CSA, as amended and restated by this Agreement, the Mortgage and any other agreement or document signed, recorded, registered or filed by any of the Borrower, the Partnership or either of the Partners or any other Person in order to create, preserve, continue, perfect or validate any security interest in the Collateral in favor of the Secured Parties as security for Senior Debt Obligations.

                  "Senior Debt" means the aggregate disbursed amount of the Capital Markets Senior Debt, Additional Senior Debt and Replacement Senior Debt.

                  "Senior Debt Commitments" means the aggregate principal amount any Senior Lender is committed to disburse to the Borrowers under any Senior Loan Agreement as set forth in Appendix B. The Indenture shall not be considered a Senior Debt Commitment for any purpose.

                  "Senior Debt Obligations" means the obligations to pay the principal of and interest on the Senior Debt (including any interest accruing after the filing of a petition with respect to, or the commencement of, any proceeding in bankruptcy, liquidation or analogous laws, whether or not a claim for post-petition interest is allowed in such proceeding), as well as any and all commissions, fees, indemnities, prepayment premiums and other amounts payable by the Borrower or the Partnership (including without limitation pursuant to the Partnership's obligations under the Guarantee) under this Agreement or any other Financing Document, in each case including all renewals, extensions or refundings thereof or amendments, modifications or supplements thereto.

                  "Senior Lender Group" shall mean each group of Senior Lenders that is party to the same Senior Loan Agreement.

                  "Senior Lenders" means the holders from time to time of Senior Debt under the Senior Loan Agreement or Senior Loan Agreements, provided that, for purposes of the Capital Markets Senior Debt, the Capital Markets Trustee will constitute the sole Senior Lender for the purposes of representing the Capital Markets Senior Lenders, except as otherwise provided herein or in the Indenture.

                  "Senior Loan Agreement" means the Indenture and any loan agreement set forth in Appendix B entered into by the Borrower, an Applicable Agent, if any, and any lenders of Additional Senior Debt or Replacement Senior Debt, in each case as amended or otherwise modified from time to time.

                  "Senior Loans" means the individual loans or other debt pursuant to which Senior Debt is incurred by the Borrower under the Senior Loan Agreement or Senior Loan Agreements.

                  "Services and Supply Agreement" means the Services and Supply Agreement, dated August 19, 1999, between the Partnership and PRG (as successor to Clark R&M), as the same may be amended from time to time in accordance with its terms and the restrictions on amendments set forth in this Agreement and the Transfer Restrictions Agreement.

                  "Shareholder" means each of Blackstone, Occidental Petroleum, Premcor, Premcor USA and PRG and each other shareholder, directly or indirectly, holding the outstanding capital stock of the General Partner.

                  "Shares" means all the shares of capital stock of the Borrower.

                  "Spot Contract" means a written contract or agreement for the sale or other disposition of Project Production with a term of 30 days or less or any oral contract or arrangement evidenced by a confirmation receipt entered into by the Partnership for the sale or other disposition of Project Production.

                  "Subaccounts" has the meaning set forth in Section 5.02 of this Agreement.

                  "Subordinated Debt" means unsecured Indebtedness of the Partnership, whether currently outstanding or hereafter created, held by a Shareholder or an Affiliate of a Shareholder (other than PRG or Premcor USA), ranking in right of payment and upon liquidation and in all other respects junior to the Senior Debt Obligations in accordance with the subordination terms set forth in Appendix Q.

                  "Subordinated Debt Obligations" means the obligations to pay the principal of and interest on the Subordinated Debt, and other amounts payable to the Subordinated Lenders.

                  "Subordinated Lender" means any holder of Subordinated Debt.

                  "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding voting shares of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more

Subsidiaries thereof or (b) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

         "Supermajority Bondholders" means holders of more than 75% of the aggregate outstanding principal amount of Capital Markets Senior Debt.

         "Supermajority Lenders" means, with respect to any consent required under this Agreement, that either (a) such consent has been given by holders of more than 75% of the aggregate outstanding principal amount of Senior Debt and Senior Debt Commitments or (b) a Ratings Reaffirmation has been obtained.

         "Supermajority Secured Parties" means either (a) Supermajority Bondholders or (b) a Ratings Reaffirmation.

         "Taxes" means all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, excise, franchise, employment, value added, real estate, withholding or similar taxes, assessments, fees, liabilities or other charges, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

         "Technology" means all proprietary technology and know-how (including without limitation inventions, formulas and formulations, specifications, manufacturing methods and processes, designs, quality control data, design and manufacturing tolerances and testing, performance and raw material data), research materials, drawings and other intellectual property relating to the development, construction, operation or maintenance of the Project.

         "Texas UCC" means the Texas Uniform Commercial Code as in effect from time to time.

         "Third-Party Authorizations" means all authorizations, approvals, franchises, licenses, permits (excluding the Permits) and consents issued by a Governmental Authority or other third party.

         "Transaction Documents" means the Financing Documents, the Project Documents and any ancillary documents delivered under or in connection therewith.

         "Transfer Restrictions Agreement" means the Transfer Restrictions Agreement, dated as of August 19, 1999 among the Borrower, the Partnership, the General Partner, the Limited Partner, Blackstone, Premcor (as successor to Clark Refining Holdings Inc.), the Collateral Trustee, the Bank Senior Lenders Administrative Agent, the Capital Markets Trustee, as amended by Amendment No. 1 dated as of the date hereof and as the same may be further amended from time to time in accordance with its terms and the restrictions on amendments set forth in this Agreement.

         "Turnkey Specifications" has the meaning set forth in the EPC Contract.

         "Weighted Average Life" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the numbers of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

                                                                      Appendix B
                               to Amended and Restated Common Security Agreement

                           INITIAL SENIOR LENDER GROUP

--------------------------------------------------------------------------------
                                    Initial Senior Debt
                                            and
                                   Senior Debt Commitment        Initial Senior
     Initial Senior Lender        of Initial Senior Lender       Loan Agreements
--------------------------------------------------------------------------------
1.  Capital Markets Senior         U.S. $255,000,000                Indenture
    Lender Group
--------------------------------------------------------------------------------

                                       B-1